UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIOSOLAR INC.
(Exact Name of Registrant as specified in its Charter)

Alberta, Canada	4991	N/A
(State or Other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Kolokotroni 2A, 17563 Paleo Faliro, Athens, Greece, Tel: (708) 357-4891
(Address and telephone number of principal executive offices)

Paracorp Inc. 318 N. Carson Street Suite 208, Carson City, Nevada 89701, Telephone: (888) 972-7273
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to: Virgil Z. Hlus, Clark Wilson LLP, 900-885 West Georgia Street, Vancouver, B.C. V6C 3H1, Canada, Telephone: (604) 891-7707, Facsimile: (604) 687-6314

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the requisite votes are obtained pursuant to the solicitation by Viosolar Inc. referred to in this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[x]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock	31,803,689 shares	$0.18 per share	$5,724,664.02	$780.84

(1)
Based upon the number of shares of common stock of Viosolar Inc., a Nevada corporation, expected to be issued to the existing shareholders of Viosolar Inc., an Alberta corporation, on a one-for-one basis upon completion of the Continuance described in this registration statement and based on 31,803,689 shares of Class A common stock of Viosolar Inc., an Alberta corporation, issued and outstanding as of September 6, 2013.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933.
(3)	Based on the last reported bid price per share ($0.18) for the registrant’s Class A common stock on September 6, 2013

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated ______________, 2013

PROXY STATEMENT/PROSPECTUS

VIOSOLAR INC.

Kolokotroni 2A, 17563 Paleo Faliro,
Athens, Greece

TO THE SHAREHOLDERS OF VIOSOLAR INC.

We have called an annual and special meeting of our shareholders to be held at , on _____________________, 2013 at ______ a.m. (local time). At the meeting, our shareholders of record on the record date, determined by our board of directors to be the close of business on _____________________, 2013, will be asked:

(1)	To consider and pass a special resolution which authorizes Viosolar Inc. to complete the continuance of Viosolar Inc. out of the Province of Alberta and into the State of Nevada;

(2)	To elect directors Rick Walchuk and George Young as directors;

(3)	To ratify the appointment of BF Borgers CPA PC, Certified Public Accountant as our independent registered public accounting firm; and

(4)	To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

See the “Risk Factors” beginning on page 19 of this proxy statement/prospectus for a discussion of certain risks that you should consider as shareholders of our company in regards to the continuance, and the ownership of shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated _____________________, 2013 and is first being sent or given to our shareholders on or about ________________, 2013.

This proxy statement/prospectus incorporates important business and financial information about our company that is not included in or delivered with this document. This information is available without charge to our stockholders upon written or oral request. Requests should be made to our company at the following address.

     VIOSOLAR INC.

Attention: President

Kolokotroni 2A, 17563 Paleo Faliro,
Athens, Greece
Telephone: (708) 357-4891

To obtain timely delivery, you must request the information no later than                              , 2013.

VIOSOLAR INC.

Kolokotroni 2A, 17563 Paleo Faliro,
Athens, Greece

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON _____________________, 2013 AT _______ A.M.

TO THE SHAREHOLDERS OF VIOSOLAR INC.:

NOTICE IS HEREBY GIVEN that an annual and special meeting of the shareholders of our company will be held at , on _____________________, 2013 at ______ a.m. (local time). At the meeting, our shareholders of record on the record date will be asked to vote on the following matters:

(1)	To consider and pass the following special resolutions, which authorizes Viosolar Inc. to complete the continuance of Viosolar Inc. out of the Province of Alberta and into the State of Nevada:

“BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

(a)
pursuant to Section 189 of the Alberta Business Corporations Act, the continuance (the “Continuance”) of Viosolar Inc. (the “Company”) out of  the Province of Alberta into the State of Nevada as if the Company had been incorporated under the Nevada Revised Statutes is hereby authorized and approved and the plan of conversion (the “Plan of Conversion”), a copy of which is attached as Schedule “A” to the proxy statement/prospectus, providing for the Continuance is hereby approved and adopted;

(b)
the Company is hereby authorized to apply to the Registrar of Corporations, Alberta Registries, for the Continuance and file articles of conversion and other related documents with and pay all fees prescribed to the Registrar of Corporations, Alberta Registries, and the Secretary of State of the State of Nevada to give effect to the Continuance;

(c) the directors of the Company are hereby authorized, in their discretion, to abandon or amend the application for Continuance without further approval of the shareholders of the Company; and

(c)
the directors and officers of the Company, or any one of them, are hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of these special resolutions.”

(2)	To elect Rick Walchuk and George Young to serve as our directors;

(3)	To ratify the appointment of BF Borgers CPA PC, Certified Public Accountant as our independent registered public accounting firm; and

(4)	To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

Our board of directors recommends that you vote “for” the above proposals and nominees: The accompanying proxy statement/prospectus forms a part of this notice and describes the terms and conditions of the Continuance.

We will also place our financial statements together with the auditors’ reports thereon for the fiscal years ended July 31, 2012 and 2011 and unaudited financial statements for the nine month periods ended April 30, 2013 and 2012 before the meeting. We are not asking our shareholders to approve such financial statements and the auditors’ reports.

Our board of directors has fixed the record date of _____________________, 2013 to determine the shareholders of our company who are entitled to receive notice of and to vote at, the meeting or any adjournment or postponement of the meeting. At the meeting, each holder of record of shares of our Class A common stock, with no par value, on the record date will be entitled to one vote per share of Class A common stock held on each matter properly brought before the meeting.

Your attention is directed to the accompanying proxy statement/prospectus which summarizes the items to be voted upon. Shareholders who do not expect to attend the meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy as promptly as possible in the enclosed envelope.

THE VOTE OF EACH SHAREHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE A PROXY ISSUED IN YOUR NAME.

TAKE NOTICE THAT PURSUANT TO THE BUSINESS CORPORATIONS ACT (ALBERTA) (THE "ABCA"), YOU MAY PRIOR TO THE MEETING AT WHICH THE SPECIAL RESOLUTION FOR CONTINUATION OF OUR COMPANY FROM THE PROVINCE OF ALBERTA TO THE STATE OF NEVADA PURSUANT TO SECTION 189 OF THE ABCA IS TO BE PASSED, GIVE TO OUR COMPANY A NOTICE OF DISSENT ADDRESSED TO OUR COMPANY AT OUR REGISTERED OFFICE LOCATED AT 145-251 MIDPARK BLVD SE., CALGARY, ALBERTA T2X IS3, WITH RESPECT TO THE SAID SPECIAL RESOLUTION FOR CONTINUATION. AS A RESULT OF GIVING A NOTICE OF DISSENT, YOU MAY, ON RECEIVING FROM OUR COMPANY A NOTICE OF INTENTION TO ACT UNDER SECTION 191 OF THE ABCA, BE ENTITLED TO BE PAID BY OUR COMPANY THE FAIR VALUE OF ALL YOUR SHARES IN RESPECT OF WHICH THE NOTICE OF DISSENT WAS GIVEN. IF WE DO NOT PROCEED WITH THE PROPOSED CONTINUATION, WE WILL NOT BE OBLIGED TO PURCHASE ANY SHARES IN RESPECT OF WHICH A NOTICE OF DISSENT HAS BEEN GIVEN. DISSENTING SHAREHOLDERS SHOULD NOTE THAT THE EXERCISE OF DISSENT RIGHTS CAN BE A COMPLEX, TIME-SENSITIVE AND EXPENSIVE PROCEDURE AND MAY RESULT IN OUR COMPANY ABANDONING THE CONTINUATION. DISSENTING SHAREHOLDERS SHOULD CONSULT THEIR LEGAL ADVISORS WITH RESPECT TO THE LEGAL RIGHTS AVAILABLE TO THEM IN RELATION TO THE PROPOSED CONTINUATION.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Rick Walchuk
Name:	Rick Walchuk
Title:	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Director

Athens, Greece

Dated: _____________________, 2013.

In this proxy statement/prospectus, unless otherwise specified, the terms “we”, “us”, “our”, “Company” and “Viosolar Alberta” mean Viosolar Inc., an Alberta corporation whose shares you currently own. The term “you” means you, the reader and a shareholder of our company. The term “Viosolar Nevada” means Viosolar Inc., a Nevada corporation whose shares you are expected to own after we change the jurisdiction of incorporation of our company from the Province of Alberta to the State of Nevada.

All references to currency in this proxy statement/prospectus are in United States dollars unless otherwise stated and all financial statements are prepared in accordance with United States generally accepted accounting principles.

Please read this proxy statement/prospectus carefully. You should rely only on the information contained in this proxy statement/prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this proxy statement/prospectus is accurate as of any date other than the date on the front cover of this proxy statement/prospectus.

SUMMARY

THIS SUMMARY PROVIDES AN OVERVIEW OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. YOU SHOULD READ THE MORE DETAILED INFORMATION SET FORTH IN THIS DOCUMENT AND THE DOCUMENTS TO WHICH WE REFER YOU. WE HAVE INCLUDED PAGE REFERENCES TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY.

Note Regarding Forward-Looking Statements

This proxy statement/prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. Examples of forward-looking statements made in this proxy statement/prospectus include statements about:

•	our future financial results;

•	our future growth; and

•	our future investment in technology.

The material assumptions supporting these forward-looking statements include:

•	our ability to achieve and maintain profitability;

•	our ability to manage and fund growth;

•	our ability to attract and retain qualified personnel, agents and brokers; and

•	our ability to compete with current and future competitors.

Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. These forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

•	risks associated with the development of solar parks in the European Union, particularly in Greece;

•	risks associated with complying with governmental laws and regulations;

•	general economic and business conditions in Greece; and

•	other risks and uncertainties included in the section of this proxy statement/prospectus titled “Risk Factors",

any of which may cause our company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Further, although we have attempted to identify factors that could cause actual results, levels of activity, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, levels of activity, performance or achievements not to be as anticipated, estimated or intended.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect management’s current judgment regarding the direction of our business, actual results may vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Accordingly, readers should not place undue reliance on forward-looking statements. Except as required by applicable law, including the securities laws of Canada and the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. All forward-looking statements in this proxy statement/prospectus are qualified by this cautionary statement.

Viosolar Inc.

We are an alternative energy company, pursuing the development of solar parks in the European Union, particularly in Greece.

Our common stock is quoted on the OTCQB operated by the OTC Markets Group under the trading symbol “VIOSF”.

We were incorporated in the Province of Alberta on July 19, 2004 as Sprout Development Inc. On June 22, 2007, we filed Articles of Amendment in the Alberta Corporate Registry to effect a name change from Sprout Development Inc. to Viosolar Inc.

Our executive office is located at Kolokotroni 2A, 17563 Paleo Faliro, Athens, Greece. Our telephone contact is (708) 357-4891. Our email contact is info@viosolar.com.

The Annual and Special Meeting

At the annual and special meeting, our shareholders will be asked to vote on:

•
the authorization and approval of the continuance and the approval and adoption of the plan of conversion, whereby our jurisdiction of incorporation will be changed from the Province of Alberta to the State of Nevada by means of a process called a “continuance” and a “conversion”;

•	the election of directors; and

•	the ratification of the appointment of our independent registered public accounting firm.

The Continuance

We are currently incorporated under the corporate laws of Alberta, Canada. We are proposing to change our jurisdiction of incorporation from Alberta, Canada to Nevada, U.S.A. through a process (the “Continuance”) known as a “continuance” under the Alberta Business Corporations Act (the “ABCA”) and known a “conversion” under Nevada Revised Statutes (the “NRS”). Under the ABCA, a continuance is a process by which a corporation which is incorporated under the laws of Alberta may change its jurisdiction of incorporation to another jurisdiction as if it had been incorporated under the laws of that other jurisdiction. Under the NRS, if the laws of its home jurisdiction allow for it and complied with, a corporation may be “converted” as a Nevada corporation by filing the articles of conversion with the Secretary of State of the State of Nevada. We refer to this process in this proxy statement/prospectus as the Continuance.

In order to give effect to the Continuance, our board of directors has approved the Continuance and approved and adopted a plan of conversion (the “Plan of Conversion”), a copy of which is attached hereto as Schedule “A” and has recommended that shareholders authorize and approve the Continuance and approve and adopt the Plan of Conversion. After the completion of the Continuance, our company will be a Nevada corporation governed by the laws of the State of Nevada. We will continue to conduct the business in which we are currently engaged. The Continuance will not result in any material effect on our operations and will not have any effect on the relative equity or voting interests of our shareholders. The business and operations of our company following the Continuance will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of the Province of Alberta but will be subject to the corporate laws of the State of Nevada. The assets and liabilities of the Nevada corporation immediately after the Continuance will be identical to the assets and liabilities of the Alberta corporation immediately prior to the Continuance and the officers and directors of our company immediately before the Continuance will be the officers and directors of our company immediately after the Continuance. The differences between the laws will not materially affect our business but will affect your rights as a stockholder. The differences between the applicable laws of the two jurisdictions are discussed in greater detail under “Comparative Rights of Stockholders” on page 34 of this proxy statement/prospectus.

Our board of directors recommends that you vote FOR the Continuance.

Reasons for the Continuance

We believe that the Continuance to Nevada will more accurately reflect our operations, which have always been based in the United States. We have virtually no business connection to Canada. By comparison, the OTCBB where our shares of Class A common stock are quoted for trading is located in the U.S. As we are an S.E.C. issuer, as well as being a reporting issuer in the Province of Alberta, we currently have to prepare our financial statements and regulatory filings to meet the disclosure requirements of both countries. This dual-reporting represents a significant added expense for our company. If we meet certain securities regulatory requirements it is our intention to continue our reporting obligations in Canada for only one year from the date that we continue into the State of Nevada and no longer have any presence in the Province of Alberta. The Continuance of our company into the State of Nevada will aid us in being able to report solely in one jurisdiction within one year from the date that we no longer meet the definition of a reporting issuer under Multilateral Instrument 51-105.

Additionally, the Continuance will reduce cross-border financing issues and concerns of United States institutional lenders, thereby providing our company greater access to needed financing to meet our growing business requirements.

For a discussion of the risk factors associated with the Continuance, please read the discussion under “Risk Factors” beginning on page 19.

Factors You Should Consider

The Continuance will not have any effect on your relative equity or voting interests in our business. You will continue to hold exactly the same number and type of shares as you currently hold. The Continuance will, however, result in changes to your rights and obligations under applicable corporate and/or company laws. In addition, the Continuance may have tax consequences for you.

Risk Factors Related to the Proposals

Factors such as possible adverse tax consequences following the Continuance may affect your interest in owning shares of our common stock. In evaluating the merits of the proposals, you should carefully consider the risk factors included in this proxy statement/prospectus beginning on page 19.

How the Continuance Will Affect Your Rights as a Shareholder

You will continue to hold the same shares you now hold following the Continuance of our company to Nevada. However, the rights of stockholders under Nevada law differ in certain substantive ways from the rights of stockholders under the ABCA. Examples of some of the changes in stockholder rights which will result from Continuance are:

•
Under Nevada law, unless otherwise provided in the charter, stockholders may act without a meeting by written consent of the majority of the voting power of the outstanding common stock entitled to vote on the matter, and notice need not be given to stockholders. Under the ABCA, stockholders may only act by way of a resolution passed at a duly called meeting unless all stockholders otherwise entitled to vote consent in writing.

•
Under Nevada law, a charter amendment requires approval by vote of the holders of a majority of the outstanding stock. Under the ABCA, an amendment to a corporation’s charter requires approval by two-thirds majority of the votes cast at a meeting of stockholders.

•	Dissenter’s rights are available to stockholders under more circumstances under the ABCA than under Nevada law.

•	A director’s liability may not be limited under the ABCA as it may under Nevada law.

Price Volatility

We cannot predict what effect the Continuance will have on our market price prevailing from time to time or the liquidity of our shares.

Accounting Treatment of the Continuance

For United States and Canadian accounting purposes, the Continuance of our company from an Alberta corporation to a Nevada corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Viosolar Nevada based on existing carrying values at the date of the exchange. The historical comparative figures of Viosolar will be those of Viosolar as an Alberta company.

Material tax consequences for stockholders

The following is a brief summary of the material tax consequences the Continuance will have for shareholders. Shareholders should consult their own tax advisors with respect to their particular circumstances. A more detailed summary of the factors affecting the tax consequences for shareholders is set out under “Material United States Federal Tax Consequences” and “Material Canadian Income Tax Consequences” on pages 44 and 41, respectively, of this proxy statement/prospectus.

THE TAX SUMMARIES IN THIS PROXY STATEMENT/PROSPECTUS PROVIDE GENERAL INFORMATION ONLY. THEY ARE NOT MEANT TO PROVIDE ANY OF THE SHAREHOLDERS OF OUR COMPANY WITH LEGAL OR TAX ADVICE, AND SHOULD NOT BE INTERPRETED IN THAT MANNER. SHAREHOLDERS OF OUR COMPANY ARE STRONGLY ADVISED TO CONSULT WITH THEIR OWN TAX AND LEGAL ADVISORS REGARDING THE UNITED STATES AND CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUATION IN THEIR PARTICULAR CIRCUMSTANCES.

United States federal tax consequences

The Continuance should qualify as a tax-deferred reorganization for U.S. federal income tax purposes under Section 368(a) of the Internal Revenue Code. Accordingly, U.S. holders (as defined below) generally should not recognize gain or loss on the Continuance of our company from Canada to the United States. However, under some circumstances Section 367(b) of the Internal Revenue Code may impose an inclusion of “earnings and profits” of the company as a deemed dividend or otherwise require a recognition of gain for certain U.S. shareholders. For a more complete discussion of the United States federal income tax consequences of the Continuance, and a disclosure of the assumptions upon which this summary is based, please see “Material United States Federal Tax Consequences” on page 44.

Canadian tax consequences

On completion of the Continuance, our company will become resident in the United States. Our company will be deemed to have disposed of all property owned by it immediately before the Continuance at a price equal to the fair market value of the property. The deemed disposition may cause net taxable capital gains and income to arise for which our company will incur Canadian tax liability. Upon the Continuance, our company will also be subject to a corporate emigration tax of 5% on the amount by which the fair market value of all of our company's property exceeds the aggregate of its liabilities and the amount of paid-up capital on all of its issued and outstanding shares.

Despite the foregoing, as at the date of this proxy statement/prospectus, our company's management believes that no Canadian federal taxes should be payable by our company as a result of the Continuance. However, there can be no assurance that the Canada Revenue Agency will accept the valuations or the positions that our company has adopted in calculating the amount of Canadian tax that will be payable upon the Continuance, including our company's calculation of the amount of historical tax losses that are available to offset any taxes that would otherwise be payable upon the Continuance.

The Continuance will not cause the shareholders of our company to be considered to have disposed of their shares. Accordingly, the shareholders will not realize any capital gains or capital losses as a result of the Continuance.

Following the Continuance, individual taxpayers resident in Canada will no longer be eligible for the dividend tax credit on any dividends they receive from our company.

United States-resident shareholders of our company will not generally be subject to Canadian tax by reason only of the Continuance.

For a more complete discussion of the Canadian federal income tax consequences of the Continuance, and a disclosure of the assumptions upon which this summary is based, please see “Material Canadian Income Tax Consequences” on page 41.

Reporting Obligations under Securities Laws

Currently, we are a reporting issuer in the Province of Alberta. As a reporting issuer in the Province of Alberta we are required to comply with all of the reporting requirements under Multilateral Instrument 51-105, which includes the filing of annual financial statements, interim financial statements, management’s discussion and analysis, annual information forms, material change reports, audits conducted by an auditor qualified under Canadian audit standards.

We are also a foreign private issuer in the United States and are required to file an Annual Report on Form 20-F (a “Form 20-F Annual Report”) each year with the SEC. Our financial statements included on our Form 20-F Annual Report are prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

Upon completion of the Continuance, we will be required to continue preparing our financial statements in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) in the United States. We expect to file our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q.

Additionally, if we meet certain securities regulatory requirements it is our intention to continue our reporting obligations in Canada for only one year from the date that we continue into the State of Nevada and no longer have any presence in the Province of Alberta. The Continuance of our company into the State of Nevada will aid us in being able to report solely in one jurisdiction within one year from the date that we no longer meet the definition of a reporting issuer under Multilateral Instrument 51-105.

Shareholder and Regulatory approvals

Pursuant to Section 189 of the ABCA, our board of directors has approved the Continuance and approved and adopted the Plan of Conversion under Chapter 92A of the NRS and has recommended that shareholders authorize and approve the Continuance and approve and adopt the Plan of Conversion. The special resolution to authorize and approve the Continuance and approve and adopt the Plan of Conversion will be submitted to our stockholders at the annual and special meeting. If at least two-thirds, or 66.7%, of the votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote thereat are in favour of the authorization and approval of the Continuance and the approval and adoption of the Plan of Conversion, we will apply for and obtain a written authorization for the Continuance to the Registrar of Corporations, Alberta Registries, in accordance with Section 189 of the ABCA and then file articles of conversion and related documents with and pay all fees prescribed to the Secretary of State of Nevada in accordance with NRS 92A.205 and comply with all other requirements. Upon filing of the articles of conversion and related documents and payment of all applicable fees, the Secretary of State of the State of Nevada will issue a stamped and filed copy of the articles of conversion and we will submit it to the Registrar of Corporations, Alberta Registries, after which we expect that the Registrar of Corporations, Alberta Registries will issue a certificate of discontinuance. Upon receipt of the stamped articles of conversion and the certificate of discontinuance, the Continuance will be effective in accordance with Section 189 of the ABCA and NRS 92A.240.

The directors and executive officers of Viosolar Inc. together directly own approximately 70.1% of the total number of outstanding shares of our Class A common stock. These shareholders have indicated that they intend to vote all their shares for the approval of the Continuance.

Decrease to Authorized Capital

The articles of incorporation of Viosolar Nevada, attached as Schedule A to the Plan of Conversion attached hereto as Appendix A, will provide that the authorized capital of the Viosolar Nevada will be 200,000,000 shares of common stock, par value $0.001 per share and 100,000,000 shares of preferred stock, par value $0.001 per share.

Our articles of incorporation presently provide that our authorized capital is an unlimited number of shares of Class A, voting, no par value common stock, an unlimited number of Class B voting common shares, Class C non-voting common shares, and Class D non-voting common shares, and 5,000,000 shares of Class E non-voting preferred shares.

Dissenters’ Rights

Our shareholders have dissent rights under Section 191 of the Alberta Business Corporation Act in regards to the Continuance. A shareholder who exercises their dissent rights can require us to purchase their shares for cash at fair value. To exercise dissent rights, our shareholders must be shareholders of record as of the record date, give written notice to us that they are exercising their dissent rights before the vote on the resolution from which they dissent and not vote their shares in favor of the proposals. A shareholder who does not satisfy these requirements is not entitled to receive payment for their shares.

Please refer to “Dissenters’ Rights” on page 34 for a more comprehensive discussion regarding your dissent rights under the ABCA. The full text of Section 191 of the Alberta Business Corporation Act is included as Appendix B to this proxy statement/prospectus.

DISSENT RIGHTS ARE SUBJECT TO A NUMBER OF TECHNICAL LEGAL REQUIREMENTS. SHAREHOLDERS WHO DO NOT COMPLY STRICTLY WITH THOSE LEGAL REQUIREMENTS COULD LOSE THEIR RIGHTS. SHAREHOLDERS WHO WISH TO EXERCISE THEIR DISSENT RIGHTS SHOULD SEEK QUALIFIED INDEPENDENT LEGAL ADVICE.

Election of Directors

Our board of directors has nominated Rick Walchuk and George Young as candidates for directors to be elected at the annual and special meeting.

Our board of directors recommends that you vote FOR the nominees.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

Our board of directors is asking our shareholders to the appointment of BF Borgers CPA PC, Certified Public Accountant as our independent registered public accounting firm.

Our board of directors recommends that you vote FOR the ratification.

Summary Financial Information

The following summary financial information includes balance sheet and statement of operations data from our unaudited financial statements for the nine month periods ended April 30, 2013 and April 30, 2012 and from our audited financial statements for the fiscal years ended July 31, 2012 and 2011. Our financial statements are stated in United States dollars (“USD”) and are prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).The information contained in this table should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 57 as well as the financial statements and accompanying notes included herein.

	For the nine months ended April 30, 2013 ($)(1)	For the nine months ended April 30, 2012 ($)(1)	For the year ended July 31, 2012 ($)(1)	For the year ended July 31, 2011 ($)(1)
Operating Revenues (expenses)	(49,322)	(38,911)	(129,688)	(215,282)
Income (loss) from Operations	(49,322)	(38,911)	(129,688)	(215,282)
Other Income (expense)	(12,529)	4,658	(31,797)	(56,913)
Net Income (loss)	(61,851)	(34,253)	(161,485)	(272,195)
Net Loss per share (basic and diluted)	(0.34)	(0.19)	(0.88)	(1.48)
Dividends per share	-	-	-	-
Weighted Average number of Shares Outstanding	183,825	183,825	183,825	183,825

(1)   US$, except weighted average number of shares outstanding

	As at April 30, 2013 ($)	As at July 31, 2012 ($)	As at July 31, 2011 ($)
Working Capital	(1,677,047)	(1,540,287)	(1,378,802)
Shareholders’ Equity (Deficit)	(1,677,047)	(1,540,287)	(1,378,802)
Capital Stock	147,297	147,297	147,297
Total Assets	0	5,008	1,423

This proxy statement/prospectus contains financial statements that were prepared in USD with conversions of certain amounts in Euros. Therefore this proxy statement/prospectus contains conversions of certain amounts from Euros into United States dollars based upon the exchange rate in effect at the end of the month or of the fiscal year to which the amount relates, or the exchange rate on the date specified. For such purposes, the exchange rate means the nominal rate for the United States dollar from the European Central Bank. These translations should not be construed as representations that the Euro amounts actually represent such United States dollar amounts or that Euros could be converted into United States dollars at the rate indicated or at any other rate. These exchange rate tables illustrate the US dollar equivalent of one Euro.

The high and low noon nominal exchange rates in Euros for July 31, 2012 and each month during the nine months ended April 30, 2013 are:

	April 2013	March 2013	February 2013	January 2013	December 2012
High for period (Euros)	1.3129	1.3090	1.3644	1.3550	1.3302
Low for period (Euros)	1.2818	1.2768	1.3077	1.3012	1.2905

	November 2012	October 2012	September 2012	August 2012	July 2012
High for period (Euros)	1.2994	1.312	1.3095	1.2611	1.2593
Low for period (Euros)	1.2694	1.2877	1.2568	1.2245	1.2089

The average noon nominal rate for each of the two years ended July 31, 2012 and 2011, calculated by using the average of the exchange rates on the last day of each month during the period is:

	2012	2011
Euros Average for period	1.32268	1.3767

RISK FACTORS

The securities of our company are considered speculative. Prospective investors should carefully consider the risk factors set out below.

Risks Relating to the Continuance

Upon the consummation of the Continuance, our company will become a Nevada corporation and because the rights of shareholders under Nevada law differ from those under Alberta law, you may have fewer protections as a shareholder.

Following the consummation of the Continuance, our company’s affairs will be governed by the articles of incorporation and bylaws attached to the Plan of Conversion as Schedules A and B, respectively, and be subject at all times to the Nevada Revised Statutes. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibility of directors are governed by the Nevada Revised Statutes and common law principles derived from cases in Nevada. The rights of shareholders and the fiduciary responsibilities of directors under Nevada law differ somewhat from those under Alberta law.

Upon the consummation of the Continuance, our company may be subject to Canadian income tax liabilities which may adversely affect our company’s working capital.

Upon the Continuance, under Canadian tax laws our company will be deemed to have disposed of all of its property at a price equal to the fair market value of the property at the time, and our company will be subject to a corporate emigration tax. These may result in the Company incurring Canadian tax liability.

The anticipated benefits of our reorganization may not be realized.

We will incur additional direct costs and expenses related to the continuance, including attorneys’ fees, accountants’ fees, financial printing expenses and filing fees. While we believe that the continuance will result in operational, administrative and other benefits that significantly outweigh the related costs and expenses, we cannot assure you that those benefits will be realized.

Risks Relating to Our Financial Condition and Business

We are a development stage company, subject to all the risks of a new business, which may include failure and the loss of your investment.

While our company has been incorporated since 2004, we are still a development stage company and generated only minimal revenue from discontinued operations. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies seeking to acquire or establish new business opportunities. We are an international renewable energy source company. Our company is based in Athens, Greece. Viosolar’s planned operations involve large-scale investments in grid-connected photovoltaic Parks with photovoltaic (“PV”) arrays for production of electricity, in suitable locations in South and South East European Union Countries. We are in the process of attempting to secure licenses for these solar parks through in-house applications and land leases/acquisitions, purchasing of existing licenses or companies holding such licenses, or joint ventures with existing license holders. Our initial objective is to build and operate photovoltaic parks of up to 20MW total installed capacity, commencing in Greece. In addition to Greece, our target markets are Bulgaria, Romania, Kosovo, Cyprus, Italy, Spain, Portugal, and France. Our company also continues to assess the viability of other alternative energy projects to complement our green energy mandate. During the fiscal year ended July 31, 2009, we acquired an 85% interest in a Greek company, Energiaki that is involved in the operations of solar parks, holds licenses for further development of solar parks and consults to other potential licensees for solar parks in Greece. Effective July 31, 2010 we agreed with the 15% shareholders of Energiaki to rescind the July 23, 2009 acquisition having been unable to raise the required funding for the Energiaki project. We currently have one property which we believe will be suitable for the construction of a solar project, however to date we have been unable to raise the required funding to build a solar park and unless we can raise funding this project may not progress in a timely fashion, if at all.

Since we have generated minimal revenue from discontinued operations, and may never generate any revenue, investors take the risk that our new business may never be able to make a profit or take a very long time to do so.

These risks include, but are not limited to: (a) the risk that we may have insufficient funds to effectively execute our business plan, in which case our company would likely fail and investors would lose all of their investment; (b) the risk that our company secures an insufficient number of leased properties for our solar energy modules and that insufficient revenues are generated to ever make our company profitable, in which case, our company would likely fail and investors would lose all of their investment; (c) the risk that our management proves ineffective at marketing solar energy, in which case, our company would likely fail and investors would lose all of their investment; and (d) the risk that our management does not effectively manage cash flows and that our company goes out of business as a result, in which case, our company would likely fail and investors would lose all of their investments.

We have no contracts as a solar energy provider and have no sales activities for the provision of solar energy; we expect that obtaining significant contracts for the provision of solar energy will not occur for some time.

We were unable to successfully finance the Energiaki project or our current project and therefore have no current contracts as an energy provider and no sales to report. We will be required to raise funding to pursue any sort of development on our current property and there can be no assurance we will be successful in doing so. Therefore any investors should consider this fact when making an investment in our company as we cannot currently predict if we will ever be able to enter into any contacts for the provision of solar energy.

Contracts involving government agencies are subject to the government's authority to unilaterally cancel or modify the contracts.

Contracts involving government agencies may be terminated or modified at the convenience of the agency. Other risks include potential disclosure of our confidential information to third parties and the exercise of "march-in" rights by the government. March-in rights refer to the right of a government agency to require us to grant a license to the technology to a responsible applicant or, if we refuse, the government may grant the license itself. The government can exercise it’s march-in rights if it determines that action is necessary because we fail to achieve practical application of the technology or because action is necessary to alleviate health or safety needs, to meet requirements of federal regulations or to give Greece industry preference.

A significant reduction or elimination of government subsidies and economic incentives or change in government policies may have a material adverse effect on our business and prospects.

Demand for our products depends substantially on government incentives aimed to promote greater use of solar power. In many countries in which we are currently, or intend to become, active, the PV markets, particularly the market of on-grid PV systems, would not be commercially viable without government incentives. This is because the cost of generating electricity from solar power currently exceeds, and we believe will continue to exceed for the foreseeable future, the costs of generating electricity from conventional or certain non-solar renewable energy sources.

The scope of the government incentives for solar power depends, to a large extent, on political and policy developments relating to environmental concerns in a given country, which could lead to a significant reduction in or a discontinuation of the support for renewable energies in such country. Federal, state and local governmental bodies in many of our key potential markets, most notably Greece, Germany, and Spain, have provided subsidies and economic incentives in the form of rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. These government economic incentives could be reduced or eliminated altogether. In particular, political changes in a particular country could result in significant reductions or eliminations of subsidies or economic incentives. Electric utility companies that have significant political lobbying powers may also seek changes in the relevant legislation in their markets that may adversely affect the development and commercial acceptance of solar energy. A significant reduction in the scope or discontinuation of government incentive programs, especially those in our target markets, could cause demand for our products and our revenue to decline, and have a material adverse effect on our business, financial condition, results of operations and prospects.

The state of the political and economic environment, particularly in Greece, significantly affects our performance.

The initial focus of the implementation of our business plan is in Greece. As a result, the state of the Greek economy significantly affects our future financial performance and our ability to raise additional capital. Additionally, our future performance may be affected by the economic conditions and levels of economic activity in other countries in which we plan to operate particularly Portugal and Spain. Consequently, an economic slowdown, a deterioration of conditions in Greece or other adverse changes affecting the Greek economy or the economies of other countries in which we plan to operate, could result in, among other things, higher costs associated with and/or greater difficulty in obtaining financing, which could adversely impact our business, financial condition, cash flows and results of operations. Moreover, the political environment both in Greece and in other countries in which we plan to operate may be adversely affected by events outside our control, such as changes in government policies, EU Directives in the energy sector and other areas, political instability or military action affecting Europe and/or other areas abroad and taxation and other political, economic or social developments in or affecting Greece and the countries in which we may plan to expand.

Failure to build or operate our solar energy parks successfully would adversely impact our business and financial condition.

We plan to operate and further develop solar energy parks. Purchasing and leasing land, acquisition of licenses, construction, management, operations and testing of solar energy parks, which have not yet been built, will require a substantial investment of capital, The successful completion and operation of solar energy parks will require substantial engineering resources and will be subject to significant risks, including risks of cost overruns and delays, and the possibility that the solar energy parks may never be completed or operational. We may never be able to operate solar energy parks in high volume, make planned process and equipment improvements, attain projected manufacturing yields or desired annual capacity, obtain timely delivery of equipment to build the solar energy parks or hire and train the additional employees and management needed to operate the solar energy parks. We also may face insurmountable challenges or incur unforeseen expense as when we try to achieve performance results from our planned solar energy parks. Failure to meet our development objectives could materially and adversely affect our business, results of operations and financial condition.

Our future success depends on retaining our existing management and hiring and assimilating new key employees and our inability to attract or retain key personnel would materially harm our business and results of operations.

Our success depends on the continuing efforts and abilities of our current officers and directors. Our success also will depend, in part, on our ability to attract and retain additional highly skilled employees, including management, technical and sales personnel. The inability to attract, retain or assimilate key personnel in the future, or delays in hiring required personnel could materially harm our business.

As a public company, we will be required to disclose detailed aspects of our business on a regular and ongoing basis that our competitors might use against us.

The United States Securities and Exchange Commission requires that all public companies disclose certain detailed financial information including the discussion of known trends, demands, events and uncertainties with specific disclosure about liquidity, capital resources, and critical accounting estimates. In the course of conducting our business, it may on occasion be necessary to publicly disclose certain financial, market, production, technology, product, or other material information that we would otherwise consider proprietary and competitively sensitive. As a result, our competitors may use this information in ways that would adversely affect our earnings, growth and revenues and hamper our ability to adequately protect our intellectual property and carry out our strategic plans.

We may be party to confidentiality agreements that the breach of which may lead to termination of important contracts, injunctive relief or damages.

In the course of our business, we enter into nondisclosure and other types of agreements whereby we, and typically the other party to the agreements, agree not to disclose confidential information. We have instituted internal procedures to ensure that we do not violate nondisclosure covenants, but we cannot assure that these procedures will be effective in protecting sensitive information. Moreover, our disclosure obligations as a public company may create a conflict between our duty to disclose material information to the public and our obligation to keep certain proprietary information confidential. Our failure to abide by our confidentiality obligations may lead to termination of our relationship with contracting parties, imposition of injunctive relief against us or damages. While we intend to take all reasonable measures to protect confidential information of parties with whom we contract, there can be no assurance that our procedures will be effective and that we will not breach our confidentiality agreements.

Lack of management experience in the proposed business of our company may result in unsatisfactory performance or complete failure of our company, which may result in the loss of your investment.

Because our management lacks direct experience in the development and marketing of solar energy, investor funds may be at high risk of loss due to the inexperience of the officers and directors of our company who will be making business decisions. This lack of experience may result in their inability to run a successful business. There is no assurance that our company will ever produce earnings.

Our business may not generate sufficient revenues and profits to cover expected expenditures in the foreseeable future. Additional funds may be needed and may not be available under reasonable terms, or at all.

As of the date of this proxy statement/prospectus, our company has no revenues from its proposed business, having only generated minimal revenues from discontinued operations, and significant revenues are not expected in the next 12 months or longer. On a going-forward basis and until we either generate significant revenues or conduct some sort of financing, we expect our operating expenses to average approximately USD$20,000 per month, going forward until we can finance our project. We do not presently have sufficient funds to be able to fund our operating costs . We have to date relied predominantly on loans and the sale of equity to fund operations. We will be required to continue to raise funds for operations either by way of loans or by equity financings. We have no certainty of raising any such funds and our company could fail as a result.

We have a history of losses and fluctuating operating results, which raise substantial doubt about our ability to continue as a going concern.

Since inception through July 31, 2012, we have incurred aggregate net losses of $4,687,212. We also incurred a loss from operations for each of the years ended July 31, 2012 through 2004. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order solar energy, the size of customers’ orders, the demand for solar energy, and the level of competition and general economic conditions.

Although we anticipate that we will earn significant revenues upon the successful implementation of our business plan, we expect to continue to incur development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our solar energy production is of sufficient quantity to generate a commercially viable and sustainable level of sales, so that we are operating in a profitable manner. These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph in our independent registered public accounting firm’s report on the July 31, 2012, financial statements. Our audited financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Other companies are already engaged in our proposed business of solar parks and we expect that more companies may enter this market in the future, which may make it difficult for us to compete or survive.

We intend to develop and construct solar energy parks in Greece. It is reasonable to expect that most of our competitors may be better capitalized and perhaps better established and connected in the industries we may seek to market in and regulatory circles which may be involved in the ultimate sales process. As a result, it may be very difficult for our company to compete and make a profit in our proposed business.

We may be liable for the defect in or failure of the energy sources we attempt to sell, resulting in possible legal action and costs or judgments that could put us out of business, for which we presently have no insurance.

Although we will not be involved in manufacturing products, will not take ownership of a product at any point during its sales cycle, and will not be a party in agreements related to the purchase and sale of any licensed products, it is possible that disputes could arise between buyers and sellers which could result in us being named as a party in litigation. Presently, we have no liability insurance coverage for such contingencies and we do not anticipate acquiring any in the future. If we are involved in any litigation resulting from our participation in product sales, it is possible that we could be forced to expend substantial sums on legal fees even if there is no basis for naming us as a defendant and even if we ultimately win in any such litigation. There can be no assurance that any decision will not result in consequent loss to us and, therefore, to our investors and shareholders.

We do not know how to market the solar energy and this may make it difficult, or impossible, for us to compete and make a profit from solar energy parks.

Since our management has limited knowledge as to how to market solar energy, and it does not know how to acquire such knowledge, it is possible that we may never acquire such knowledge with the result being that no profits are generated from the sale of solar energy.

Risks Related to Investment in Our Securities

As a public company, we are subject to complex legal and accounting requirements that require us to incur substantial expense and expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is substantial, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. The current limitation on available funds and timing of receipt of working capital may increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence, delisting of our securities and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

If we seek additional capital in the future, your investment could be diluted.

If we are successful in obtaining additional capital in pursuit of our business objectives, such additional capital, if available, could substantially dilute our then-existing investors.

Future sales or the potential for future sales of our securities may cause the trading price of our common stock to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities.

We have never paid any cash dividends and none are anticipated in the foreseeable future, so you may never realize any return on your investment unless you sell your shares.

Since we do not anticipate paying dividends in the foreseeable future (which action is solely within our discretion), investors will only profit by the increase in the value of their shares. Our profits, if any, during the next several years are expected to be used to develop and possibly expand our business. There is no assurance that there will be any increase in the value of the shares or that a liquid trading market will develop for the shares or that our investors will be able to sell their shares in our common stock.

There is a limited market for our common stock so you may lack a market for and liquidity in the shares.

Our common stock is quoted on the OTCQB operated by the OTC Markets Group under the symbol “VIOSF” and on the Berlin stock exchange under the symbol “SDE”. Even though the stock is quoted, there is no assurance a liquid market will develop. If a market does develop for our common stock, at best, it may offer very minimal liquidity for the shares. If a market for our common shares does not develop, our shareholders may not be able to resell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment and changes in earnings estimates by analysts may cause the price of our common stock to fluctuate substantially. In addition, the OTCQB is not an exchange and, because trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a national exchange, our shareholders may have difficulty reselling their shares.

Trading of our stock is restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a shareholder’s ability to buy and sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority (FINRA) has adopted sales practice requirements which may limit an investor’s ability to buy and sell our shares.

In addition to the "penny stock" rules described above, the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares and have an adverse effect on the market for our shares.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

Why am I receiving these materials?

Our board of directors is soliciting proxies for use at the annual and special meeting to be held at , at  a.m., local time, on , , 2013 or at any adjournment or postponement of the meeting. These materials were first sent or given to our shareholders on or about , 2013.

What is included in these materials?

These materials include:

•	the notice of the annual and special meeting of shareholders;
•	this proxy statement/prospectus for the annual and special meeting of shareholders; and
•	the proxy card.

We are not sending these materials to our shareholders using notice-and-access.

What items will be voted at the annual and special meeting?

Our stockholders will be asked to vote on:

•
the authorization and approval of the continuance and the approval and adoption of the plan of conversion, whereby our jurisdiction of incorporation will be changed from the Province of Alberta to the State of Nevada by means of a process called a “continuance” and a “conversion”;

•	the election of directors; and

•	the ratification of the appointment of our independent registered public accounting firm.

What do I need to do now?

We urge you to carefully read and consider the information contained in this proxy statement/prospectus. We request that you cast your vote on each of the proposals described in this proxy statement/prospectus. You are invited to attend the meeting, but you do not need to attend the meeting in person in order to cast your vote. Even if you do not plan to attend the meeting, please vote by proxy by following the instructions provided in the enclosed proxy card.

Who can vote at the annual and special meeting?

Our board of directors has fixed the close of business on , 2013 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual and special meeting or any adjournment or postponement. If you were a shareholder of record on the record date, you are entitled to vote at the annual and special meeting.

As of the record date, 31,803,689 shares of our Class A common stock were issued and outstanding and no other voting securities were issued and outstanding. Therefore, a total of 31,803,689 votes are entitled to be cast at the annual and special meeting.

How many votes do I have?

On each proposal to be voted upon, you have one vote for each share of our Class A common stock that you owned on the record date. There is no cumulative voting.

How do I cast my vote?

If you are a registered shareholder,

•	you may attend the meeting and cast your vote in person;

•	and you do not wish to cast your vote in person or you will not be attending the meeting, you may cast your vote by proxy by doing one of the following:

➢	you may vote by mail by following instructions provided in the enclosed proxy card; or

➢
You may appoint another person or company, who needs not be a shareholder, to attend the meeting on your behalf and cast your vote as your proxyholder by inserting the name of the person or company you wish to represent you at the meeting in the space provided for an alternate proxyholder on the enclosed proxy card.

In order for you to vote by proxy, our transfer agent, Interwest Transfer Company Inc., at 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, U.S.A., must receive the completed proxy card in accordance with the instructions provided in the proxy card at least 48 hours (excluding Saturdays, Sundays, and holidays recognized in the Province of British Columbia) prior to the scheduled time of the meeting or any adjourned or postponed meeting. Alternatively, the completed proxy card may be delivered to the chair of the meeting on the day of the meeting or any adjournment or postponement.

If you are a non-registered shareholder,

•
and you wish to cast your vote in person at the meeting, you must obtain a valid proxy from your broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting; or

•
and you do not wish to vote in person or you will not be attending the meeting, you must cast your vote in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or nominee how to cast your vote.

What is the difference between a registered shareholder and a non-registered shareholder?

If you have a share certificate issued in your name, you are a registered shareholder.

If your shares are registered in the name of an intermediary, you are a non-registered shareholder. For example, you are a non-registered shareholder if your shares are held in the name of broker, bank, or other nominee, then the broker, bank or other nominee is the registered shareholder with respect to those shares. However, you still are the beneficial owner of those shares. Non-registered shareholders cannot cast their votes directly and must instead instruct the broker, bank, or other nominee how to cast their votes. Non-registered shareholders are also invited to attend the meeting.

Non-registered shareholders consist of non-objecting beneficial owners and objecting beneficial owners. A non-objecting beneficial owner is a beneficial owner of securities that has provided instructions to an intermediary holding the securities in an account on behalf of the beneficial owner that the beneficial owner does not object, for that account, to the intermediary disclosing ownership information about the beneficial owner under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators. An objecting beneficial owner means a beneficial owner of securities that has provided instructions to an intermediary holding the securities in an account on behalf of the beneficial owner that the beneficial owner objects, for that account, to the intermediary disclosing ownership information about the beneficial owner under National Instrument 54-101.

We are not sending proxy-related materials directly to non-objecting beneficial owners of our common shares, but will make delivery through intermediaries. We will pay for intermediaries to deliver proxy-related materials to both non-objecting and objecting beneficial owners of our common shares.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or in different accounts. To ensure that all of your shares are voted, please vote by proxy by following instructions provided in each proxy card. If some of your shares are held in “street name,” you should have received voting instructions with these materials from your broker, bank or other nominee. Please follow the voting instructions provided to ensure that your vote is counted.

How will my shares be voted?

If you are a registered shareholder,

•
by casting your vote by proxy, your shares represented by the proxy will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, your shares will be voted accordingly;

•
and you have not specified how to vote on a particular matter, then your proxyholder can vote your shares as he or she sees appropriate. If you have appointed one of the management proxyholders named on the enclosed proxy card and you have not specified how to vote on a particular matter, the proxyholder(s) will vote your shares in the manner recommended by our board of directors on each item of business which you are entitled to vote on.

If you are a non-registered shareholder,

•	by following voting instructions given by your broker, bank or other nominee, you are authorizing such broker, bank nominee to vote your shares on each item of business according to your instructions;

•
and you do not give instructions to your broker, bank or other nominee how to vote on a particular matter, under the rules that govern brokers, banks, and other nominees who are the registered shareholders, it generally has the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters.

What vote is required for the election of directors or for the approval of a proposal?

At least two thirds of votes cast, in person or by proxy, is required to approve the proposal for the authorization and approval of continuance and the approval and adoption of the plan of conversion.

A simple majority (more than 50%) of votes cast, in person or by proxy, is required to elect directors or ratify the appointment of the independent registered public accounting firm.

Votes that abstain and broker non-votes will have no effect on the outcome of the vote on these proposals.

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner in street name does not vote on a particular proposal because it does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner of those shares, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum is reached with at least two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 25% of the issued shares entitled to be voted at the meeting.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“For” the authorization and approval of the continuance and the approval and adoption of the plan of conversion;

•	“For” the election of all nominees for directors; and

•	“For” the ratification of the appointment of the independent registered public accounting firm.

What if I change my mind?

If you are a registered shareholder, you may revoke your proxy or change your vote by submitting another proxy with a later date or revoke your proxy by sending a written notice that you are revoking your proxy to our transfer agent, Interwest Transfer Company Inc., at 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, U.S.A. no later than 48 hours (excluding Saturdays, Sundays, holidays  recognized in the Province of British Columbia) prior to the scheduled time of the meeting or any adjourned or postponed meeting.

If you are a registered shareholder, you may revoke your proxy by attending the meeting and casting your vote in person or delivering a written notice that you are revoking your proxy to the chair of the meeting at the meeting before the vote in respect of which the proxy is to be used is taken. Your attendance at the meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

You may revoke your proxy in any other manner permitted by law.

After revoking your proxy, you may vote again by submitting another proxy with a later date by a deadline for submitting a proxy or by attending the meeting in person and casting your vote in person.

If you are a non-registered shareholder, you will need to follow the voting instruction provided by your broker, bank or other nominee regarding how to revoke or change your vote.

What happens if any amendments or variations are properly made to the proposals to be considered or if other matters are properly brought before the meeting?

Your proxyholder will have discretionary authority to vote your shares as he or she sees appropriate, to the extent permitted by law. Management or our directors are not aware of such amendment, variation or other matter expected to come before the meeting.

How can I attend the annual and special meeting?

You may call us at (708) 357-4891 if you want to obtain information or directions to be able to attend the annual and special meeting and vote in person.

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you are a non-registered shareholder, you will also need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker, bank or other nominee is an example of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks or other nominees for forwarding proxy materials to non-registered shareholders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile, mail, other means of communication or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

We will ask brokers, banks, and other nominees to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

THE CONTINUANCE

Overview of Continuance Proposal

We are currently incorporated under the corporate laws of Alberta, Canada. The board of directors of our company has determined that it would be in the best interest of our company to change our jurisdiction of incorporation from Alberta, Canada to Nevada, U.S.A. by means of a process (the “Continuance”) known as a “continuance” under the Alberta Business Corporations Act (the “ABCA”) and known as a “conversion” under the Nevada Revised Statutes (the “NRS”).

Under the ABCA, a continuance is a process by which a corporation which is incorporated under the laws of Alberta may change its jurisdiction of incorporation to another jurisdiction as if it had been incorporated under the laws of that other jurisdiction. Under the NRS, if the laws of its home jurisdiction allow for it and complied with, a corporation may be “converted” as a Nevada corporation by filing the articles of conversion with the Secretary of State of the State of Nevada.

Management has determined that a Continuance will be the most effective means of achieving the desired change of domicile.

Pursuant to Section 189 of the ABCA, our board of directors has approved the Continuance and approved and adopted a plan of conversion (the “Plan of Conversion”), a copy of which is attached hereto as Schedule “A”, under Chapter 92A of the NRS and has recommended that shareholders authorize and approve the Continuance and approve and adopt the Plan of Conversion. The special resolution to authorize and approve the Continuance and approve and adopt the Plan of Conversion will be submitted to our stockholders at the annual and special meeting. If at least two-thirds, or 66.7%, of the votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote thereat are in favour of the authorization and approval of the Continuance and the approval and adoption of the Plan of Conversion, we will apply for and obtain a written authorization for the continuance to the Registrar of Corporations, Alberta Registries, in accordance with Section 189 of the ABCA and then file articles of conversion and related documents with and pay all fees prescribed to the Secretary of State of Nevada in accordance with NRS 92A.205 and comply with all other requirements. Upon filing of the articles of conversion and related documents and payment of all applicable fees, the Secretary of State of the State of Nevada will issue a stamped and filed copy of the articles of conversion and we will submit it to the Registrar of Corporations, Alberta Registries, after which we expect that the Registrar of Corporations, Alberta Registries will issue a certificate of discontinuance. Upon receipt of the stamped articles of conversion and the certificate of discontinuance, the Continuance will be effective in accordance with Section 189 of the ABCA and NRS 92A.240.

We intend to complete the continuance promptly after the shareholders of our company authorize and approve the continuance and approve and adopt the plan of conversion at the annual and special meeting, although the board of directors may delay completion of the continuance for some period of time after shareholder approval pending receipt of third party consents or for other business reasons.

Upon the effectiveness of the Continuance, our company will be continued as a Nevada corporation and will be governed by the laws of Nevada. We will continue to conduct the business in which we are currently engaged. The Continuance will not result in any material effect on our operations and will not have any effect on the relative equity or voting interests of our shareholders. The business and operations of our company following the Continuance will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of the Province of Alberta but will be subject to the corporate laws of the State of Nevada. The assets and liabilities of the Nevada corporation immediately after the Continuance will be identical to the assets and liabilities of the Alberta corporation immediately prior to the Continuance and the officers and directors of our company immediately before the Continuance will be the officers and directors of our company immediately after the Continuance. Each previously outstanding share of our company’s Class A common stock will become one share of common stock of the Nevada corporation. The change in domicile will, however, result in changes in the rights and obligations of current Viosolar shareholders under applicable corporate laws. For an explanation of these differences see “Comparative Rights of Stockholders” on page 34 of this proxy statement/prospectus. In addition, the Continuance may have material tax consequences to shareholders which may or may not be adverse to any particular shareholders depending on the shareholders’s particular circumstances. For a more detailed explanation of the tax consequences, see “Material United States Federal Tax Consequences” and “Material Canadian Income Tax Consequences” on pages 44 and 41, respectively, of this proxy statement/prospectus.

Reasons for the change in domicile

We believe that the Continuance to Nevada will more accurately reflect our operations, which have been based in Greece and in the United States. We have virtually no business connection to Canada. By comparison, the OTCQB operated by the OTC Markets Group, where our shares of Class A common stock are quoted for trading, is located in the U.S. As we are an S.E.C. issuer, as well a reporting issuer in the Province of Alberta, we currently have to prepare our financial statements and filings to meet the regulatory filing requirements of both countries. This dual-reporting of financial statements represents a significant added expense for our company. If we meet certain securities regulatory requirements it is our intention to continue our reporting obligations in Canada for only one year from the date that we continue into the State of Nevada and no longer have any presence in the Province of Alberta. The Continuance of our company into the State of Nevada will aid us in being able to report solely in one jurisdiction after one year from the date that we no longer meet the definition of a reporting issuer under Multilateral Instrument 51-105.

Additionally, the Continuance will reduce cross-border financing issues and concerns of institutional lenders both in United States and overseas, thereby providing our company greater access to needed financing to meet our growing business requirements.

Selection of Nevada as Place of Incorporation

We have selected the State of Nevada as the place of incorporation of our company because the State of Nevada has adopted comprehensive, modern and flexible corporate laws which are updated and revised periodically to meet changing business needs.

Charter Documents following the Continuance

Upon completion of the Continuance, our charter documents will be comprised of the articles of incorporation and the bylaws, in the forms attached as Schedule A and Schedule B, respectively, to the Plan of Conversion, attached hereto as Appendix A.

Decrease to Authorized Capital in Connection with Continuance

The articles of incorporation of Viosolar Nevada, attached as Schedule A to the Plan of Conversion, attached hereto as Appendix A, will provide that the authorized capital of the Viosolar Nevada will be 200,000,000 shares of common stock, par value $0.001 per share and 100,000,000 shares of preferred stock, par value $0.001 per share.

Our articles of incorporation presently provide that our authorized capital is an unlimited number of shares of Class A, voting, no par value common stock, an unlimited number of Class B voting common shares, Class C non-voting common shares, and Class D non-voting common shares, and 5,000,000 shares of Class E non-voting preferred shares.

Financial Statement Reporting

Currently, we are a reporting issuer in the Province of Alberta and are required to file our annual and interim financial statements pursuant to the Multilateral Instrument 51-105.

We are also a foreign private issuer in the United States and are required to file an Annual Report on Form 20-F (a “Form 20-F Annual Report”) each year with the SEC. Our financial statements included on our Form 20-F Annual Report are prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

Upon completion of the Continuance, we will be required to prepare our financial statements in accordance with US GAAP in the United States. We expect to file our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q.

If we meet certain securities regulatory requirements it is our intention to continue our reporting obligations in Canada for only one year from the date that we continue into the State of Nevada and no longer have any presence in the Province of Alberta. The Continuance of our company into the State of Nevada will aid us in being able to report solely in one jurisdiction after one year from the date that we no longer meet the definition of a reporting issuer under Multilateral Instrument 51-105.

Exchange of share certificates

No exchange of certificates that, prior to the Continuance, represented shares of our Class A common stock is required with respect to the Continuance and the transactions contemplated by it. Promptly after the effective time of the Continuance, we shall mail to each record holder of certificates that immediately prior to the effective time of the Continuance represented shares of our Class A common stock, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing our Class A common stock, together with a properly completed letter of transmittal, we shall issue in exchange a share certificate for shares of common stock of our company, the Nevada company, and the stock certificate representing shares in the Alberta company shall be cancelled. Until so surrendered and exchanged, each certificate of our Class A common stock shall represent solely the right to receive shares of common stock in the new company.

Warrants and stock options

As of the effective time of the Continuance, all warrants and options to purchase shares of our Class A common stock granted or issued prior to the effective time of the Continuance will remain warrants and options to purchase shares of common stock in our company as continued in Nevada.

Ownership Interest

The continuance will not dilute your ownership interest. Immediately after the continuance is consummated you will own the same percentage of Viosolar Nevada common stock as you own of Viosolar Alberta Class A common stock immediately prior to the completion of the continuance.

Quotation on the OTCQB

We expect that our shareholders will be able to continue to trade our shares during the time it takes to complete the continuance. In addition, immediately following the continuance, we expect that the shares of common stock of Viosolar  Nevada will continue to be quoted on the OTCQB.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONTINUATION DESCRIBED IN THIS PROXY/PROSPECTUS AND RECOMMENDS THAT STOCKHOLDERS AUTHORIZE AND APPROVE THE CONTINUATION AND APPROVE AND ADOPT THE PLAN OF CONVERSION.

In reaching its decision, the Board of Directors reviewed the fairness to our company and our stockholders of the proposed Continuance and considered, without assigning relative weights to, the following factors:

•	the majority of our shareholders are resident outside of Canada;

•	the belief that there will be minimal Canadian tax consequences as a result of the proposed Continuance;

•	the belief that we will cease to be a reporting issuer in the Province of Alberta after a period of one year from the date of the Continuance;

•	the belief that the proposed Continuance will gain our company access to a larger capital market; and

•	the fact that the shareholders have an opportunity to vote on the proposed Continuance.

Without relying on any single factor listed above more than any other factor, but rather based upon their consideration of all such factors taken as a whole, our board of directors have concluded that the Continuance proposal is fair to our company and our stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED CONTINUATION SPECIAL RESOLUTIONS CONTAINED IN THIS PROXY/PROSPECTUS.

DISSENTERS’ RIGHTS

Pursuant to Section 191 of the ABCA, registered shareholders have the right to dissent to the Continuance and receive the fair value of their respective shares from our company. Shareholders who wish to exercise their right of dissent should seek their own legal advice as failure to comply strictly with the provisions of Section 191 of the ABCA may prejudice their right of dissent. In order to dissent, shareholders must send a written objection to the special resolution to our registered office at Viosolar Inc., 145-251 Midpark Blvd S.E., Calgary, Alberta T2X 1S3,  Attention: President at or before the annual and special meeting. A vote against the continuance special resolution, an abstention or the execution of the proxy to vote against the continuance special resolution does not constitute such written objection.

The above summary is not a comprehensive statement of the procedures to be followed by dissenting shareholders who seek payment of the fair value for their shares of Class A common stock. Section 191 of the ABCA requires adherence to the procedures established therein and failure to do so may result in the loss of all rights thereunder. The full text of Section 191 of the ABCA is set out in Appendix B to this proxy statement/prospectus. If management determines that an unacceptable number of shareholders have dissented from the Continuance, the Continuance will not be proceeded with.

DISSENT RIGHTS ARE SUBJECT TO A NUMBER OF TECHNICAL LEGAL REQUIREMENTS. SHAREHOLDERS WHO DO NOT COMPLY STRICTLY WITH THOSE LEGAL REQUIREMENTS COULD LOSE THEIR RIGHTS. SHAREHOLDERS WHO WISH TO EXERCISE THEIR DISSENT RIGHTS SHOULD SEEK QUALIFIED INDEPENDENT LEGAL ADVICE.

COMPARATIVE RIGHTS OF STOCKHOLDERS

After the Continuance, the shareholders of the former Alberta corporation will become the holders of shares in the capital of a Nevada company organized under the Nevada Revised Statutes (“NRS”). Differences between the NRS and the ABCA, will result in various changes in the rights of stockholders of our company. The following is a summary description of the more significant differences. This summary description is qualified by reference to the NRS and the ABCA.

Subject Matter	Nevada	Alberta
Inspection of Books and Records
Under Nevada law, any person who has been a stockholder of record of a corporation for at least six months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent of all of its outstanding shares, upon at least five days’ written demand is entitled to inspect in person or by agent or attorney, during usual business hours, a corporations records and make copies therefrom.

The directors and shareholders of a corporation, their agents and legal representatives may examine the articles, bylaws, any unanimous shareholder agreement, minutes of meetings and resolutions of shareholders, a securities register and copies of financial statements during the usual business hours of the corporation free of charge. A shareholder of a corporation is entitled on request and without charge to one copy of the articles and bylaws and of any unanimous shareholder agreement.

Qualification of Directors
A director must be a natural person who is at least 18 years of age. A company must have at least one director. Unless otherwise provided in the articles of incorporation of the company, directors need not be stockholders.

A director must be a natural person who is at least 18 years of age. Directors must not have the status of bankrupt, and must not have been found to be of unsound mind by a court in Canada or elsewhere. All ABCA corporations must have at least one director, and “distributing corporations” must have at least three directors, at least two of which must not be officers or employees of the corporation or its affiliates. We are a “distributing corporation”. At least one- quarter (1/4) of the company’s directors must be resident in Canada. There are no other actions which must be taken by us in order to remain in compliance with the ABCA.

Amendments to the Articles
In order to amend the articles of incorporation of a company, the board of directors must adopt a resolution setting forth the proposed amendment and call a meeting of the stockholders to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the stockholders entitled to vote on the amendment. If it appears upon the canvassing of the votes that stockholders holding shares entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes, or as may be required by the provisions of the articles of incorporation, have voted in favour of the amendment. The certificate setting forth the amendment and the vote by which the amendment was adopted must be signed by an officer of the company and filed with the secretary of state. If any proposed amendment would adversely alter or change any preference or any other right given to any class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class adversely affected by the amendment.

In order to amend its articles, the shareholders of an ABCA corporation must pass a special resolution approving the amendment. A special resolution must be approved by two thirds of the votes cast on the resolution. The holders of a class or series of shares are entitled to vote separately as a class on any proposed amendment which would increase or decrease any maximum number of authorized shares of that class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to those of such class or series; effect an exchange, reclassification or cancellation of all or part of the shares of that class; add, change or remove the rights, privileges, restrictions or conditions attached to the shares of that class; increased the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of that class; create a new class of shares equal or superior to the shares of that class; make any class of shares having rights or privileges inferior to the shares of that class equal or superior to the shares of that class; effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of that class; or constrain the issue, transfer or ownership of the shares of that class, or change or remove any such constraint. The right of holders of a class of shares which would be affected in such a manner to vote separately as a class will apply whether or not that class of shares is otherwise entitled to vote. If authorized by the shareholders in the special resolution amending the articles, the directors may revoke the resolution before it is acted on without further approval of the shareholders. If the directors do not revoke the resolution, the articles of amendment must be filed with the Corporate Registrar under the ABCA, and the Corporate Registrar will then issue a certificate of amendment.

Election and Removal of Directors
Under the proposed bylaws of Viosolar Nevada, directors are elected at the annual meeting of the stockholders by the vote of stockholders holding a majority of the voting power present in person or represented by proxy. Under NRS, directors may be removed with or without cause, but only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. The directors may fill vacancies on the board unless the bylaws provide otherwise.

Shareholders of a corporation shall, by ordinary resolution at each annual meeting at which an election of directors is required, elect directors to hold office. The shareholders of a corporation may be ordinary resolution at a meeting remove any director or directors from office and may fill such vacancy at the meeting in which the director was removed. If not so filled, a quorum of directors may fill a vacancy among the directors.

Inspection of Stockholders List
Under Nevada law, any stockholder of record of a corporation who has held his shares for more than six months and stockholders holding at least 5% of all of its outstanding shares, is entitled to inspect, during normal business hours, the company’s stock ledger and make extracts therefrom. It also provides that a Nevada company may condition such inspection right upon delivery of a written affidavit stating that inspection is not desired for any purpose not related to the stockholder’s interest in the company.

Any person, on payment of a reasonable fee and on sending to the corporation or its agent a statutory declaration, may on application require the corporation or its agent to furnish within 10 days from the receipt of the statutory declaration a list setting out the names of the shareholders of the corporation, the number of shares owned by each shareholder, and the address of each shareholder as shown on the records of the corporation. The statutory declaration must state that the list of shareholders will not be used by any person except in connection with an effort to influence the voting of shareholders of the corporation, an offer to acquire shares of the corporation, or any other matter relating to the affairs of the corporation.

Transactions with Officers and Directors
Under Nevada law, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if (i) the fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transactions in good faith by a vote sufficient for the purpose, without counting the vote or votes of the common or interested director or directors, or (ii) the contract or transaction, in good faith, is ratified or approved by the holders of a majority of the voting power, (iii) the fact of common directorship, office or financial interest known to the director or officer at the time of the transactions is brought before the board of directors for actions, or (iv) the contract or transaction is fair to the corporation at the time it is authorized or approved. Common or interested directors may be counted to determine presence of a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of directors may authorize, approve or ratify a contract or transaction.

Under the ABCA, a material contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and another entity in which a director or officer of the corporation is a director or officer or has a material interest in, is not invalid if the director or officer has disclosed the nature and extent of his interest and the contract or transaction was approved by the directors. Even if such disclosure is not made, a director or officer, acting honestly and in good faith, will not be accountable to the corporation for any profit realized in such a transaction, and the contract or transaction will not be invalid only by reason of such interest, if the contract or transaction is approved by a special resolution at a meeting of shareholders, disclosure of the interest sufficient to indicate its nature was made before shareholder approval, and the contract or transaction is reasonable and fair to the corporation at the time it was approved.

Limitation on Liability of Directors; Indemnification of Officers and Directors
Nevada law provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

The ABCA provides that a corporation may indemnify a director or officer or a former director or officer of the corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of a proceeding to which such person was a party by reason of being or having been a director or officer, if the person: (i) acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative proceeding enforced by a monetary penalty, the individual had reasonable grounds for believing that the individuals conduct was lawful.

Voting Rights with respect to extraordinary corporate transactions
Approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of stockholders of the corporation surviving a merger is necessary if: (i) the merger does not amend the articles of incorporation of the corporation; (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger, and (iii) either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger, plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the Class A common stock of the corporation outstanding immediately before the merger.

Approvals of amalgamations (except amalgamations between a corporation and wholly owned subsidiaries) and sales, leases or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation, requires approval by the stockholders by a majority of not less than two-thirds of the votes cast by the stockholders at a duly called meeting.

Stockholders’ consent without a meeting
Unless otherwise provided in the articles of incorporation or the bylaws, any actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after taking the actions, a written consent is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. In no instance where actions are authorized by written consent, need a meeting of the stockholders be called or notice given.
Any action required or permitted to be taken at a meeting of the stockholders may be taken by a written resolution signed by all the stockholders entitled to vote on such resolution.
Stockholder Voting Requirements
Under the proposed bylaws of Viosolar Nevada, stockholders holding at least 10% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy constitute a quorum at all meetings of the stockholders. Under the proposed bylaws of Viosolar Nevada, the vote of stockholders holding a majority of the voting power present in person or represented by proxy is sufficient to elect directors or to decide any questions brought before the meeting of the stockholders unless a different vote is required under the statutes or the articles of incorporation.

Unless the bylaws otherwise provide, a quorum of stockholders is present for a meeting if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. Except where the ABCA requires approval by a special resolution, being a majority of not less than two-thirds of the votes cast by the stockholders who voted on the resolution, a simple majority of the votes cast by the stockholders who voted on the resolution is required to approve any resolution properly brought before the stockholders. Where the articles of a corporation provide for cumulative voting, stockholders voting at an election of directors have the right to a number of votes equal to the votes attached to the shares held by such stockholder multiplied by the number of directors to be elected and stockholders may cast all such votes in favor of one candidate for director or may distribute the votes among the candidates in any manner. The holders of a class or series of shares are entitled to vote separately on proposals to amend the articles of a corporation where such amendment affects the rights of such class or series in a manner different than other shares of the corporation. A vote to approve any such amendment is passed if approved by a majority of not less than two-thirds of the votes cast by the stockholders at a meeting called to approve such amendment.

Dividends
A corporation is prohibited from making a distribution to its stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities (plus any amounts necessary to satisfy any preferential rights).

A corporation is prohibited from declaring or paying a dividend if there are reasonable grounds for believing that the corporation, is or would after the payment be, unable to pay its liabilities as they become due or the realizable value of the corporation’s assets would be less than the total of its liabilities and stated capital of all classes.

Anti-Takeover Provisions
Nevada’s “Acquisition of Controlling Interest Statute” applies to Nevada corporations that have at least 200 shareholders, with at least 100 shareholders of record being Nevada residents, and that do business directly or indirectly in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target company’s stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror’s shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the “fair value” of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute). The Nevada statute also restricts a “business combination” with “interested shareholders”, unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A “combination” includes (a) any merger with an “interested stockholder,” or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an “interested stockholder,” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s assets; (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (iii) representing 10% or more of the earning power or net income of the corporation, (c) any issuance or transfer of shares of the corporation or its subsidiaries, to the “interested stockholder,” having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the “interested stockholder,” (e) certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the “interested stockholder,” or (f) the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an “interested stockholder.” (continued below).

An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the corporation’s voting stock. A corporation to which this statute applies may not engage in a “combination” within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder’s acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three year period expires, the combination may be consummated if all applicable statutory requirements are met and either (a) (i) the board of directors of the corporation approves, prior to such person becoming an “interested stockholder”, the combination or the purchase of shares by the “interested stockholder” or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the “interested stockholder” at a meeting called no earlier than three years after the date the “interested stockholder” became such or (b) (i) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets certain minimum requirements set forth in the statutes and (ii) prior to the consummation of the “combination”, except in limited circumstances, the “interested stockholder” will not have become the beneficial owner of additional voting shares of the corporation.
There is no provision under the ABCA similar to the Nevada Acquisition of Controlling Interest Statute.

Appraisal Rights; Dissenters’ Rights
Under NRS, any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in certain events, including, consummation of certain mergers, a plan of conversion or a plan of exchange. Also, Nevada law does not provide for dissenters’ rights in the case of a sale of assets.

Under the ABCA, the holders of shares of any class of a corporation have the right to dissent when a company amends its articles to change any provisions restricting or constraining the issue, transfer or ownership of shares of that class. Shareholders also have dissenters’ rights when a company proposes to amend its articles to add, change or remove any restrictions on the business or businesses that the corporation may carry on, amalgamate (other than a vertical short-form amalgamation with a wholly-owned subsidiary), continue to another jurisdiction or sell, lease or exchange all or substantially all of its property. A shareholder who properly exercises his or her rights of dissent is entitled to be paid the fair value of his or her shares in respect of which he or she dissents.

MATERIAL CANADIAN INCOME TAX CONSEQUENCES

General

In the opinion of Clark Wilson LLP, Canadian tax counsel to our company, the following section is a summary of the material Canadian federal income tax consequences of the Continuance to our company, to Canadian-resident shareholders of our company, and to United States-resident shareholders of our company. The following summary is based on the facts set out in this proxy statement/prospectus, and on additional information provided to counsel by management of our company.

Although portions of the summary of tax consequences to United States-resident shareholders may apply to shareholders residing in other jurisdictions outside of Canada, this summary does not specifically address tax consequences to such shareholders and accordingly such shareholders are urged to contact their own tax advisors to determine the tax consequences to them. This summary does not include the consequences of any provincial, municipal, or other local tax laws or regulations, any tax laws of any jurisdictions outside of Canada, or any other tax laws other than the federal income tax laws of Canada.

The summary of Canadian tax consequences in the following section, as well as the abbreviated summary of Canadian tax consequences set forth in the "SUMMARY" section of this proxy statement/prospectus, are based on the current wording of the Income Tax Act (Canada) (the “Tax Act”), the regulations made under that act, the Canada-United States Income Tax Convention, 1980, as amended (the “Tax Convention”) and counsel's understanding of administrative materials published by the CRA. This summary takes into account all proposed amendments to the Tax Act that have been announced by the Minister of Finance before the date of mailing of this proxy statement/prospectus. However, there is no assurance that such proposed amendments will be enacted in their current form, or at all. Apart from such proposed amendments, these summaries do not take into account or anticipate any changes in law, whether by legislative, governmental, or judicial action. No advance income tax ruling has been obtained from the CRA to confirm the tax consequences of any of the transactions described in this proxy statement/prospectus.

The summary of consequences to shareholders of our company applies only to shareholders who, for the purposes of the Tax Act, hold their shares of our company's Class A common stock as capital property, deal at arm's length with our company, and are not affiliated with our company. The summary does not apply to a shareholder in relation to whom our company is or will be a foreign affiliate within the meaning of the Tax Act, or who holds more than 10 per cent of our company's Class A common stock.

A shareholder will generally be considered to be holding shares as capital property unless the shareholder holds the shares in the course of carrying on a business, acquired the shares in a transaction that is an adventure in the nature of trade, or holds the shares as "mark-to-market" property for the purposes of the Tax Act. Shareholders to whom the shares might not constitute capital property may elect, in certain circumstances, to have such property treated as capital property by making the election permitted by s. 39(4) of the Tax Act. Shareholders should consult their own tax advisors if they have questions as to whether they in fact hold their shares of our company's Class A common stock as capital property. Shareholders who do not hold their shares as capital property should consult their own tax advisors regarding the consequences of the Continuance to them.

THE TAX SUMMARIES IN THIS PROXY STATEMENT/PROSPECTUS PROVIDE GENERAL INFORMATION ONLY. THEY ARE NOT MEANT TO PROVIDE ANY OF THE SHAREHOLDERS OF OUR COMPANY WITH LEGAL OR TAX ADVICE, AND SHOULD NOT BE INTERPRETED IN THAT MANNER.

THEY DO NOT COVER ALL OF THE TAX CONSEQUENCES THAT MIGHT BE RELEVANT TO ALL OF THE SHAREHOLDERS OF OUR COMPANY, AND WILL NOT APPLY IN THE SAME WAY TO ALL THE SHAREHOLDERS OF OUR COMPANY. SHAREHOLDERS OF OUR COMPANY ARE STRONGLY ADVISED TO CONSULT WITH THEIR OWN TAX AND LEGAL ADVISORS REGARDING THE UNITED STATES AND CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUATION IN THEIR PARTICULAR CIRCUMSTANCES.

Our company

On the Continuance, our company will be deemed under the provisions of the Canada-United States Income Tax Convention to be resident in the United States, and to no longer be resident in Canada. Under the Tax Act, the change in our company's residence from Canada to the United States will cause our company's tax year to end immediately before the Continuance, and a new tax year to begin at the time of the Continuance. Furthermore, our company will be deemed to have disposed of all of its property immediately before the Continuance for proceeds of disposition equal to the fair market value of the property at that time. This deemed disposition may cause our company to incur Canadian tax liability on the basis of the resulting deemed capital gains and income.

Furthermore, our company will be subject to a separate corporate emigration tax imposed by the Tax Act on corporations departing from Canada. The emigration tax will be imposed on the amount by which the fair market value of all of our company's property immediately before the Continuance exceeds the aggregate of its liabilities at the time of the Continuance and the paid-up capital in respect of all of the shares of our company’s capital stock immediately before the Continuance. The amount of the excess determined under the foregoing formula will be subject to tax at a rate of 5%, unless one of the main reasons for our company changing its residence to the United States was to reduce the amount of this corporate emigration tax or the amount of Canadian withholding tax paid by our company, in which case the rate will be 25%.

Our company's management has reviewed our company's assets, liabilities, paid-up capital, and tax loss carryforwards, and has advised counsel that no Canadian federal taxes should be payable by our company as a result of the Continuance. This conclusion is based in part on determinations of factual matters including the fair market value of our company's property, and counsel expresses no opinion on such matters of factual determination. Furthermore, facts underlying our company's assumptions and conclusions may also change prior to the effective time of the Continuance. Our company has not applied to the CRA for a ruling as to the amount of federal taxes payable by our company as a result of the Continuance and does not intend to apply for such a ruling given the factual nature of the determinations involved. In addition, our company has not applied to the CRA for a determination of our company's past losses, and does not intend to apply for such a determination prior to the Continuance. There can be no assurance that the CRA will accept the valuations or the positions that our company has adopted in calculating the amount of Canadian tax that will be payable upon the Continuance, including our company's calculation of the amount of historical tax losses that are available to offset any taxes that would otherwise be payable upon the Continuance. Accordingly, there is no assurance that the CRA will conclude after the effective time of the Continuance that no Canadian federal taxes are due as a result of the Continuance or that the amount of Canadian federal taxes found to be due will not be significant.

Due to our company's change in residence upon the Continuance, our company will no longer be subject to taxation in Canada on our worldwide income. However, if our company carries on a business through a permanent establishment located in Canada, as that expression is defined in the Tax Convention, it will be subject to Canadian tax on business profits attributable to the permanent establishment.

For the purposes of calculating any Canadian tax liability of our company after the Continuance, our company will be unable to deduct historic losses incurred prior to the Continuance. The Continuance will therefore eliminate our company's past Canadian tax losses as a source of future deductions.

Shareholders Resident in Canada

The following portion of the summary of Canadian federal tax consequences applies to shareholders of our company who are resident in Canada for the purposes of the Tax Act.

Shareholders of our company who continue to hold shares of our company's common stock after the Continuance will not be considered to have disposed of those shares by reason only of the Continuance. Accordingly, the Continuance will not cause these shareholders to realize a capital gain or loss on their shares of our company's common stock, and will have no effect on the adjusted cost base of their shares of our company's common stock.

Following the Continuance, any dividends received by an individual shareholder on the shares of our company's common stock will not be eligible for the gross-up and dividend tax credit treatment generally applicable to dividends on shares of taxable Canadian corporations. Any dividends received by a corporate shareholder on the shares of our company's common stock will be included in calculating that shareholder's income and will generally not be deductible. (As noted above, this summary may not apply to a corporate shareholder of whom our company is or will be a foreign affiliate). To the extent that United States withholding taxes are imposed on dividends paid by our company to Canadian-resident shareholders, Canadian resident shareholders will generally be entitled to claim a foreign tax credit against their Canadian income tax.

Canadian residents are required under the Tax Act to report their foreign property holdings if the aggregate cost amount of their foreign holdings exceeds CDN$100,000. Following the Continuance, the shares of our company's common stock will constitute foreign property for the purposes of this rule and their cost amount will count towards the calculation of the CDN$100,000 threshold.

Although the matter is not free from doubt, it is reasonable to conclude based on administrative positions published by the CRA that the amount paid to a shareholder who dissents to the Continuance should be treated as proceeds of disposition of that shareholder's shares of our company's Class A common stock. Accordingly, the dissenting shareholder would recognize a capital gain or loss to the extent that the amount received as proceeds for the disposition of that shareholder's shares exceeds or is less than the shareholder's adjusted cost base of the shares.

Shareholders Resident in the United States

The following portion of the summary of Canadian federal tax consequences applies to shareholders of our company who are resident in the United States and not in Canada for the purposes of the Tax Act, and who do not use or hold their shares of our company's Class A common stock in the course of carrying on a business in Canada.

Shareholders of our company who continue to hold shares of our company's common stock after the Continuance will not be considered for Canadian tax purposes to have disposed of their shares of our company's common stock by reason only of the Continuance. Accordingly, the Continuance will not cause these shareholders to realize a capital gain or loss on their shares of our company's common stock, and will have no effect on the adjusted cost base of their shares of our company's common stock.

After the Continuance, United States-resident shareholders of our company will not be subject to Canadian withholding tax on dividends received from our company.

Although the matter is not free from doubt, it is reasonable to conclude based on administrative positions published by the CRA that the amount paid to a shareholder who dissents to the Continuance should be treated as proceeds of disposition of that shareholder's shares of our company's Class A common stock. Based on this conclusion, no Canadian tax need ordinarily be withheld or remitted on a payment made to a dissenting shareholder resident in the United States.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

In the opinion of Williams, Kastner & Gibbs PLLC ,U.S. tax counsel to our company, the following section is a summary of the anticipated material U.S. federal income tax consequences to U.S. holders arising from and relating to the Continuance.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the Continuance. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. holder that may affect the U.S. federal income tax consequences of the Continuance to such U.S. holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. holder. U.S. holders should consult their own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences of the Continuance.

Scope of this Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended, which we will refer to as the Code, Treasury Regulations, published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS, and U.S. court decisions that are applicable as of the date of this proxy statement/prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

For purposes of this summary, a U.S. holder is a beneficial owner of shares of our company that, for U.S. federal income tax purposes, is (a) a citizen or resident of the U.S., (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of its source, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust. Notwithstanding the foregoing, the term U.S. holder in this summary does not include IDC.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of shares of our company other than a U.S. holder. Subject to the discussion below under "Information Reporting; Backup Withholding Tax," a non-U.S. holder generally should not be subject to U.S. federal income tax on gain, if any, recognized pursuant to the Continuance, unless (a) such gain is effectively connected with a U.S. trade or business of the non-U.S. holder (or, if the Tax Convention applies, such gain is attributable to a U.S. permanent establishment of the non-U.S. holder) or, (b) in the case of gain recognized by an individual non-U.S. holder, such individual is present in the U.S. for 183 days or more in the taxable year of the Continuance and certain other conditions are satisfied.

Non-U.S. holders should consult their own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences (including the potential application and operation of any tax treaties) of the Continuance.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

Except as otherwise specifically stated, this summary does not address the U.S. federal income tax consequences of the Continuance to U.S. holders that are subject to special provisions under the Code, including the following U.S. holders: (a) U.S. holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies or that are broker-dealers or dealers in securities; (c) U.S. holders that have a "functional currency" other than the U.S. dollar; (d) U.S. holders subject to the alternative minimum tax provisions of the Code; (e) U.S. holders that own shares of our company as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. holders that acquired shares of our company through the exercise of employee stock options or otherwise as compensation for services; (g) partners of partnerships that hold shares of our company or owners of other entities classified as partnerships or "pass-through" entities for U.S. federal income tax purposes that hold shares of our company; (h) U.S. holders that own or have previously owned, directly or indirectly (applying the ownership attribution rules of Section 958 of the Code), 10% or more of the total combined voting power of all classes of the shares of our company entitled to vote; and (i) U.S. holders that hold shares of our company other than as a capital asset within the meaning of Section 1221 of the Code. U.S. holders that are subject to special provisions under the Code, including U.S. holders described immediately above, should consult their own financial advisor, legal counsel or accountant regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the Continuance.

Tax Consequences in Other Jurisdictions Not Addressed

This summary does not address the U.S. state or local tax consequences, or the tax consequences in jurisdictions other than the U.S., of the Continuance to U.S. holders. Each U.S. holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences of the Continuance.

Transactions Not Addressed

This summary does not address the U.S. federal income tax consequences to U.S. holders of transactions entered into prior to, concurrently with, or subsequent to the Continuance (regardless of whether any such transaction is undertaken in connection with the Continuance), including, but not limited to, the following transactions: (a) any exercise of any stock option, warrant, or other right or obligation to acquire shares of our company; (b) any conversion of any note, debenture, or other debt instrument of our company into shares of our company; or (c) any conversion of one class of shares of our company into a different class of shares of our company.

U.S. Federal Income Tax Consequences of the Continuance

The Continuance as a Tax-Deferred Reorganization

Qualification of the Continuance as a Tax-Deferred Reorganization

It is anticipated that the Continuance may qualify as a tax-deferred reorganization under either or both of Section 368(a)(1)(F) of the Code (which we will refer to as a Type F reorganization) or Section 368(a)(1)(D) of the Code (which we will refer to as a Type D reorganization). The Continuance will fail to qualify as a Type F reorganization if holders of 1% or more of the shares of our company exercise the right to dissent from the Continuance. The Continuance may fail to qualify as a Type D reorganization if the continued company in Nevada fails to acquire "substantially all" of the assets of our company in the Continuance. For ruling purposes, the IRS defines "substantially all" as 70% of the gross assets and 90% of the net assets of our company. In determining if the continued company in Nevada acquires the requisite amount of assets of our company, payments of cash by us to any holders of shares of our company that exercise the right to dissent from the Continuance will not be considered as assets acquired by the continued company in Nevada. Accordingly, if holders of a significant number of the shares of our company exercise the right to dissent from the Continuance, the Continuance may fail to qualify as a Type D reorganization.

The requirements that must be satisfied in order for the Continuance to qualify as either a Type F reorganization or a Type D reorganization are complex, and each U.S. holder should consult its own financial advisor, legal counsel, or accountant regarding these requirements.

Assuming that the Continuance qualifies as a reorganization, the following U.S. federal income tax consequences should result to U.S. holders: (a) no gain or loss should be recognized by a U.S. holder that holds shares of our continued company, (b) the aggregate basis of shares of our continued company received by a U.S. holder in the Continuance should be equal to the aggregate basis of our company shares exchanged therefor by such U.S. holder, and (c) the holding period of shares of our continued company received by a U.S. holder in the Continuance should include the holding period of our company shares exchanged therefor by such U.S. holder.

Application of Section 367(b) May Result in the Recognition of a Deemed Dividend or Gain

Section 367(b) of the Internal Revenue Code and the related Treasury Regulations may require the recognition of a deemed dividend or gain on the shares of certain U.S. holders for various inbound reorganizations. The Continuance of our company to Nevada should be considered an inbound reorganization subject to the rules of Section 367(b).

Under Section 367(b) and the related Treasury Regulations, a U.S. holder that owns ten percent (10%) or more of a foreign corporation and any foreign corporation with respect to which a U.S. holder is a ten percent (10%) U.S. shareholder, must include into income as a deemed dividend all earnings and profits of the corporation attributable to their stock in an inbound continuance or reorganization.

Therefore, if our company had earnings and profits prior to the Continuance, a U.S. holder that owns ten percent (10%) or more of our shares and any foreign corporation with a ten percent (10%) U.S. shareholder would have to recognize income as a deemed dividend on the earnings and profits attributable to their stock. We believe our company does not have any earnings and profits as described in the Internal Revenue Code and therefore the imputation of a deemed dividend should not be applicable for a U.S. holder that owns ten percent (10%) or more of our shares and any foreign corporation with a ten percent (10%) U.S. shareholder.

Under Section 367(b) and the related Treasury Regulations, a U.S. holder that owns less than ten percent (10%) of a foreign corporation that is involved in an inbound reorganization subject to Section 367(b) will be required to recognize gain on their shares, if any, on the transaction. The U.S holder is not entitled to recognize a loss on their shares should their cost basis exceed the value of their shares upon the inbound reorganization. A U.S. holder that owns less than ten percent (10%) may elect to include a deemed dividend amount of all earnings and profits attributable to their shares or report no deemed dividend should the corporation have no earnings and profits, rather than recognize gain on their shares. If a less than ten percent (10%) wishes to make an election to report the all earnings and profits amount or the fact there are no earnings and profits, rather than recognize gain on their shares, they must request a Section 367(b) statement related to the earnings and profits of the company to be attached to the U.S. holder’s U.S. tax return.

Finally, certain U.S. holders that own less than ten percent (10%) of our company stock and whose shares have a value of less than Fifty Thousand Dollars ($50,000) on the date of the Continuance are exempt from all deemed dividend income and gain recognition as a result of Section 367(b).

Dissenting U.S. Holders

A U.S. holder that exercises the right to dissent from the Continuance should recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in exchange for the shares of our company (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and (ii) the tax basis of such U.S. holder in the shares of our company.

Such gain or loss should be capital gain or loss, which will be long-term capital gain or loss if the shares of our company are held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. holder that is a corporation. Deductions for capital losses and net capital losses are subject to complex limitations. For a U.S. holder that is an individual, estate, or trust, capital losses may be used to offset capital gains and up to U.S.$3,000 of ordinary income. An unused capital loss of a U.S. holder that is an individual, estate, or trust generally may be carried forward to subsequent taxable years, until such net capital loss is exhausted. For a U.S. holder that is a corporation, capital losses may be used to offset capital gains, and an unused capital loss generally may be carried back three years and carried forward five years from the year in which such net capital loss is recognized.

Information Reporting: Backup Withholding Tax

Taxable payments made pursuant to the Continuance generally will be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. holder (a) fails to furnish such U.S. holder's correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. holder that it is subject to backup withholding tax. However, U.S. holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. holder furnishes required information to the IRS. Each U.S. holder should consult its own financial advisor, legal counsel, or accountant regarding the information reporting and backup withholding tax rules.

No IRS Ruling

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Continuance to U.S. holders. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

ACCOUNTING TREATMENT

For United States and Canadian accounting purposes, the Continuance of our company from an Alberta corporation to a Nevada corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Viosolar Nevada based on existing carrying values at the date of the exchange. The historical comparative figures of Viosolar will be those of Viosolar as an Alberta company.

APPLICATION OF SECURITIES LAWS

Currently, we are a reporting issuer in the Province of Alberta. As a reporting issuer in the Province of Alberta we are required to comply with all of the reporting requirements under Multilateral Instrument 51-105, which includes the filing of annual financial statements, interim financial statements, management’s discussion and analysis, annual information forms, material change reports, audits conducted by an auditor qualified under Canadian audit standards.

We are also a foreign private issuer in the United States and are required to file an Annual Report on Form 20-F (a “Form 20-F Annual Report”) each year with the SEC. Our financial statements included on our Form 20-F Annual Report are prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

Upon completion of the Continuance, we will be required to continue preparing our financial statements in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) in the United States. We expect to file our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q.

Additionally, if we meet certain securities regulatory requirements it is our intention to continue our reporting obligations in Canada for only one year from the date that we continue into the State of Nevada and no longer have any presence in the Province of Alberta. The Continuance of our company into the State of Nevada will aid us in being able to report solely in one jurisdiction after one year from the date that we no longer meet the definition of a reporting issuer under Multilateral Instrument 51-105.

ELECTION OF DIRECTORS

The persons named as proxy holders in the enclosed proxy have been selected by our board of directors to serve as proxy and will vote the shares represented by valid proxies at the annual and special meeting and any adjournments or postponement thereof. It is indicated that, unless otherwise specified in the proxy, they intend to vote for the election as director each of the persons named as a nominee listed below under "Nominees for Director" unless authority to vote in the election of directors is withheld on each proxy. Each duly elected director will hold office until the next annual meeting of shareholders or until their successor shall have been elected and qualified. Although our board of directors does not contemplate that a nominee will be unable to serve, if such situation arises prior to the meeting, the persons named in the enclosed proxy will vote for the election of such other person as may be nominated by our board of directors.

The nominees for election at the annual and special meeting to fill the positions on our board of directors are Rick Walchuk and George Young.

Nominees for Director

Name	Age	Positions Held with Our Company	Date First Elected or Appointed
Rick Walchuk	57	Chairman, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director	March 14, 2007
George Young	61	Director	August 27, 2013

The Board of Directors unanimously recommends a vote FOR the election of the nominees listed above.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors is asking our stockholders to ratify the appointment of BF Borgers CPA PC, Certified Public Accountant as our independent registered public accounting firm.

BF Borgers CPA PC was first appointed as our independent registered public accounting firm on August 9, 2013.

Representatives of BF Borgers CPA PC are not expected to be present at the annual and special meeting. However, we will provide contact information for BF Borgers CPA PC to any sharheolders who would like to contact the firm with questions.

Unless otherwise directed, the proxy holders will vote the proxies received by them for the ratification of the appointment of BF Borgers CPA PC as our independent registered public accounting firm.

The Board of Directors unanimously recommends a vote FOR the appointment of BF Borgers CPA PC, Certified Public Accountant as our independent registered public accounting firm.

EXPERTS AND COUNSEL

The financial statements of our company included in this proxy statement/prospectus have been audited by BF Borgers CPA PC and ABBM Group, Ltd LLP to the extent and for the periods set forth in their reports (which contain an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the proxy statement/prospectus and have been so included in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

Clark Wilson LLP has advised us in connection with certain U.S. and Canadian non-tax legal matters with respect to the continuance and certain Canadian federal income tax consequences with respect to the continuance.

Williams, Kastner & Gibbs PLLC has advised us in connection with certain U.S. federal income tax consequences with respect to the continuance.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this proxy statement/prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this proxy statement/prospectus as having given an opinion upon the validity of the securities being offered pursuant to this proxy statement/prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

History and Development of the Company

Viosolar Inc. (formerly Sprout Development Inc.) was incorporated on July 19, 2004, under the laws of the Province of Alberta, Canada.

We operate pursuant to the laws of the Province of Alberta, Canada, relating to corporations. We have also established a place of business in Greece, and effective July 24, 2008 have registered our company with the local government to undertake business in this jurisdiction.

Our principal place of business is located at Kolokotroni 2A, 17563 Paleo Faliro, Athens, Greece. Our telephone contact is (708) 357-4891. Our email contact is info@viosolar.com.

Our company was originally incorporated with the intention of selling access to software that delivers a web enabled, collaborative approach to child custody communications for divorced parents to foster a non-confrontational environment. We were unsuccessful in marketing our products and management determined to look for other business opportunities. As a result, after a review of business opportunities in the European Union it was determined that there was a potential market for the development of solar parks, from which a change in focus of the Company ensued, as well as a change in the name of the Company.

On June 22, 2007, we filed Articles of Amendment in the Alberta Corporate Registry to effect a name change from Sprout Development Inc. to Viosolar Inc. Our plan of business is to become a global marketer of electricity generated from solar energy.

On July 23, 2009, the acquisition of Energeiaki E.P.E. of Tripoli, Greece (“E.P.E.”), an operating photovoltaic solar company, was completed with 85% of the shares acquired. Upon the acquisition of E.P.E.by Viosolar, the Company reserved an aggregate of 4,000,000 shares of the Class A common stock of Viosolar, which were subsequently issued on August 25, 2009. We were unable to raise the required capital. Subsequent to the fiscal year end, July 31, 2010, we agreed to rescind the acquisition and the 4,000,000 shares issued for the acquisition were returned to treasury. We reported this transaction as discontinued operations on our financial statements for the fiscal year ended July 31, 2010.

On October 1, 2010, we entered into a memorandum of understanding, as amended in 2012, with Mr. Konstantinos Papadias, a resident of Tyres Greece, whereby we obtained the right to conduct research to determine the feasibility for the construction of a Photovoltaic Park. Upon completion of the study recently received we have the right to enter into a cooperation contract to provide for the terms and conditions of a long term rental or lease. If we determine to proceed with a formal agreement, under the terms of our current memorandum of understanding we will be required to pay Mr. Papadias the sum of $100,000 Euros payable over ten years and a royalty payment of 5% of net revenues from any operations undertaken on the property. We are currently in negotiation to set new payment terms with Mr. Papadias and expect to enter into a formal agreement prior to September 30, 2013. Once we have a finalized agreement with Mr. Papdias we will move to raise the required funding for the project. It is unknown as to whether we will be able to raise the funding or to finalize a new agreement with Mr. Papadias.

The Company is of the opinion that the situation in Greece may have bottomed and that it may be the time to take advantage of the lower costs of doing business that currently exist, prior to the Greek economy experiencing a turn around. There can be no assurance that the assumptions of the Company are correct or that the Greek economy will rebound in such a fashion as to make an investment in the Company and a project in Greece attractive. The Company is also seeking other business opportunities that may enhance its current operations and bring funding to the Company.

On July 16, 2012 we received approval from FINRA to undertake the restructure of the Company by way of a reverse split of the shares on the basis of 1 share for each 100 shares held in an effort to make it more attractive to investors and to allow us to eliminate debt. The Company had expected to negotiate debt settlements and have the majority of its debt settled by December 31, 2012, however, due to a cease trade order in the Province of Alberta, the Company determined to finalize negotiations once they had completed all of the required filings to bring the Company into good standing in the Province of Alberta. The Company has negotiated debt settlement for management debt as of the date of this proxy statement/prospectus and intends to commence negotiations with the creditors of the Company and hopes  to either raise sufficient funding to settle debt or negotiate debt settlements with creditors in the next six months.

Current Business

Nature of Operations and Principal Activities

In March 2007, there was a change of control in our company and the new management determined not to pursue the then current business of the Company and to pursue the development of solar parks in the European Union and particularly in Greece. The new company structure was established, and a base of operations was established in Greece together with the initial implementation of our business plan.

Viosolar, as an alternative energy company with activities in the solar energy sector, has a business plan that includes the construction, management and operation of solar parks in Greece and throughout other South and South Eastern European Union countries. The basic premise of our plan includes the construction, management, and operation of solar energy parks.

Our vision is aligned with two pressing global needs, those being the reduction of the Greenhouse Gases (GHG) generated by traditional hydrocarbon-based energy sources and the reduction of reliance on energy sources which are either about to be exhausted or located in regions rife with political and economic instabilities. Our mission is to make renewable energy, and specifically solar energy, a commercially viable prospect.

We continue to seek opportunities for the acquisition of existing third party licenses for specific generation capacities, as well as to seek strategic joint ventures with firms holding licenses. We have recently commissioned a study on our project in Greece and have the report received under review at this time to determine whether to proceed with that project which was put on hold with the decline in the Greek economy.

In fiscal year 2008, in support of the further execution of the Viosolar business plan, certain activities were undertaken. We executed two Options to Purchase Land Agreements with the option to purchase the lands within 6 months, and we executed five Options to Lease Land Agreements. These agreements expired unexercised during the fiscal year ended July 31, 2008.

On July 23, 2009, the Company acquired 85% of Energeiaki E.P.E., an operating photovoltaic solar company based in Tripoli, Greece, was completed. However, the Company was unable to provide adequate financing to continue the operations as required and effective July 31, 2010, the Company and Energeiaki agreed to rescind the original agreement and Energeiaki returned the 4,000,000 shares issued pursuant to the acquisition to the Company for cancellation.

We currently have one memorandum of understanding with Mr. Konstantinos Papadias whereby we obtained the right to conduct research to determine the feasibility for the construction of a Photovoltaic Park. The property approximately 150,000 square meters in the region of the Municipality of Tyros of Arkadia County. We have conducted the research on the property and are currently entering into a renegotiation of the terms of the agreement and a formal agreement with Mr. Papadias. Should we be successful in finalizing a formal development agreement, we will be required to raise the funds for such development.

The Company also is intending to seek other potential projects for acquisition either in Greece or outside of Greece.

Product Summary

Photovoltaic (“PV”) devices convert sunlight into the electricity needed to reliably power instruments, communications systems and the like. An aggregation of PV devices, or panels, together with the related land, structures, support equipment and electrical gear, form what is called a Solar park, which are generally intended for larger scale electrical generation, as opposed to providing power for a single item.

Solar cells are the most elementary component of a PV device; they absorb light and convert it into electrical power. Solar cells traditionally consist of a light-absorbing layer mounted on a substrate, together with top and back electrical contact points, much like a household battery. There are three materials currently considered by the PV industry as candidates for thin-film production: amorphous silicon ("a-Si"), cadmium telluride. An absorbing layer can be deposited on a substrate that is either rigid or flexible. A majority of companies currently use rigid glass substrates. The few companies that incorporate flexible substrates in their devices typically opt for stainless steel (or other metal) foil. We do not presently have any proprietary products and intend to use conventional “off the shelf” solar panels for our solar parks.

Principal Markets

We intend to develop solar energy parks with PV arrays for the production of electricity in suitable, locations in Greece and throughout other South and South Eastern European Union countries, particularly Bulgaria, Kosovo, Romania, Cyprus, Italy, Spain, Portugal, and France. We will take full advantage, wherever possible, of incentives in the solar energy sector offered by various European Union countries, following the general policy decided by the European Union and the relevant directives forwarded to all European Union members.

Seasonality of our Business

In Greece the average sunlight per year is about 1,450 hours. Because of the close proximity to the equator the daily sunrise to sunset may vary from 14 hours in the summer to 9 hours in the winter. Seasonality is not considered by management to be issue for our business, as one key evaluation point for determining the economic viability of a given PV project is the total sunlight hours, and we are only seeking out projects in locations which meet these basic criteria.

Sources and Availability of Raw Materials

We will be buying conventional panels that are readily available from a number of conventional solar panel manufacturers. We have not yet made a final determination as to which products we will be purchasing but we do not generally foresee any problems with the source or availability of raw materials for the manufacture of these products or with the supply of products as required for our business. At such point in time as we undertake the detailed components of the project planning for the first of our solar parks, we will work with the relevant suppliers to ensure that the necessary materials, particularly the PV panels, are secured according to the requirements of the construction schedule established. This will address potential supply discrepancies that could occur if the overall quantity of planned developments exceeds the then available supply of components in the global market.

Marketing Channels

We do not currently have any products which we market. We intend to market electricity generated by solar power once we have raised sufficient funds to undertake the construction of solar parks as defined in our business plan. In Greece, where we intend to construct our first solar parks we are mandated by the Government of Greece to sell to the state run power company at a fixed pre-determined price.

Dependency on Patents or Licenses, Industrial, Commercial or Financial Contracts, New Manufacturing Processes

Our company must rely on the ability of management to apply and obtain licenses for new parks or the ability to purchase licenses already granted. This is a difficult and time consuming process and there are no assurances that licenses will be granted for all applications.

Competitive Position

Our company will be competing with governments, domestic and international companies and private individuals that that have more expertise and funds available to them. Although the ‘solar park’ industry is in early stages of development the Company has noticed a great interest from other entities that will be a direct competition.

Regulatory Matters

Currently all licenses and subsidies are regulated by the Government of Greece and all power generated must be sold to the Government of Greece. We must comply with these laws. Should the Greek government change its policy on granting licenses or change its mandate on subsidies and grants this will have a large impact on our ability to be profitable.

Organizational Structure

We do not currently have any subsidiaries, having divested of our interest in Energiaki.

Employees

We do not have any employees. Mr. Walchuk and Mr. Soursos, officers of our company, have consulting contracts under which they provide services to our company.

DESCRIPTION OF PROPERTIES

On April 15, 2009, the Company entered into a four (4) year lease agreement for office space in a property located in Athens, Greece. The lease called for monthly rent in the amount of $1,439 (€1,000) plus applicable taxes, increasing to €1,150 in year 2 and escalating by 5% per annum for the final two years. The lease commenced on May 1, 2009 and was to expire on April 30, 2013. The lease was terminated on May 1, 2012, by mutual consent between the Company and the landlord, with no further obligation. Currently the Company has offices free of charge in Greece provided by the President of the Company.

LEGAL PROCEEDINGS

We are not aware of any legal proceedings in which any director or officer or any owner of record or beneficial owner of more than 5% of any class of voting securities of our company, any affiliate of any such director or officer or security holder, or any of our subsidiaries, is a party adverse to our company or has a material interest adverse to our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB operated by the OTC Markets Group under the symbol "VIOSF”. We also trade on the Berlin exchange under the symbol “SDE.F” and have traded on this exchange since June 13, 2007.

We have no other classes of stock quoted on any markets.

The following table shows the quarterly range of high and low bid information for our common stock over the fiscal quarters for the fiscal years ended July 31, 2012 and 2011 and the nine month period ended April 30, 2013 as quoted on the OTCQB. We obtained the following high and low bid information from the OTCQB. These over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended*	High	Low
April 30, 2013	$0.02	$0.02
January 31, 2013	$0.02	$0.02
October 31, 2012	$0.02	$0.02
July 31, 2012	$2.00*	$0.02
April 30, 2012	$0.40	$0.15
January 31, 2012	$0.43	$0.15
October 31, 2011	$0.42	$0.15
July 31, 2011	$0.44	$0.20
April 30, 2011	$0.48	$0.48
January 31, 2011	$0.48	$0.48
October 31, 2010	$0.54	$0.15

*After giving effect to the reverse split of 100 to 1

Interwest Transfer Company Inc. is the transfer agent for our Class A common stock. Their address is 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117. Telephone: (801) 272-9294; Facsimile: (801) 277-3147.

Holders of our Class A common stock

As of September  6, 2013, there were 123 holders of record of our Class A common stock. As of such date, 31,803,689 common shares of our company were issued and outstanding.

Dividends

No cash dividends have been paid by our company on our Class A common stock. We anticipate that our company’s future earnings will be retained to finance the continuing development of our business. The payment of any future dividends will be at the discretion of our company’s board of directors and will depend upon, among other things, future earnings, any contractual restrictions, the success of business activity, regulatory and corporate law requirements and the general financial condition of our company.

Securities Authorized for Issuance Under Equity Compensation Plan

The following table summarizes certain information regarding our equity compensation plans as at July 31, 2012.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	20,150	$40	27,900
Equity compensation plans not approved by securityholders	-0-	N/A	-0-
Total	20,150	$40	27,900

In the fiscal year ending July 31, 2007, the Company’s Board of Directors and shareholders approved the Company’s Stock Option and Stock Award Plan (the “2007 Plan”) for up to 27,000 options. The 2007 Plan provides for the granting of restricted stock awards and options to purchase common stock in the Company to officers, directors, employees, and consultants. Pursuant to the 2007 Plan, options are granted at $225 and have a term not to exceed five years. All options and awards are subject to vesting over a two year period from the date of grant with an 50% of the total number of options granted vesting on each of the one and two year anniversary of the original grant date. During the fiscal year ended July 31, 2008 the Board of Directors approved the grant of a total of 17,150 non-qualified stock options to various consultants, officers and directors to expire during fiscal 2013.  Included in these grants were a total of 5,000 stock options vesting as to 2,500 shares on the first anniversary of the grant date and 2,500 shares on the second anniversary of the grant date to each of Mr. Rick Walchuk, President and Director, and Mr. Michael Soursos, Secretary/Treasurer and Director, respectively.   Concurrently, the Company’s Board of Directors approved stock awards of 6,850 common shares to certain officers, directors, employees, and consultants.  Consistent with the terms of the 2007 Plan, 50% of the awards would vest upon each of the one and two year anniversaries of the grant date. Included in these grants were a total of 2,500 awards vesting as to 1,250 shares on the first anniversary of the grant date and 1,250 shares on the second anniversary of the grant date to each of Mr. Rick Walchuk, President and Director, and Mr. Michael Soursos, Secretary/Treasurer and Director, respectively.

On May 26, 2009, the Company’s Board of Directors approved, and on September 2009 the shareholders approved, that the stock options previously granted under the 2007 Plan were to be re-priced to $40 per share, which action was undertaken.  Concurrently a total of 1,500 non-qualified stock options granted to consultants during fiscal 2008 were canceled so that a total of 15,650 stock options remained available for exercise under the 2007 Plan.

On May 26, 2009, the Company’s Board of Directors approved the Company’s 2009 Stock Option and Stock Award Plan (the “2009 Plan”) providing for a further 27,000 options. The Plan was subsequently approved by shareholders in September 2009. Concurrent with Board approval of the 2009 Plan, the Board of Directors granted a total of 4,500 non-qualified stock options at an exercise price of $40 per share vesting as to 50% per year over a period of two years from grant date, and 800 stock awards to consultants of the Company, of which 400 awards were to vest on grant, with a further 400 awards to vest on the one year anniversary of the original grant date. In September 2009, a total of 100 stock awards previously issued under the 2007 Plan were canceled.

No options or awards were granted during the fiscal years ending July 31, 2012, 2011 or 2010. As at July 31, 2012 a total of 3,725 stock awards remain unissued from the awards approved for issuance during the fiscal years ended July 31, 2008 and 2009.

As at July 31, 2012, a total of 24,000 stock options and awards had been granted with 1,500 options and 100 stock awards having been canceled under the 2007 Plan, and 5,300 stock options and awards have been granted under the 2009 Plan, leaving a total of 27,900 options or awards available for issuance.   Of these amounts a total of 20,150 stock options previously granted remain available for exercise at $40 per share.

FINANCIAL STATEMENTS

Financial Statements for the Years Ended July 31, 2012 and 2011

Reports of Independent Registered Public Accounting Firms

Balance Sheets

Statements of Operations and Comprehensive Income (Loss)

Statements of Stockholders’ Equity (Deficit)

Statements of Cash Flows

Notes to the Financial Statements

Financial Statements for the Nine Month Periods Ended April 30, 2013 and 2012

Balance Sheets

Statements of Comprehensive Income

Statements of Stockholders’ Equity (Deficit)

Statements of Cash Flows

Notes to Financial Statements

VIOSOLAR INC.
(A development stage enterprise)
FINANCIAL STATEMENTS
With Report of Independent Registered Public Accounting Firm
FOR THE FISCAL YEARS END JULY 31, 2012, 2011 and 2010
REPORTED IN UNITED STATES DOLLARS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Viosolar, Inc.:

We have audited the accompanying balance sheet of Viosolar, Inc. (“the Company”) as of July 31, 2012 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Viosolar, Inc., as of July 31, 2012, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC
B F Borgers CPA PC
Denver, CO
April 15, 2013

Certified Public Accountants
9575 Katy Freeway, Suite 370
Houston, Texas 77024
(713) 552-9800
FAX (713) 552-9700
www.abbmgroup.com
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Viosolar, Inc.

We have audited the accompanying consolidated balance sheets of Viosolar, Inc., (an Alberta, Canada corporation and a development stage enterprise) as of July 31, 2011 and 2010, and the related consolidated statement of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows for each of the two years in the period ended July 31, 2011, and for the period from inception, July 19, 2004, through July 31, 2011. Viosolar’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viosolar, Inc. (a development stage enterprise) as of July 31, 2011 and 2010, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two year period ended July 31, 2011, and for the period from inception, July 19, 2004, through July 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is engaged in the development stage of a business and has suffered losses from development stage activities to date approximating $4,526,000 and has negative stockholders’ equity of approximately $1,379,000, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ABBM Group Ltd, LLP. ABBM Group Ltd, LLP. Houston, Texas January 31, 2012
International Associate UK 200 GROUP, Affiliated Offices in Principal Cities Around The World

VIOSOLAR INC.
(A development stage enterprise)
Balance Sheets

	July 31,	July 31,	July 31,
	2012	2011	2010
ASSETS
Current assets:
Cash	$5,008	$98	$2,277
Prepaid expenses	-	1,325	6,521
Total current assets	5,008	1,423	8,798

Total assets	$5,008	$1,423	$8,798

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable	$911,186	$840,824	$813,089
Loans from related parties	58,561	35,511	499
Accounts payable and accrued expenses	94,771	124,653	30,284
Accounts payable and accrued expenses - related parties	480,777	379,237	271,533
Total current liabilities	1,545,295	1,380,225	1,115,405
Total liabilities	1,545,295	1,380,225	1,115,405

Stockholders’ equity (deficit)
Common stock, Class A voting shares, no par value, unlimited authorized, 183,825, 183,825 and 220,000 shares issued and outstanding, July 31, 2012, 2011 and 2010, respectively, as restated for reverse stock split	147,297	147,297	147,297
Additional paid in capital	2,999,628	2,999,628	2,999,628
Deficit accumulated during the development stage	(4,687,212)	(4,525,727)	(4,253,532)
Total stockholders’ equity	(1,540,287)	(1,378,802)	(1,106,607)
Total liabilities and stockholders' equity	$5,008	$1,423	$8,798

The accompanying notes are an integral part of these financial statements.

VIOSOLAR INC.
(A development stage enterprise)
Statements of Operations and Comprehensive Income (Loss)

			Consolidated	Cumulative
	Year	Year	Year	Inception,
	Ended	Ended	Ended	July 19, 2004
	July 31,	July 31,	July 31,	Through
	2012	2011	2010	July 31, 2012

Revenues	$-	$-	$-	$-

General and administrative expenses:
Professional fees	15,012	88,775	80,175	421,387
Stock based compensation	-	-	418,280	3,068,129
Management fees	96,000	96,000	96,000	530,797
Depreciation	-	-	-	1,860
General and administrative expenses	18,676	30,507	70,816	524,421
Total operating expenses	129,688	215,282	665,271	4,546,594
Operating income (loss) from continuing operations	(129,688)	(215,282)	(665,271)	(4,546,594)

Other income (expense):
Interest income	-	-	-	1,876
Interest expense	(48,852)	(45,842)	(32,563)	(160,895)
Foreign exchange gain (loss)	17,055	(11,071)	6,732	18,401
Total other income (expense)	(31,797)	(56,913)	(25,831)	(149,618)

Income (loss) before taxes from continuing operations	(161,485)	(272,195)	(691,102)	(4,687,212)
Provision (credit) for taxes on income	-	-	-	-
Net income (loss) from continuing operations	(161,485)	(272,195)	(691,102)	(4,687,212)

(Loss) from discontinued operations, net of tax	-	-	(38,144)	(34,208)
Gain recognized on divestment of subsidiary	-	-	34,208	34,208
Net income (loss) from discontinued operation	-	-	(3,936)	-

Net income (loss)	$(161,485)	$(272,195)	$(695,038)	$(4,687,212)

Other comprehensive income, net of tax:
Net change in foreign currency exchange adjustments from continuing operations	$-	$-	$(846)	$-
Net change in foreign currency exchange adjustments from discontinued operations	-	-	(19,384)	-
Comprehensive income (loss)	$(161,485)	$(272,195)	$(715,268)	$(4,687,212)

Basic and diluted Earnings (loss) per common share – basic
Continuing operations	$(0.88)	$(1.48)	$(3.09)
Discontinued operations	$(0.00)	$(0.00)	$(0.02)
Weighted-average shares outstanding, basic	183,825	183,825	223,343

The accompanying notes are an integral part of these financial statements.

VIOSOLAR INC.
(A development stage enterprise)
Statements of Stockholders' Equity (Deficit)
				Deficit
	Common Stock			Accumulated	Accumulated	Subtotal
			Additional	During the	Other	Before
	Class A Shares	Amount	Paid In Capital	Development Stage	Comprehensive Income	Non-controlling Interest	Non-controlling Interest	Total
Inception, July 19, 2004	-	$-	$-	$-	$-	$-	$-	$-
Shares issued for cash and software license	18,000,000	80,010	-	-	-	80,010	-	80,010
Effect of reverse stock split 100:1 on June 27, 2012	(17,820,000)	-	-	-	-	-	-	-
Development stage net income (loss)	-	-	-	(542)	-	(542)	-	(542)
Balances, July 31, 2004	180,000	80,010	-	(542)	-	79,468	-	79,468
Development stage net income (loss)	-	-	-	(12,966)	-	(12,966)	-	(12,966)
Balances, July 31, 2005	180,000	80,010	-	(13,508)	-	66,502	-	66,502
Contributed services	-	-	10,000	-	-	10,000	-	10,000
Development stage net income (loss)	-	-	-	(23,666)	-	(23,666)	-	(23,666)
Balances, July 31, 2006	180,000	80,010	10,000	(37,174)	-	52,836	-	52,836
Deferred financing costs charged against proceeds from sale of stock	-	(11,213	-	(11,213)	-	(11,213)	-	(11,213)
Development stage net income (loss)	-	-	-	(153,844)	-	(153,844)	-	(153,844)
Balances, July 31, 2007	180,000	68,797	10,000	(191,018)	-	(112,221)	-	(112,221)

Stock-based compensation	-	-	544,067	-	-	544,067	-	544,067
Development stage net income (loss)	-	-	-	(973,429)	-	(973,429)	-	(973,429)
Other comprehensive income	-	-	-	-	1,031	1,031	-	1,031
Balances, July 31, 2008	180,000	68,797	554,067	(1,164,447)	1,031	(540,552)	-	(540,552)
Stock-based compensation	-	-	2,105,781	-	-	2,105,781	-	2,105,781
Investment in Energeiaki EPE	4,000,000	368,840	-	-	-	368,840	65,089	433,929
Effect of reverse stock split 100:1 of on June 27, 2012	(3,960,000)	-	-	-	-	-	-	-
Development stage net income (loss) from continuing operation	-	-	-	(2,395,753)	-	(2,395,753)	1,706	(2,394,047)
Other comprehensive income	-	-	-	-	16,291	16,291	2,908	19,199
Balances, July 31, 2009	220,000	437,637	2,659,848	(3,560,200)	17,322	(445,393)	69,703	(375,690)
Shares issued for services	382,500	78,500	(78,500	-	-	-	-	-
Stock-based compensation	-	-	418,280	-	-	418,280	-	418,280
Disposal (loss) of Energeiaki EPE	(4,000,000)	(368,840	-	34,208	(84,791	(419,423)	(81,659)	(501,082)
Effect of reverse stock split 100:1 on June 27, 2012	3,581,325	-	-	-	-	-	-	-
Development stage net income (loss)	-	-	-	(727,540)	-	(727,540)	(99)	(727,639)
Other comprehensive income (loss)	-	-	-	-	67,469	67,469	12,055	79,524
Balance, July 31, 2010	183,825	147,297	2,999,628	(4,253,532)	-	(1,106,607)	-	(1,106,607)
Development stage net income (loss)	-	-	-	(272,195)	-	(272,195)	-	(272,195)
Balance July 31, 2011	183,825	147,297	2,999,628	(4,525,727)	-	(1,378,802)	-	(1,378,802)
Development stage net income (loss)	-	-	-	(161,485)	-	(161,485)	-	(161,485)
Balance July 31, 2012	183,825	$147,297	$2,999,628	$(4,687,212)	$-	$(1,540,287)	$-	$(1,540,287)

The accompanying notes are an integral part of these financial statements.

VIOSOLAR INC.
(A development stage enterprise)
Statements of Cash Flows

				Cumulative
	Year	Year	Year	Inception,
	Ended	Ended	Ended	July 19, 2004
	July 31,	July 31,	July 31,	Through
	2012	2011	2010	July 31, 2012

Cash flows from operating activities:
Net income (loss)	$(161,485)	$(272,195)	$(695,038)	$(4,687,212)
Adjustments to reconcile net income (loss) to cash
provided (used) by development stage activities:
Non-cash management fees	-	-	-	10,000
Depreciation and amortization	-	-	-	2,657
Stock-based compensation	-	-	418,280	3,068,129
Changes in current assets and liabilities:
Prepaid expenses	1,325	5,196	(5,000)	(3,094))
Accounts payable and accrued expenses	46,020	94,369	14,265	166,611
Accounts payable and accrued expenses – related parties	96,000	107,704	-	203,704
Net cash flows from continuing operating activities	(18,140)	(64,926)	(267,493)	(1,239,205)
Net cash flows from discontinued operating activities	-	-	176,641	166,634
Total net cash flows from operating activities	(18,140)	(64,926)	(90,852)	(1,072,571)

Cash flows from investing activities:
Acquisition of computer equipment	-	-	-	(2,657)
Net cash flows from investing activities – continuing operations	-	-	-	(2,657)
Net cash flows from investing activities – discontinued operations	-	-	(199,121)	(160,918)
Total net cash flows from investing activities	-	-	(199,121)	(163,575)

Cash flows from financing activities:
Proceeds from sale of common stock	-	-	-	80,010
Change in deferred registration costs	-	-	-	(11,213)
Proceeds from short-term notes	-	19,695	6,899	111,478
Increase (decrease) in loans payable, related parties	23,050	35,012	263,139	1,072,294
Net cash flows from financing activities – continuing operations	23,050	54,707	270,038	1,252,569
Net cash flows from financing activities – discontinued operations	-	-	(9,317)	(9,317)
Total net cash flows from financing activities	23,050	54,707	260,721	1,243,252

Effect of foreign exchange on cash flows	-	8,040	(2,967)	(2,098)

Net cash flows	4,910	(2,179)	(32,219)	5,008

Cash and equivalents, beginning of period	98	2,277	34,496	-
Cash and equivalents, end of period	$5,008	$98	$2,277	$5,008

Supplemental cash flow disclosures:
Cash paid for interest	$-	$-	$-	$-
Cash paid for income taxes	$-	$-	$-	$-
Non cash transactions :
Refinance of accounts payable, related parties	$-	$-	$93,059	$93,059
Refinance of accrued interest, related parties	-	-	51,017	51,017
Refinance of loans payable, related parties	-	-	604,846	604,846
	$-	$-	$748,922	$748,922

The accompanying notes are an integral part of these financial statements.

VIOSOLAR INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2012, 2011 and 2010
Note 1 - Organization and summary of significant accounting policies:
Following is a summary of our organization and significant accounting policies:

Organization and nature of business – VioSolar Inc. (formerly Sprout Development Inc., identified in these footnotes as “we” or the Company) was incorporated on July 19, 2004, under the laws of the Province of Alberta, Canada. On June 22, 2007, we filed Articles of Amendment in the Alberta Corporate Registry to effect a name change from Sprout Development Inc. to VioSolar Inc.

We operate pursuant to the laws of the Province of Alberta, Canada. Our registered agent is in Canada, however, we do not have any offices in Canada having established a place of business in Greece, in July 24, 2008 and registering our Company with the local government to undertake business in this jurisdiction. We use a July 31 fiscal year for financial reporting purposes.

The Company was incorporated with the intention of selling access to software that delivers a web enabled, collaborative approach to child custody communications for divorced parents to foster a non-confrontational environment. We were unsuccessful in implementing that business plan, and management determined to look for other business opportunities during the fiscal year ended July 31, 2007.

On March 14, 2007 Mr. Daryl Cozac, the President and a director and Mr. Jim Balsara, the Secretary, Treasurer and a director resigned as both officers and directors. Three new directors were appointed to fill the available vacancies and appointments to the offices of President and Secretary/Treasurer were also completed. Mr. Cozac, the controlling shareholder of our Company at March 14, 2007, sold a total of 139,900 Class A common shares of the Company to Neranion Holdings Ltd. for cash consideration of $104,940. The 139,900 Class A common shares represented 78% of our then total issued and outstanding shares. Subsequent to the year ended July 31, 2007, Neranion Holdings Ltd. gifted a total of 89,900 of the Class A common shares to 44 individuals leaving Neranion Holdings Ltd. with a total of 50,000 Class A common shares. On November 26, 2008, Neranion Holdings Ltd. sold 50,000 shares of the Company’s Class A common stock, representing 28% of the total issued and outstanding shares, to Rick Walchuk, a director and officer of the Company.

Concurrent with the change of control noted above, the succeeding board of directors undertook a review of business opportunities in the European Union and determined that there was a potential market for the development of solar parks. The Company’s current business plan is to become a global marketer of solar energy.

On July 23, 2009, the Company completed the purchase of 85 percent of the outstanding shares of Energeiaki E.P.E. of Tripoli, Greece (the “E.P.E”). Upon the acquisition of E.P.E by VioSolar, the Company issued an aggregate of 40,000 shares of common stock of VioSolar. As a result, Energeiaki E.P.E became a subsidiary of the Company at that point.

Energeiaki E.P.E. operated a photovoltaic solar company based in Tripoli, Greece with one photovoltaic solar park of 100kw in operation. Energeiaki had two other parks of 100kw each under construction and six other applications at various stages of government approval representing a total of 1.1 MW. On July 31, 2010, the Company and the 15% shareholders of E.P.E. agreed to rescind the transaction completed on July 23, 2009 and the Company canceled the 40,000 shares of VioSolar issued to E.P.E. and returned its eighty-five percent equity interest to E.P.E.’s shareholders. Subsequent to the rescission E.P.E. was no longer a related party.

On October 1, 2010 the Company entered into a Memorandum of Understanding (the “MOU”) with Mr. Konstantntinos Papadias (“Papadias”), a resident of Tyros, Greece, whereunder Papadias agreed to make available a total of 150,000 square meters of land in the Municipality of Tyros, Greece for the implementation of a Photovoltaic Park.

VIOSOLAR INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2012, 2011 and 2010

Note 1 - Organization and summary of significant accounting policies (cont’d):

Our plan is to become a global marketer of electricity generated from solar energy. The plan includes the construction, management, and operation of solar energy parks. Our plans are to pursue the establishment of solar energy parks within Greece, however while we have acquired land for development we have been unable to fund such development due to the state of the Greek economy. VioSolar Inc. is pursuing cutting edge technology in the research and development of new, more cost efficient and energy efficient solar modules.

On February 27, 2012, the Board of Directors authorized the Company to implement a reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of Common Stock at a ratio of 1:100 and to file all required documents to the requisite regulatory authorities to implement the Reverse Split. The action was amended to amend the record date on March 23, 2012 and again June 12, 2012 which the record date was set as June 25, 2012 and the effective date as June 27, 2012, subject to FINRA approval. The effect of this reverse split has been retroactively applied to the common stock balances at July 31, 2004, and reflected in all common stock activity presented in these financial statements since that time.

Principles of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises. The financial statements have been presented in U.S. dollars, which is our functional currency. Certain items in previous years have been reclassified to conform to the current year presentation.

Basis of consolidation – The Financial Statements include the consolidated accounts of VioSolar Inc. and its subsidiary for the year ended July 31, 2009. The disposal of the subsidiary was effective July 31, 2010. Accordingly, its operations are included in 2010 operations, but all assets and liabilities have been disposed of as at July 31, 2010.

Accounting for subsidiaries – A subsidiary is an entity controlled by the Company. Control is achieved where the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The results of the subsidiary acquired during the year ended July 31, 2009 are included in the income statement from the effective date of acquisition. Where necessary, adjustments are made to the financial statements of subsidiary to bring its accounting policies into line with those used by the Company. All intra-company transactions, balances, income and expenses are eliminated on consolidation. Minority interests in the net assets of the consolidated subsidiary are identified separately from the Company’s equity therein. Minority interests consist of the amount of those interests at the date of original business combination and the minority’s share of changes in equity since the date of the combination. Losses applicable to the minority in excess of the minority’s share of changes in equity are allocated against the interests of the Company except to the extent that the minority has a binding obligation and is able to make an additional investment to cover the losses. As stated elsewhere, the subsidiary was disposed of as of July 31, 2010.

Business combinations – All business combinations are accounted for under the purchase method. The cost of an acquisition is measured at the fair value of the assets given and liabilities incurred or assumed at the date of exchange plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities assumed in a business combination (including contingent liabilities) are measured initially at their fair values at the acquisition date, irrespective of the extent of any minority interest. The excess of the cost of acquisition over the fair value of the Company’s share of the identifiable net assets acquired is recorded as goodwill. At July 31, 2012 we had no recorded goodwill. The interest of minority shareholders in the acquisition is initially measured at the minority’s proportion of the net fair value of the assets, liabilities and contingent liabilities recognized.

VIOSOLAR INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2012, 2011 and 2010

Note 1 - Organization and summary of significant accounting policies (cont’d):

Intangible assets – There were no intangible assets at July 31, 2012. Identifiable intangible assets are recognized when the Company controls the assets, it is probable that future economic benefits attributed to the asset will flow to the Company and the cost of the asset can be reliably measured.

Foreign currency translation – The financial statements are presented in US Dollars, which is the parent Company’s functional and presentation currency. Each entity determines its own functional currency and items including in the financial statements of each entity are measured using that functional currency. Transactions in foreign currencies are initially recorded at the functional currency rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated into the respective functional currency of the entity at the rates prevailing on the balance sheet date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the initial transactions dates. Non-monetary items measured in terms of historical cost in a foreign currency are not retranslated. For the purpose of presenting consolidated financial statements, the assets and liabilities of entities with a functional currency other than US Dollars are expressed in US Dollars using exchange rates prevailing on the balance sheet date. Income and expense items and cash flows are translated at the average exchange rates for the period and exchange differences arising are recognized directly in equity.

Revenue recognition – We follow FASB standards regarding revenue recognition, which generally require that revenue be recognized when the following conditions are met:

(1)	Amounts are realized or realizable (that is, they are converted or convertible into cash or claims to cash).

(2)	Amounts are earned (that is, the activities prerequisite to obtaining benefits have been completed).

Revenue from the sale of electricity is metered automatically onsite when delivered into the power grid, and is recorded and recognized at the contractual price on a monthly basis. Payment is made by DESMIE, the Greek utility, directly into an account at our bank, which is dedicated for use in repaying bank loans.

Revenue from consulting services rendered to other entities in connection with solar licensing is recorded at the time of invoicing, but is deferred until the invoice has been finally approved by the governmental agency. This process can take six months or more. Invoices are not finally paid until such approval is received. Under Greek law, invoices, when issued, must include VAT (value added tax), and the VAT must be paid to the government regardless of whether the invoice is ultimately collected. Therefore, only the portion of the invoice applicable to revenue is reflected in the accompanying balance sheet at Deferred Revenue, while the liability for VAT is reflected as a liability.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents. Cash and cash equivalents are measured at cost.

VIOSOLAR INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2012, 2011 and 2010

Note 1 - Organization and summary of significant accounting policies (cont’d):

Property, plant and equipment – Property, plant and equipment is valued at cost less accumulated depreciation and impairment losses. If the costs of certain components of an item of property, plant and equipment are significant in relation to the total cost of the item, they are accounted for and depreciated separately. Depreciation expense is recognized using the straight-line method. Costs of construction of qualifying assets, i.e. assets that require a substantial period of time to be ready for its intended use, include capitalized interest, which is amortized over the estimated useful life of the related asset. The following useful lives are assumed:

Leasehold improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .…… 20 years
Technical machinery & equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 - 5 years
Furniture & office equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 - 5 years

Operating Leases – Operating lease rentals are charged on a straight – line basis over the term of the lease.

Fair Values – We follow FASB ASC 820-10-20 regarding determination of Fair Values. Certain assets and liabilities may from time to time be required to be valued using the principles in the FASB pronouncement. Generally, they establish a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy consists of three broad levels:

(1)	Level 1 inputs consist of unadjusted quoted prices in active markets for identical assets and have the highest priority;

(2)	Level 2 inputs consist of observable inputs other than the quoted prices included in Level 1;

(3)
Level 3 inputs consist of unobservable inputs and have the lowest priority. We use appropriate valuation techniques based on the available inputs to measure the fair value of assets and liabilities when required.

The hierarchy only prioritizes the inputs, not the valuation techniques that are used. The inputs used in a given valuation may fall in different levels of the hierarchy. The level in the hierarchy in which the resulting fair value measurement falls is based on the lowest level input that is significant to the overall valuation, regardless of the valuation technique(s) used. Determining whether an input is significant is a judgmental matter requiring consideration of factors specific to the asset or liability.

The Company's financial instruments, including cash, accounts receivable, accounts payable, and loans are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Taxes on income - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with applicable Statements of Financial Accounting Standards regarding Accounting for Income Taxes. These standards require the use of the asset/liability method of accounting for income taxes. Deferred income tax expenses and benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

VIOSOLAR INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2012, 2011 and 2010

Note 1 - Organization and summary of significant accounting policies (cont’d):

Net income per share of common stock – We follow FASB Statements pertaining to Earnings per Share , which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Because we experienced an operating loss during the period, the calculation of diluted earnings per share did not include stock options described in Note 11, below, as the calculation would have been anti-dilutive.

Reclassification - Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations. During the fiscal year ended July 31, 2011, the Company determined to consolidate certain line items on its statements of operations to one line item entitled “General and administrative expenses”.

Note 2 – Discontinued Operations:

On July 23, 2009, the Company completed the purchase of 85 percent of the outstanding shares of E.P.E, a company operating in the photovoltaic marketplace in Greece. At the date of the acquisition, E.P.E. has been in business for a period of approximately three (3) years, with revenue-generating operations from its first photovoltaic park having commenced effective September 2008, so that at the date of acquisition, E.P.E. had not yet completed a full twelve month cycle of revenue. The Company and 85% owned subsidiary E.P.E. were expected to continue to operate at a loss until such time as we are able to construct and operate a sufficient number of solar parks to allow for the generation of income adequate to cover all associated operating expenses and overhead. During the fiscal year ended July 31, 2010, the Company did not raise any funds as required to construct additional parks on existing lands and we were unable to meet the goals of increased output and revenues. As a result, at July 31, 2010 the Company and the shareholders of the minority interest in E.P.E. agreed to rescind the acquisition completed on July 23, 2009. As of July 31, 2010, the Company’s financial statements reflect the discontinuation and disposal of E.P.E.

Note 3 – Future operations:

On October 1, 2010 the Company entered into a Memorandum of Understanding (the “MOU”) with Mr. Konstantntinos Papadias (“Papadias”), a resident of Tyros, Greece, whereunder Papadias agreed to make available a total of 150,000 square meters of land in the Municipality of Tyros, Greece for the implementation of a Photovoltaic Park. The MOU further provides that:

(1)
The Company, at its sole expense, conduct research on the feasibility of the Photovoltaic Park (the “Study”) to determine the viability of the project and potential for annual electric output to be reviewed by Papadias no later than 12 months from the date of the MOU ;

(2)
Papadias allow unobstructed access to the land area for purposes of such feasibility study and provide ownership documentation, land titles and other such documentation as to confirm the land available for development free of any burden or barrier to development;

(3)
Following the completion of the Study, should the viability of the proposed Photovoltaic Park be confirmed, the parties agree to enter into a Cooperation Contract whereby the land will be subject to a long-term lease, the parties agree to cooperate to obtain any and all necessary licenses, and any and all such other terms to be negotiated at that time.

VIOSOLAR INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2012, 2011 and 2010

Note 3 – Future operations (Cont’d):

In consideration of the above noted terms, the Company agrees to pay to Papadias the sum of 100 Euros upon execution of the MOU; a further 100,000 Euros over a period of ten (10) years commencing twelve months from the original signing of the agreement; and, a royalty of 5% of any net revenues derived from any operations on the leased lands. Subsequent to the fiscal year ended July 31, 2011, the Company and Papadias amended the MOU to allow for a term of twenty-four (24) months to complete the Study and for payments to commence. The Company has as yet been unable to raise the required funding.

Note 4 – Going Concern:

To date, we have been funding our Company by way of related party loans. We intend to complete a stock offering and/or locate suitable financing through loans or other facilities to allow us to continue as a going concern during the period of implementation of our current business plan.

At July 31, 2012, we had suffered losses from development stage activities to date approximating $4,687,000, and had negative stockholders’ equity of approximately $1,540,000, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 5 – Uncertainty in Greek economy:

Uncertainty surrounding the continuing financial instability with respect to the Greek government (the “Government”) and the economy of Greece continues to raise certain doubts about the Government’s ability to perform should the Company develop photovoltaic parks in Greece and look to enter into Power Purchase Agreements with the Government. Under current economic conditions, the ability of the Greek government to effectively perform under any contracts which could be negotiated in the future remains unknown. The Company has not yet entered into negotiations with respect to potential, future energy production and therefore we have not yet determined the impact this uncertainly may have on these financial statements, and as such, the financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has been unable, due to the current state of the economy in Greece to raise any funds to develop its project.

Note 6 – Prepaid Expense:
A summary of prepaid expense as of July 31, 2012, 2011 and 2010 is as follows:

	2012	2011	2010
Lease deposit	$-	$1,325	$1,325
Others	-	-	5,196
	$-	$1,325	$6,521

Note 7 – Commitments:

Effective September 15, 2008, the Company entered into a two (2) year lease for office space in a property located in Athens, Greece. The lease called for monthly rent in the amount of $3,365 (€2,540) plus applicable taxes and was to expire September 14, 2010. During the fiscal year 2009, the Company paid a total of $27,983 (€20,320) plus applicable taxes and utilities. The lease was terminated on April 14, 2009.

VIOSOLAR INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2012, 2011 and 2010

Note 7 – Commitments (continued):

On April 15, 2009, the Company entered into a four (4) year lease agreement for office space in a property located in Athens, Greece. The lease calls for monthly rent in the amount of $1,439 (€1,000) plus applicable taxes, increasing to €1,150 in year 2 and escalating by 5% per annum for the final two years. The lease commenced on May 1, 2009 and expires on April 30, 2013. The lease was terminated on May 1, 2012.

During the fiscal year ended July 31 the Company recorded rent expenses in the amount of $10,550 (2012), $17199 (2011) and $18,188 (2010).

Note 8 – Notes payable:

A summary of notes payable as of July 31 are as follows:
	2012	2011	2010
Christos Grigoriou	$-	$-	$64,167
Sariona Investments Ltd.	-	91,902	-
Various third parties	911,186	748,922	748,922
	$911,186	$840,824	$813,089

On June 23, 2008, we borrowed US $64,167 (€50,000) from Mr. Christos Grigoriou, a resident of Trikala, Greece. The loan was due and payable in full on May 23, 2010, bore interest at 10% per annum payable at maturity, and was unsecured. Upon maturity, the term of the loan was extended for an additional year on the same terms. On March 23, 2011, Mr. Grigoriou assigned his outstanding note receivable for US$71,955 (€50,000) plus accumulated interest to March 23, 2011 in the amount of US$19,947 (€13,861) to Sariona Investments Ltd. On April 25, 2012, Sariona Investments Ltd assigned the outstanding note receivable for US$82,427 (€63,861) plus accumulated interest to April 27, 2012 in the amount of US$8,974 to a third party. The note is due on demand, bears interest at 5% per annum and is unsecured.

On July 31, 2010 Mr. Rick Walchuk, Mr. Michael Soursos and Bruca Trading Ltd. entered into Assignment and Assumption Agreements with several third parties whereby they assigned the following amounts due and payable to each of them to the third parties (Refer to Note 11 – Related Party Transactions):

Rick Walchuk	$619,863
Michael Soursos	93,059
Bruca Trading Ltd.	36,000
$748,922

As a result these amounts were reclassified on the Company’s balance sheet from Loans Payable – Related Parties and Accounts Payable – related parties to Notes Payable. The notes are due on demand, bear interest at 5% per annum and are unsecured. As of July 31, 2011, the Company accrued interest expense $37,446 reflected on the Company’s balance sheets as accounts payable and accrued expense.

On April 27, 2012, the Company assigned Assignments and Assumption Agreements between the vendors and a third party. Under those agreements, accumulated amount of US$70,863 (€54,871) was assigned. The note is due on demand, bears interest at 5% per annum and is unsecured.

As of July 31, 2012, the Company accrued interest expense $45,470 ($40,508 – 2011) ($15,184 – 2010) reflected on the Company’s balance sheets as accounts payable and accrued expense.

VIOSOLAR INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2012, 2011 and 2010

Note 9– Taxes on Income:

We follow applicable Statements of Financial Accounting Standards regarding Accounting for Income Taxes . Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. The Company is subject to income taxes in Canada and Greece.

No net provision for Canadian or Greek income taxes has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

For the year ended July 31, 2012 the Company is subject to income taxes in Canada and Greece.

The provision for refundable Canadian income tax consists of the following:
	Year Ended	Year Ended	Year Ended
	July 31, 2012	July 31, 2011	July 31, 2010
Refundable Canadian income tax attributable to:
Current operations	$48,215	$75,093	$181,362
Timing differences, Stock based compensation	-	-	(142,215)
Less, Change in valuation allowance	(48,215)	(75,093)	(39,147)
Net refundable amount	$-	$-	$-

The provision for refundable Greek income tax consists of the following:
	Year Ended July 31, 2012	Year Ended July 31, 2011	Year Ended July 31, 2010
Refundable Greek income tax attributable to:
Current operations	$4,300	$12,800	$39,300
Nondeductible expenses	-	-	-
Less, Change in valuation allowance	(4,300)	(12,800)	(39,300)
Net refundable amount	$-	$-	$-

The cumulative tax effect at the expected rates in Canada and Greece for significant items comprising our net deferred tax amounts as of July 31, 2012, 2011 and 2010 are as follows:

	July 31, 2012		July 31, 2011		July 31, 2010
	Canada Expected rate 34%	Greece Expected rate 20%	Canada Expected rate 34%	Greece Expected rate 25%	Canada Expected rate 34%	Greece Expected rate 25%
Deferred tax asset attributable to:
Net operating loss carryover	$248,860	$223,554	$200,645	$218,800	$125,552	$206,000
Less, Valuation allowance	(248,860)	(223,554)	(200,645)	(218,800)	(125,552)	(206,000)
Net deferred tax asset	$-	$-	$-	$-	$-	$-

VIOSOLAR INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2012, 2011 and 2010

Note 9– Taxes on Income (continued):

At July 31, 2012, the Company has the following estimated operating losses by segment:

	July 31, 2012		July 31, 2011		July 31, 2010
	Canada	Greece	Canada	Greece	Canada	Greece
Operating Loss	$139,991	$21,494	$220,862	$51,343	$115,137	$158,531

At July 31, 2012, we have approximately $731,940 of net operating loss carry-forwards in Canada available to reduce taxable income in futures years, which expire beginning in 2024.

At July 31, 2012, we have approximately $898,515 of future losses for tax purposes in Greece which are available to reduce taxable income in future periods. In general, operating losses may be carried forward for five years in Greece.

Tax years that remain subject to examination are years ended July 31, 2010, 2011, and 2012 for Canada and 2010, 2011 and 2012 for Greece.

Note 10 – Issuance of shares and warrants:

As of July 31, 2012, the Company had issued shares of its Class A, voting, no par value common stock, as adjusted for the 2012 reverse split, as follows:

Date	Description	Shares	Price Per Share	Amount
07/19/04	Shares issued for cash and software license*	139,900	$0. 0000715	$10
07/19/04	Shares issued for cash and software license*	100	0. 0000715	-
07/21/04	Shares issued for cash	18,750	2	37,500
07/23/04	Shares issued for cash	13,000	2	26,000
07/26/04	Shares issued for cash	6,250	2	12,500
07/28/04	Shares issued for cash	2,000	2	4,000
07/31/07	Deferred registration costs charged against proceeds	-	-	(11,213)
07/23/09	Shares issued for acquisition	40,000	9.221	368,840
08/25/09	Shares issued under stock option/awards plan**	3,325	20	66,500
02/01/10	Shares issued under stock option/awards plan	500	24	12,000
07/31/10	Shares canceled upon disposal	(40,000)		(368,840)
07/31/12	Cumulative Totals	183,825		$147,297

* Restricted shares issued to officers of the Company were subscribed and issued at July 31, 2004, but not paid. The subscriptions were fully paid on September 9, 2004. Pursuant to EITF Abstract 85-1, the issuance of the shares has been recorded at July 31, 2004. In connection with the issuance of these shares, we also received an exclusive software license for a divorced-parent, child-time-management software concept. We have determined that the software license had no fair value at the time of issuance. Moreover, SEC rules dictate that transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the Company's initial public offering should be recorded at the transferors' historical cost basis determined under generally accepted accounting principles. Therefore, since the shareholders had no cost basis in the license, capital stock has been credited only in the amount of the cash received.

VIOSOLAR INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2012, 2011 and 2010

Note 10 – Issuance of shares and warrants (cont’d):

**On May 26, 2010 a further 372,500 shares were earned under the Company’s 2008 and 2009 stock awards plan. As at July 31, 2011, the shares remain un-issued, however, the earned value of the awards totaling $606,500 has been recorded and expensed as stock based compensation during each of the applicable fiscal years as follows: $24,938 during the fiscal year e nded July 31, 2008; $300,696 during the fiscal year ended July 31, 2009 and $280,866 during the fiscal year ended July 31, 2010.

In connection with the sale of 40,000 shares for cash noted above, we also issued 40,000 warrants to the same purchaser. The warrants became effective on August 17, 2005, concurrent with the effective date of the Form F-1 that we filed, and expired one year later. They allowed the holder to purchase 1 share of common stock for each 2 warrants tendered, at a price of $10 per share. Under certain circumstances, based on the performance of our stock on the open market, we could have redeemed the warrants for $0.01 per share. At the time of issuance, management determined that the warrants did not have any fair market value. None of the warrants were exercised by their expiration date, and thus expired unexercised on August 17, 2006.

On July 31, 2010, the Company rescinded its acquisition of E.P.E. and cancelled the 40,000 shares of its common issued to E.P.E. previously.

On February 27, 2012, the Board of Directors authorized the Company to implement a reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of Common Stock at a ratio of 1:100 and to file all required documents to the requisite regulatory authorities to implement the Reverse Split. The action was amended to amend the record date on March 23, 2012 and again June 12, 2012 which the record date was set as June 25, 2012 and the effective date as June 27, 2012, subject to FINRA approval. The effect of this reverse split has been retroactively applied to the common stock balances at July 31, 2004, and reflected in all common stock activity presented in these financial statements since that time.

As of July 31, 2012, the Company had a total of 183,825 shares of its Class A, voting, no par value common stock issued and outstanding.
We are also authorized to issue an unlimited number of Class B voting common shares, Class C non-voting common shares, and Class D non-voting common shares, and 5,000,000 shares of Class E non-voting preferred shares. None of these other classes of shares had been issued at the date of the financial statements.

Note 11 – Stock options and stock awards:

Stock Options and Stock Awards
In the fiscal year ending July 31, 2007, the Company’s Board of Directors and shareholders approved the Company’s Stock Option and Stock Award Plan [the “2007 Plan”] for up to 27,000 options. The 2007 Plan provides for the granting of restricted stock awards and options to purchase common stock in the Company to officers, directors, employees, and consultants. Pursuant to the 2007 Plan, options are granted at $225 and have a term not to exceed five years. All options and awards are subject to vesting over a two year period from the date of grant with an 50% of the total number of options granted vesting on each of the one and two year anniversary of the original grant date. On May 26, 2009, the Company’s Board of Directors approved, and on September 2009 the shareholders approved, that the stock options as previously granted under the 2007 Plan were to be re-priced at $40 per share, which action was undertaken. Each of the Company’s named executive officers, Mr. Walchuk and Mr. Soursos,

VIOSOLAR INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2012, 2011 and 2010

Note 11 – Stock options and stock awards (cont’d):

were granted a total of 5,000 five year stock options effective May 26, 2008 vesting as to 2,500 shares on the first anniversary of the grant date and 2,500 shares on the second anniversary of the grant date. Concurrent with the re-pricing of the options granted under the 2007 Plan, a total of 5,000 stock options granted to each of Mr. Walchuk and Mr. Soursos are available for exercise at $40 share until May 25, 2013.

On May 26, 2009, the Company’s Board of Directors approved the Company’s 2009 Stock Option and Stock Award Plan [the “2009 Plan”] providing for 27,000 options. The Plan was subsequently approved by shareholders in September 2009. The 2009 Plan is intended to further align the interests of employees, consultants and directors with those of the shareholders by providing incentive compensation opportunities tied to the performance of the Common. The Plan is also intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent. Pursuant to the 2009 Plan, the pricing of options is left to the discretion of the appointed administrator.. The following table summarizes information concerning stock options outstanding as of July 31, 2012:

For the years ended
	July 31, 2012		July 31, 2011		July 31, 2010
	Shares	Weighted Average Exercise Price $	Shares	Weighted Average Exercise Price $	Shares	Weighted Average Exercise Price $
Outstanding at beginning of the year	20,150	40	20,150	40	20,150	40
Granted	-	-	-	-	-	-
Exercised	-	-	-	-	-	-
Expired or cancelled	-	-	-	-	-	-
Outstanding at end of year	20,150	40	20,150	40	20,150	40

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Number Subject to Exercise
$40	15,650	0.81	15,650
$40	4,500	1.81	4,500
Total	20,150	1.04	20,150

If not previously exercised or canceled, options outstanding at July 31, 2012 will expire as follows:

	Range of Exercise Prices		Weighted Average Exercise
	High	Low	Shares	Price
Year Ending July 31, 2013	$40	$40	15,650	$40
Year Ending July 31, 2014	$40	$40	4,500	$40

VIOSOLAR INC.
(A development stage enterprise)
Notes to Consolidated Financial Statements
July 31, 2012, 2011 and 2010

Note 11 – Stock options and stock awards (cont’d):

Valuation Assumptions

The Company uses the Black-Scholes option-pricing model (“Black-Scholes model”) to determine the fair value of stock options as of the grant date. The fair value of stock options under the Black-Scholes model requires management to make assumptions regarding projected employee stock option exercise behaviors, risk-free interest rates, volatility of the Company’s stock price and expected dividends.

The expense recognized for options granted under the 2007 Plan is equal to the fair value of stock options as of the grant date. The following table presents the range of the weighted average fair value of options granted to directors and employees and the related assumptions used in the Black-Scholes model for stock option grants made during fiscal years 2009, 2008 and 2007:
	Options Granted
	2012	2011	2009	2008
Fair value of options granted	-	-	$20	$180
Assumptions used:
Expected life (years) (1)	-	-	2.50 – 3.00	1.50 – 3.50
Risk free interest rate (2)	-	-	2.30%	2.43% - 2.69%
Volatility (3)	-	-	199.91%	120.02%
Dividend yield (4)	-	-	0.00%	0.00%

(1)
Expected life: The expected term of options granted is determined using the “shortcut” method allowed by SAB No.107. Under this approach, the expected term is presumed to be the mid-point between the vesting date and the end of the contractual term.

(2)	Risk-free interest rate: The rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected life of the options.

(3)
Volatility: The expected volatility of the Company’s common stock is calculated by using the historical daily volatility of the Company’s stock price calculated over a period of time representative of the expected life of the options.

(4)	Dividend yield: The dividend yield rate is not considered in the model, as the Company has not established a dividend policy for the stock .

Note 12 – Related party transactions:

During the fiscal year ended July 31, 2012, Mr. Rick Walchuk, a Director of the Company advanced funds in the amount of $23,050 for the Company’s operations. As at July 31, 2011 the Company owed Mr. Walchuk an amount totaling $58,179 (2011 – $35,129), which is included on the Company’s balance sheet as loans payable – related party. On July 31, 2008, the Board of Directors approved a series of promissory notes in respect of funds advanced by Mr. Walchuk for operations bearing interest at 5% per annum. As a result of the agreements, the Company has accrued interest expenses totaling in the amount of $3,378 (2011 - $822) in respect of amounts advanced to the close of the fiscal year, which amount on the Company’s balance sheet as Accounts payable – related party.

During the fiscal year ended July 31, 2012, the Company accrued management fees totaling $96,000 ($96,000 – 2011) to two directors of the Company, being Rick Walchuk and Michael Soursos. The Company did not make any cash payments to either director, leaving an amount of $325,000 owing to Mr. Walchuk and an amount of $72,000 owing to Mr. Soursos on the Company’s balance sheet as Accounts payable – related party.

VIOSOLAR INC.
(A development stage enterprise)
Notes to Consolidated Financial Statements
July 31, 2012, 2011 and 2010

Note 12 – Related party transactions:

During fiscal year ended July 31, 2010 the Company accrued invoices for services totaling $10,882 (2009 - $34,798) from a Company for which a former director acts as a consultant. The Company did not make any cash payments. The total amount of $77,415 is included on the Company’s balance sheet as Accounts payable – related party.

Note 13 - New accounting pronouncements:

In September 2011, the FASB issued ASU 2011-08, “Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment,” intended to simplify how an entity tests goodwill for impairment. The guidance allows an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The results of this qualitative assessment will determine whether a quantitative impairment test must be performed. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011; however, early adoption is permitted. This ASU will be effective for the Company beginning on September 29, 2012. The adoption of this ASU is not expected to have a material impact on the Company’s results of operations, financial position or cash flows.

In November 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” ASU 2011-11 requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. Offsetting, otherwise known as netting, is the presentation of assets and liabilities as a single net amount in the statement of financial position (balance sheet). An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. This ASU will be effective for the Company beginning on September 28, 2013. The adoption of this ASU is not expected to have a material impact on the Company’s results of operations, financial position or cash flows.

In July 2012, the FASB issued ASU 2012-02, “Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.” ASU 2012-02 amends the guidance in Accounting Standards Codification (“ASC”) 350-302 on testing indefinite-lived intangible assets, other than goodwill, for impairment by allowing an entity to perform a qualitative impairment assessment before proceeding to the two-step impairment test. If the entity determines, on the basis of qualitative factors, that the fair value of the indefinite-lived intangible asset is not more likely than not (i.e., a likelihood of more than 50 percent) impaired, the entity would not need to calculate the fair value of the asset. In addition, ASU 2012-02 does not amend the requirement to test these assets for impairment between annual tests if there is a change in events or circumstances; however, it does revise the examples of events and circumstances that an entity should consider in interim periods. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption being permitted. This ASU will be effective for the Company beginning on September 29, 2012. The adoption of this ASU is not expected to have a material impact on the Company’s results of operations, financial position or cash flows.

VIOSOLAR INC.
(A development stage enterprise)
Notes to Consolidated Financial Statements
July 31, 2012, 2011 and 2010

Note 14 - Other events:

Subsequent to the period covered by this report, the Company has further extended the agreement with Papadias for a further year. The Company will be required to perform under the contract by October 31, 2013.

On December 14, 2012, the Company received notice from the Alberta Securities Commission that the Alberta Securities Commission had determined that the Company had met the requirements in Multi-Lateral Instrument 51-105 and was therefore designated by the Alberta Securities Commission as an “OTC Reporting Issuer in Alberta”. Concurrent with the notice the Alberta Securities Commission issued a cease trade order whereby no trading of securities of the Company may take place in the Province of Alberta. The Company intends to review the policies and to make all required filings.

In accordance with FASB pronouncements regarding subsequent events, we have evaluated subsequent events through May 7, 2013, and we believe there are no subsequent events required to be disclosed pursuant to this pronouncement.

VIOSOLAR INC.

UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTH PERIODS ENDED APRIL 30, 2013 AND 2012

AND FOR THE PERIOD FROM INCEPTION (JULY 19, 2004) TO APRIL 30, 2013

ITEM 1.  FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 210 8-03 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature.  Operating results for the nine month period ended April 30, 2013, are not necessarily indicative of the results that may be expected for the fiscal year ending July 31, 2013.  For further information refer to the financial statements and footnotes thereto included in the Company’s Annual Report on Form 20-F/A for the fiscal year ended July 31, 2012 as filed with the Securities and Exchange Commission on May 8, 2013.

VIOSOLAR INC.
 (A Development Stage Company)
BALANCE SHEETS
Expressed in United States Dollars
(Unaudited)

As at:	April 30, 2013	July 31, 2012

ASSETS
Current
Cash	-	5,008
Total Current Assets	-	5,008

TOTAL ASSETS	$-	$5,008

LIABILITIES
Current Liabilities
Notes payable	911,186	911,186
Loans from related parties	58,561	58,561
Accounts payable and accrued expenses	154,481	94,771
Accounts payable and accrued expenses – related parties	552,819	480,777
Total current liabilities	1,677,047	1,545,295

Promissory notes	20,000	-
Total Liabilities	1,697,047	1,545,295

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, Class A voting shares, no par value, unlimited authorized, 183,825 shares issued and outstanding, April 30, 2013 and July 31, 2012.	147,297	147,297
Additional paid in capital	2,999,628	2,999,628
Accumulated deficit during the development sate	(4,843,972)	(4,687,212)
Total Stockholders’ Equity (Deficit)	(1,697,047)	(1,540,287)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$-	$5,008

See accompanying notes.

VIOSOLAR INC.
(A Development Stage Company)
STATEMENTS OF COMPREHENSIVE INCOME
Expressed in United States Dollars
(Unaudited)

	Three Months Ended		Nine Months Ended		Inception (July 19, 2004)
	April 30, 2013	April 30, 2012	April 30, 2013	April 30, 2012	Through April 30, 2013

Revenue	$-	$-	$-	$-	$-

General and administrative expenses
Management fees	24,000	24,000	72,000	72,000	602,797
Stock-based compensation	-	-	-	-	3,068,129
Professional fees	22,030	7,921	40,882	13,201	462,269
Depreciation	-	-	-	-	1,860
Administrative expenses	3,292	6,990	6,482	18,375	530,903
Total operating expenses	49,322	38,911	119,364	103,576	4,665,958

Operating income (loss) from continuing operations	(49,322)	(38,911)	(119,364)	(103,576)	(4,665,958)

Other income (expense):
Interest income	-	-	-	-	1,876
Interest (expense)	(12,610)	(12,197)	(37,208)	(35,841)	(198,103)
Foreign exchange gain (loss)	81	16,855	(188)	16,869	18,213
Total other income (expense)	(12,529)	4,658	(37,396)	(18,972)	(178,014)

Income (loss) before taxes from continuing operations	(61,851)	(34,253)	(156,760)	(122,548)	(4,843,972)
Provision (credit) for taxes on income	-	-	-	-	-
Net income (loss) from continuing operations	(61,851)	(34,253)	(156,760)	(122,548)	(4,843,972)

(Loss) from discontinued operations, net of tax	-	-	-	-	(34,208)
Gain recognized on divestment of subsidiary	-	-	-	-	34,208
Net income (loss) from discontinued operation	-	-	-	-	-

Net Income (Loss)	$(61,851)	$(34,253)	$(156,760)	$(122,548)	$(4,843,972)

Basic and diluted Earnings (loss) per common share – basic
Continuing operations	$(0.34)	$(0.19)	$(0.85)	$(0.67)
Discontinued operations	$-	$-	$-	$-

Weighted Average Number of Common Shares Outstanding	183,825	183,825	183,825	183,825

See accompanying notes.

VIOSOLAR INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Expressed in United States Dollars
(Unaudited)

	Nine Month Period Ended		Inception (July 19, 2004)
	April 30, 2013	April 30, 2012	Through April 30, 2013
Cash flow used in operating activities
Net income (loss) for the period	$(156,760)	$(122,548)	$(4,843,972)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash management fees	-	-	10,000
Depreciation and amortization	-	-	1,860
Stock-based compensation	-	-	3,068,129
Accrued interest expenses	37,208	35,841	198,102
Changes in operating assets:
Prepaid expense	-	1,325	-
Accounts payable - related parties	72,000	72,000	639,472
Foreign exchange on accounts payable – related parties	188	29	2
Accounts payable	22,356	(2,118)	33,318
Net cash flows from continuing operating activities	(25,008)	(15,471)	(893,089)
Net cash flows from discontinued operating activities	-	-	166,634
Total net cash flows from operating activities	(25,008)	(15,471)	(726,455)

Cash flows from investing activities:
Acquisition of computer equipment	-	-	(1,860)
Net cash flows from investing activities – continuing operations	-	-	(1,860)
Net cash flows from investing activities – discontinued operations	-	-	(160,918)
Total net cash flows from investing activities	-	-	(162,778)

Cash flow from financing activities
Proceeds from sale of common stock, net	-	-	68,797
Proceeds from short-term notes	-	-	142,264
Proceeds from promissory note	20,000	-	20,000
Proceeds from related parties	-	20,391	663,407
Net cash flows from financing activities – continuing operations	20,000	20,391	894,468
Net cash flows from financing activities – discontinued operations	-	-	(9,317)
Total net cash flows from financing activities	20,000	20,391	885,151

Effect of foreign exchange on cash flows	-	-	4,082

Cash Increase (Decrease)	(5,008)	4,920	-
Cash, Beginning of period	5,008	98	-
Cash, End of period	$-	$5,018	-

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-
Non cash transactions :
Refinance of accounts payable, related parties	$-	-	93,059
Refinance of accrued interest, related parties	-	-	51,017
Refinance of loans payable, related parties	-	-	604,846
	$-	$-	$748,922
See accompanying notes.

VIOSOLAR INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
April 30, 2013
(Expressed in United States Dollars)

1.	Business Description and Going Concern

(a)
Business Description:  VioSolar Inc. (formerly Sprout Development Inc., identified in these footnotes as “we” or the Company) was incorporated on July 19, 2004, under the laws of the Province of Alberta, Canada. On June 22, 2007, we filed Articles of Amendment in the Alberta Corporate Registry to effect a name change from Sprout Development Inc. to VioSolar Inc.

We operate pursuant to the laws of the Province of Alberta, Canada.  Our registered agent is in Canada, however, we do not have any offices in Canada having established a place of business in Greece, in July 24, 2008 and registering our Company with the local government to undertake business in this jurisdiction.  We use a July 31 fiscal year for financial reporting purposes.

The Company was incorporated with the intention of selling access to software that delivers a web enabled, collaborative approach to child custody communications for divorced parents to foster a non-confrontational environment.  We were unsuccessful in implementing that business plan, and management determined to look for other business opportunities during the fiscal year ended July 31, 2007.

On March 14, 2007 Mr. Daryl Cozac, the President and a director and Mr. Jim Balsara, the Secretary, Treasurer and a director resigned as both officers and directors.  Three new directors were appointed to fill the available vacancies and appointments to the offices of President and Secretary/Treasurer were also completed.  Mr. Cozac, the controlling shareholder of our Company at March 14, 2007, sold a total of 139,900 Class A common shares of the Company to Neranion Holdings Ltd. for cash consideration of $104,940.  The 139,900 Class A common shares represented 78% of our then total issued and outstanding shares.  Subsequent to the year ended July 31, 2007, Neranion Holdings Ltd. gifted a total of 89,900 of the Class A common shares to 44 individuals leaving Neranion Holdings Ltd. with a total of 50,000 Class A common shares.  On November 26, 2008, Neranion Holdings Ltd. sold 50,000 shares of the Company’s Class A common stock, representing 28% of the total issued and outstanding shares, to Rick Walchuk, a director and officer of the Company.

Concurrent with the change of control noted above, the succeeding board of directors undertook a review of business opportunities in the European Union and determined that there was a potential market for the development of solar parks.  The Company’s current business plan is to become a global marketer of solar energy.

On July 23, 2009, the Company completed the purchase of eight-five percent of the outstanding shares of Energeiaki E.P.E. of Tripoli, Greece (the “E.P.E”). Upon the acquisition of E.P.E by VioSolar, the Company issued an aggregate of 40,000 shares of common stock of VioSolar.  As a result, Energeiaki E.P.E became a subsidiary of the Company at that point.

Energeiaki E.P.E. operated a photovoltaic solar company based in Tripoli, Greece with one photovoltaic solar park of 100kw in operation. Energeiaki had two other parks of 100kw each under construction and six other applications at various stages of government approval representing a total of 1.1 MW.

On July 31, 2010, the Company and the 15% shareholders of E.P.E. agreed to rescind the transaction completed on July 23, 2009 and the Company canceled the 40,000 shares of VioSolar issued to E.P.E. and returned its eighty-five percent equity interest to E.P.E.’s shareholders. Subsequent to the rescission E.P.E. was  no longer a related party.

On October 1, 2010, the Company entered into a Memorandum of Understanding (the “MOU”) with Mr. Konstantntinos Papadias (“Papadias”), a resident of Tyros, Greece, whereunder Papadias agreed to make available a total of 150,000 square meters of land in the Municipality of Tyros, Greece for the implementation of a Photovoltaic Park.

VIOSOLAR INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
April 30, 2013
(Expressed in United States Dollars)

1.           Business Description and Going Concern (continued)

 (a) Business Description (continued)

Our plan is to become a global marketer of electricity generated from solar energy. The plan includes the construction, management, and operation of solar energy parks. Our plans are to pursue the establishment of solar energy parks within Greece, however while we have acquired land for development we have been unable to fund such development due to the state of the Greek economy. VioSolar Inc. is pursuing cutting edge technology in the research and development of new, more cost efficient and energy efficient solar modules.

On February 27, 2012, the Board of Directors authorized the Company to implement a reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of Common Stock at a ratio of 1:100 and to file all required documents to the requisite regulatory authorities to implement the Reverse Split. The action was amended to amend the record date on March 23, 2012 and again June 12, 2012 that the record date was set as June 25, 2012 and the effective date as June 27, 2012, subject to FINRA approval. The effect of this reverse split has been retroactively applied to the common stock balances at July 31, 2004, and reflected in all common stock activity presented in these financial statements since that time.

(b)	Going Concern

These financial statements have been prepared on a going concern basis.  We have incurred losses since inception resulting in an accumulated deficit of $4,843,972 and further losses are anticipated in the development of our business raising substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  Management intends to address the going concern issue by funding future operations through the sale of equity capital, and by third party or related party loans, if available.

2.	Summary of Significant Accounting Policies

a)	Basis of Presentation
The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.  The financial statements have been presented in U.S. dollars, which is our functional currency. Certain items in previous years have been reclassified to conform to the current year presentation.

b)	Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

c)	The Fair Value of Financial Instruments

The carrying value of cash and prepaid expenses approximate their fair value because of the short-term maturity of these instruments.  Our operations are in Canada and primary operations are carried out in the functional currency of Canada

VIOSOLAR INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
April 30, 2013
(Expressed in United States Dollars)

2.	Summary of Significant Accounting Policies (continued)

d)	Stock-Based Compensation

The Company follows the guidance included in ASC 718 Compensation-Stock Compensation (“ASC 718”) using the modified prospective transition method. The Company recognizes compensation expense in the financial statements for share-based awards based on the grant date fair value of those awards.

e)	Impairment of Long-lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amounts might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

f)	Foreign Currency Translation

The financial statements are presented in US Dollars, which is the parent Company’s functional and presentation currency. Each entity determines its own functional currency and items including in the financial statements of each entity are measured using that functional currency. Transactions in foreign currencies are initially recorded at the functional currency rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated into the respective functional currency of the entity at the rates prevailing on the balance sheet date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the initial transactions dates. Non-monetary items measured in terms of historical cost in a foreign currency are not retranslated. For the purpose of presenting consolidated financial statements, the assets and liabilities of entities with a functional currency other than US Dollars are expressed in US Dollars using exchange rates prevailing on the balance sheet date. Income and expense items and cash flows are translated at the average exchange rates for the period and exchange differences arising are recognized directly in equity.

g)           Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with applicable Statements of Financial Accounting Standards regarding Accounting for Income Taxes.  These standards require the use of the asset/liability method of accounting for income taxes.  Deferred income tax expenses and benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

VIOSOLAR INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
April 30, 2013
(Expressed in United States Dollars)

2.           Summary of Significant Accounting Policies (continued)

h)           Basic and Diluted Net Income (Loss) Per Share

We follow FASB Statements pertaining to Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.  Because we experienced an operating loss during the period, the calculation of diluted earnings per share did not include stock options described in Note 11, below, as the calculation would have been anti-dilutive.

i)           Recently Issued Accounting Pronouncements

The Company does not expect that the adoption of any recent accounting pronouncements will have a material impact on its financial statements.

Note 3 – Reclassification of prior year presentation

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

Note 4 – Future operations:

On October 1, 2010, the Company entered into a Memorandum of Understanding (the “MOU”), as amended October 30, 2011,  with Mr. Konstantntinos Papadias (“Papadias”), a resident of Tyros, Greece, whereunder Papadias agreed to make available a total of 150,000 square meters of land in the Municipality of Tyros, Greece for the implementation of a Photovoltaic Park. The MOU further provides that:

(1)
The Company, at its sole expense, conduct research on the feasibility of the Photovoltaic Park (the “Study”) to determine the viability of the project and potential for annual electric output to be reviewed by Papadias no later than 12 months from the date of the MOU ;

(2)
Papadias allow unobstructed access to the land area for purposes of such feasibility study and provide ownership documentation, land titles and other such documentation as to confirm the land available for development free of any burden or barrier to development;

(3)
Following the completion of the Study, should the viability of the proposed Photovoltaic Park be confirmed, the parties agree to enter into a Cooperation Contract whereby the land will be subject to a long-term lease, the parties agree to cooperate to obtain any and all necessary licenses,  and any and all such other terms to be negotiated at that time.

In consideration of the above noted terms, the Company agrees to pay to Papadias the sum of 100 Euros upon execution of the MOU; a further 100,000 Euros over a period of ten (10) years commencing twelve months from the original signing of the agreement; and, a royalty of 5% of any net revenues derived from any operations on the leased lands.  Subsequent to the fiscal year ended July 31, 2011, on October 31, 2011, the Company and Papadias amended the MOU to allow for a term of twenty-four (24) months to complete the Study and for payments to commence.  The Company has completed the study  expects to renegotiate the agreement with Papadias prior to October 31, 2013.

VIOSOLAR INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
April 30, 2013
(Expressed in United States Dollars)

Note 5 – Uncertainty in Greek economy:

Uncertainty surrounding the continuing financial instability with respect to the Greek government (the “Government”) and the economy of Greece continues to raise certain doubts about the Government’s ability to perform should the Company develop photovoltaic parks in Greece and look to enter into Power Purchase Agreements with the Government.  Under current economic conditions, the ability of the Greek government to effectively perform under any contracts that could be negotiated in the future remains unknown.  The Company has not yet entered into negotiations with respect to potential, future energy production and therefore we have not yet determined the impact this uncertainly may have on these financial statements, and as such, the financial statements do not include any adjustments that might result from the outcome of this uncertainty.  The Company has been unable, due to the current state of the economy in Greece to raise any funds to develop its project.

Note 6 – Notes payable:

A summary of notes payable as of April 30, 2013 and July 31, 2012 are as follows:

	April 30, 2013	July 31, 2012
Various third parties	$911,186	$911,186

The note is due on demand, bears interest at 5% per annum and is unsecured.

During the nine months period ended April 30, 2013, the Company accrued interest totaling $34,169 in respect of this loan. As at April 30, 2013, the amount of  $111,173 (July 31, 2012 - $77,004) is reflected on the Company’s balance sheets as accounts payable and accrued expense.

Note 7 – Promissory notes:

On November 28, 2012, The Company received fund of $20,000 from third party. The Promissory note is due on November 28, 2014, bears interest at 10% per annum and is unsecured.

As of April 30, 2013, the Company accrued interest expense $1,189 reflected on the Company’s balance sheets as accounts payable and accrued expenses.

Note 8 – Related party transactions:

As at April 30, 2013, the Company owed Mr. Walchuk an amount totaling $58,179 (July 31, 2012 - $58,179), which is included on the Company’s balance sheet as loans payable – related party.  On July 31, 2008, the Board of Directors approved a series of promissory notes in respect of funds advanced by Mr. Walchuk for operations bearing interest at 5% per annum. As a result of the agreements, the Company has accrued interest expenses totaling in the amount of $2,200 in respect of amounts advanced, which amount is recorded on the Company’s balance sheet as Accounts payable – related party.

During the nine month period ended April 30, 2013, the Company accrued management fees totaling $72,000 ($72,000 – 2011) to two directors of the Company, Rick Walchuk and Michael Soursos.  The Company did not make any cash payments to either director, leaving an amount of $370,000 owing to Mr. Walchuk and an amount of $99,000 owing to Mr. Soursos on the Company’s balance sheet as Accounts payable – related party.

VIOSOLAR INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
April 30, 2013
(Expressed in United States Dollars)

Note 9 – Stockholders’ Equity:

During the nine months period ended April 30, 2013, the Company did not issue any shares of common stock. As at April 30, 2013, the Company had a total of 183,825 shares of its Class A, voting, no par value common stock issued and outstanding.  A total of 3,725 shares earned under the Company’s 2008 and 2009 stock award plans remain unissued at April 30, 2013.

We are also authorized to issue an unlimited number of Class B voting common shares, Class C non-voting common shares, and Class D non-voting common shares, and 5,000,000 shares of Class E non-voting preferred shares.  None of these other classes of shares had been issued at the date of the financial statements.

Note 10 – Stock options and stock awards:

The following table summarizes information concerning stock options outstanding as of April 30, 2013 and July 31, 2012:

	April 30, 2013		July 31, 2012
	Shares	Weighted Average Exercise Price $	Shares	Weighted Average Exercise Price $
Outstanding at beginning of the year	20,150	40	20,150	40
Granted	-	-	-	-
Exercised	-	-	-	-
Expired or cancelled	-	-	-	-
Outstanding at end of year	20,150	40	20,150	40

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Number Subject to Exercise
$40	15,650	0.06	15,650
$40	4,500	1.06	4,500
Total	20,150	0.28	20,150

If  not previously exercised or canceled, options outstanding at April 30, 2013 will expire as follows:
	Range of Exercise Prices		Weighted Average Exercise
	High	Low	Shares	Price
Year Ending July 31, 2013	$ 40	$ 40	15,650	$ 40
Year Ending July 31, 2014	$ 40	$ 40	4,500	$ 40

Note 11 - Other events:

On December 14, 2012, the Company received notice from the Alberta Securities Commission (“ASC”) that the ASC had determined that the Company had met the requirements in Multi-Lateral Instrument 51-105 and was therefore designated by the ASC as an “OTC Reporting Issuer in Alberta”.   Concurrent with the notice the ASC issued a cease trade order whereby no trading of securities of the Company may take place in the Province of Alberta.  The Company has made all of the required filings and on May 27, 2013, the ASC revoked the cease trade order allowing the trading of securities of the Company to take place in the Province of Alberta.

On May 25, 2013 a total of 15,650 stock options expired unexercised.

VIOSOLAR INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
April 30, 2013
(Expressed in United States Dollars)

Note 11 - Other events (continued):

On July 4, 2013, the Company entered into debt settlement agreements with two creditors to settle a total of $552,406.08 in outstanding indebtedness through the issuance of an aggregate of 27,620,304 Class A common shares at a price of $ 0.02 per share (the "Debt Settlement"). The entire amount of $552,406.08 represents indebtedness owed to two Directors and Officers of the Company, being Rick Walchuk who settled the amount of $445,021.21 in debt for the issuance of 22,251,060 Class A common shares and Michael Soursos who settled the amount of $107,384.87 for the issuance of 5,369,244 shares of Class A common shares.

On July 26, 2013 the Company finalized private placement  agreements  to raise $80,000 at $0.02 per share and issued a total of 4,000,000 shares to four placees.

On July 26, 2013, Mr. Michael Soursos resigned as Secretary, Treasurer and a director of the Company, concurrently, Mr. Rick Walchuk was appointed Secretary and Treasurer of the Company.

On August 27, 2013 Mr. George S. Young was appointed to the Company’s Board of Directors.

In accordance with FASB pronouncements regarding subsequent events, we have evaluated subsequent events through June 19, 2013, and we believe there are no subsequent events required to be disclosed pursuant to this pronouncement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and the related notes thereto for the years ended July 31, 2012 and 2011 and our unaudited financial statements and related notes thereto for the nine months ended April 30, 2013 and 2012 that appear elsewhere in this proxy statement/prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this proxy statement/prospectus, particularly in the section entitled “Risk Factors” beginning on page 19 of this proxy statement/prospectus.

Results of Operations for the Years Ended July 31, 2012 and 2011

Our operating results for the years ended July 31, 2012 and 11 are summarized as follows:

	For the year ended July 31, 2012 ($)	For the year ended July 31, 2011 ($)
Operating Revenues	-0-	-0-
Operating Costs and expenses	129,688	215,282
Income (loss) from Operations	(129,688)	(215,282)
Other Income (Expenses)	(31,797)	(56,913)
Provision for Income Taxes	0	0
Net Income (loss)	(161,485)	(272,195)

Net Loss per share (basic and diluted)	(0.88)	(1.48)

Operating Results

The Company did not generate any revenues for the fiscal years ended July 31, 2012 and 2011.

We realized net losses for the 12-month period ended July 31, 2012, of $161,485 as compared to net losses of $272,195 for the 12-month period ended July 31, 2011. In 2012 the decrease in the net loss was mainly attributable to a decrease in operating expenses from $215,282 (2011) to $129,688 (2012).

The decreases in general and administrative expenses was as a result of management’s efforts to reduce expenses, mainly due to the reduction in operational overhead as the Company downsized its operations and offices.

We had total assets, consisting solely of cash, of $5,008 at July 31, 2012, as compared $1,423 at July 31, 2011.

We had total current liabilities of $1,545,295 as at July 31, 2012, compared to $1,380,225 at July 31, 2011. Notes payable increased to $911,186 (2012) from $840,824 (2011) primarily due to accrued interest related to the loans. Loans from related parties increased to $58,561 (2012) from $35,511 (2011) as we were provided with funding by related party loans to pay down accounts payable. Accounts payable and accrued expenses decreased to $94,771 (2012) from $124,653 (2011). The accounts payable decrease during fiscal 2012 is related to funds from related parties to pay down outstanding accounts payable. Accounts payable to related parties increased to $480,777 (2012) from $379,237 (2011), due to management fees accruing but remaining unpaid due to a lack of available funds.

Liquidity and Capital Resources

At July 31, 2012, we had a working capital deficit of $1,540,287, compared to a working capital deficit of $1,379,802, as of July 31, 2011. Since inception, we have relied on loans from third parties, loans from related parties, and advances and other payables to related parties to fund our operations. We do not presently have sufficient funds to meet this requirement. There can be no assurance that financing, in the form of loans, other related party transactions or bank lending will be available to our company in an amount and/or on terms acceptable to us, as and when required, or at all.

Our financial position as at July 31, 2012 and 2011 and the changes for the years then ended are as follows:

Working Capital

	As at	As at
	July 31, 2012	July 31, 2011
Current Assets	$5,008	$1,423
Current Liabilities	$1,545,295	$1,380,225
Working Capital (Deficiency)	$(1,540,287)	$(1,378,802)

Cash Flows

	Year Ended	Year Ended
	July 31,	July 31,
	2012	2011
Net cash provided by (used in) Operating Activities	$(18,140)	$(64,926)
Net Cash flows from investing activities	$0	$0)
Net Cash flows from financing activities	$23,050	$54,707
Effect of exchange rate changes on cash and cash equivalents	$0	$8,040
Increase (Decrease) in Cash and Cash Equivalents during the Year	$4,910	$(2,179)
Cash, Beginning of Year	$98	$2,277
Cash, End of Year	$5,008	$98

Results of Operations for the Three Months Ended April 30, 2013 and 2012

Our operating results for the three months ended April 30, 2013 and 2012 are summarized as follows:

	Three Months ended April 30, 2013 ($)	Three Months ended April 30, 2012 ($)
Operating Revenues	0	0
Operating Costs and expenses	(49,322)	(38,911)
Income (loss) from Operations	(49,322)	(38,911)
Other Income (Expenses)	(12,529)	4,658
Provision for Income Taxes	0	0
Net Income (loss)	(61,851)	(34,253)
	-	-
Net Loss per share (basic and diluted)	(0.34)	(0.19)

During the three months ended April 30, 2013 as compared to the three months ended April 30, 2012 the Company’s net loss increased to ($61,851) for the three months ended April 30, 2013 from ($34,253) for the three months ended April 30, 2012.

The Company incurred $49,322 in operating expenses for the three months ended April 30, 2013 as compared to $38,911 operating expenses in the comparative period ended April 30, 2012. The increase in operating expenses was related to the requirement for filings in the Province of Alberta and the commissioning of the report on our existing project.

The operating expenses increased over the comparative three month periods as a result of an increase in professional fees from $7,921 (2012) to $22,030 (2013) offset by a reduction in administrative expenses from $6,990 (2012) to $3,292 (2013) due to the Company undertaking little activity other than maintaining its listing status and the filing in the Province of Alberta in the three month period ended April 30, 2013. Management fees stayed constant at $24,000 for both years reported.

Interest expense was $12,610 for the three months ended April 30, 2013 compared to interest expense of $12,197 for 2012 due to an increase in loans payable as the Company borrowed money for operations. The Company reported a gain in foreign currency transactions of $81 for the three months ended April 30, 2013 as compared to a gain of $16,855 for the three months ended April 30, 2012 which gain in 2012 was the major difference in the losses report increasing in the three months ended April 30, 2013 in addition to the increase in professional fees.

Nine months ended April 30, 2013 compared to nine months ended April 30, 2012

	Nine Months ended April 30, 2013 ($)	Nine Months ended April 30, 2012 ($)
Operating Revenues	0	0
Operating Costs and expenses	(119,364)	(103,576)
Income (loss) from Operations	(119,364)	(103,576)
Other Income (Expenses)	(37,396)	(18,972)
Provision for Income Taxes	0	0
Net Income (loss)	(156,760)	(122,548)

Net Loss per share (basic and diluted)	-	-

During the nine months ended April 30, 2013 as compared to the nine months ended April 30, 2012 the Company’s net loss increased to a net loss of ($156,760) for the nine months ended April 30, 2013 from a net loss of ($122,548) for the nine months ended April 30, 2012.

The Company incurred $119,364 in operating expenses for the nine months ended April 30, 2013 as compared to $103,576 operating expenses in the comparative period ended April 30, 2012. The increase in operating expenses was related to the requirement for filings in the Province of Alberta and the commissioning of the report on our existing project.

The operating expenses increased over the comparative nine month periods as a result of an increase in professional fees from $13,201 (2012) to $40,882 (2013), offset by a reduction in administrative expenses from $18,375 (2012) to $6,482 (2013). Management fees stayed constant at $72,000 for both years reported.

Interest expense was $37,208 for the nine months ended April 30, 2013 compared to interest expense of $35,841 for 2012 due to an increase in loans payable as the Company borrowed money for operations. The Company reported a loss in foreign currency transactions of $188 for the nine months ended April 30, 2013 as compared to a gain of $16,869 for the nine months ended April 30, 2012. The gain in foreign currency translation during the nine months ended April 30, 2012 was the main difference in the accounting for the increase in the loss from operations in conjunction with the increase in professional fees as the Company was required to meet filing obligations in the Province of Alberta.

Our financial position as at April 30, 2013 and July 31, 2012 and the changes for the periods then ended are as follows:

Working Capital

	As at	As at
	April 30, 2013	July 31, 2012
Current Assets	$0	$5,008
Current Liabilities	$(1,677,047)	$(1,545,295)
Working Capital (Deficiency)	$(1,677,047)	$(1,540,287)

Cash Flows

	Nine Months	Nine Months
	Ended	Ended
	April 30, 2013	April 30, 2012
Net cash provided by (used in) Operating Activities	$(25,008)	$(15,471)
Net cash provided by (used in) Investing Activities	$-	$-
Net cash provided by (used in) Financing Activities	$20,000	$20,391
Increase (Decrease) in Cash and Cash Equivalents during the Period	$(5,008)	$4,920
Cash, Beginning of Period	$5,008	$98
Cash, End of Period	$-	$5,018

Liquidity and Capital Resources

At April 30, 2013, we had a working capital deficit of $1,677,047, compared to a working capital deficit of $1,540,287, as of July 31, 2012. Since inception, we have relied on loans from third parties, loans from related parties, and advances and other payables from related parties to fund our operations. We expect to expend $35,000 on general and administrative expenses in the 2013 fiscal year and will require $2,800,000 to undertake the review of our current project and commence execution of our business plan; however we do not presently have sufficient funds to meet this requirement. There can be no assurance that financing, in the form of loans, other related party transactions or bank lending will be available to our company in an amount and/or on terms acceptable to us, as and when required, or at all.

The Company will continue discussions with various existing funding mediums looking for equity, debt and joint venture opportunities, focused on the funding of specific projects as they develop, including our agreement we entered into for the development of a PV park. We anticipate a funding requirement in the US$3,000,000 range in order to fund our medium term goals, that being the initial launch of the planned PV park to production, with additional funds being required for other projects that we may become a party to and operating capital. Due to the financial situation in Greece we cannot be sure that we will be able to raise any funds for our project, save for the funds we have recently committed for the report on the property. Due to the uncertainty within Greece, we expect to seek other opportunities outside of Greece in addition to the review of our current project report, in order to bring value to the Company and its shareholders.

At April 30, 2013, the Company had no cash on hand, as compared to $5,008 as at July 31, 2012 as the Company paid down its liabilities and did not raise any additional capital. At April 30, 2013, the Company had current liabilities of $1,677,047 (July 31, 2012 - $1,545,295) which includes accounts payable due to related parties of $552,819 as compared to $480,777 (July 31, 2012), accounts payable and accrued expenses of $154,481 as compared to $94,771 (July 31, 2012), loans from related parties remained constant at $58,561 for the nine month period ended April 30, 2013 and at July 31, 2012 as did notes payable of $911,186 for both periods. The increase is related to operations as a public reporting issuer in the Province of Alberta and the fees for a report commissioned on our current project.

We expect to continue to incur losses for the foreseeable future and there can be no assurance that we will achieve or maintain revenues or profitability, or establish or sustain future growth.

Critical Accounting Policies

Intangible assets –Identifiable intangible assets are recognized when the Company controls the assets, it is probable that future economic benefits attributed to the asset will flow to the Company and the cost of the asset can be reliably measured.

Foreign currency translation – The financial statements are presented in US Dollars, which is the parent Company’s functional and presentation currency. Each entity determines its own functional currency and items including in the financial statements of each entity are measured using that functional currency. Transactions in foreign currencies are initially recorded at the functional currency rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated into the respective functional currency of the entity at the rates prevailing on the balance sheet date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the initial transactions dates. Non-monetary items measured in terms of historical cost in a foreign currency are not retranslated. For the purpose of presenting consolidated financial statements, the assets and liabilities of entities with a functional currency other than US Dollars are expressed in US Dollars using exchange rates prevailing on the balance sheet date. Income and expense items and cash flows are translated at the average exchange rates for the period and exchange differences arising are recognized directly in equity.

Revenue recognition – We follow FASB standards regarding revenue recognition, which generally require that revenue be recognized when the following conditions are met:

(1)	Amounts are realized or realizable (that is, they are converted or convertible into cash or claims to cash).

(2)	Amounts are earned (that is, the activities prerequisite to obtaining benefits have been completed).

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents. Cash and cash equivalents are measured at cost.

Property, plant and equipment – Property, plant and equipment is valued at cost less accumulated depreciation and impairment losses. If the costs of certain components of an item of property, plant and equipment are significant in relation to the total cost of the item, they are accounted for and depreciated separately. Depreciation expense is recognized using the straight-line method. Costs of construction of qualifying assets, i.e. assets that require a substantial period of time to be ready for its intended use, include capitalized interest, which is amortized over the estimated useful life of the related asset. The following useful lives are assumed:

Leasehold improvements	-	20 years
Technical machinery & equipment	-	3 - 5 years
Furniture & office equipment	-	3 - 5 years

Fair Values – We follow FASB ASC 820-10-20 regarding determination of Fair Values. Certain assets and liabilities may from time to time be required to be valued using the principles in the FASB pronouncement. Generally, they establish a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy consists of three broad levels:

(1)	Level 1 inputs consist of unadjusted quoted prices in active markets for identical assets and have the highest priority;

(2)	Level 2 inputs consist of observable inputs other than the quoted prices included in Level 1;

(3)
Level 3 inputs consist of unobservable inputs and have the lowest priority. We use appropriate valuation techniques based on the available inputs to measure the fair value of assets and liabilities when required.

The hierarchy only prioritizes the inputs, not the valuation techniques that are used. The inputs used in a given valuation may fall in different levels of the hierarchy. The level in the hierarchy in which the resulting fair value measurement falls is based on the lowest level input that is significant to the overall valuation, regardless of the valuation technique(s) used. Determining whether an input is significant is a judgmental matter requiring consideration of factors specific to the asset or liability.

Taxes on income - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with applicable Statements of Financial Accounting Standards regarding Accounting for Income Taxes. These standards require the use of the asset/liability method of accounting for income taxes. Deferred income tax expenses and benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock – We follow FASB Statements pertaining to Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

           DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Rick Walchuk	Chairman, Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Director	57	March 14, 2007
Jenifer Walchuk	Director	31	July 31, 2011
George Young	Director	61	August 27, 2013

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Rick Walchuk

Mr. Walchuk has been President, Chief Executive Officer and a director of our company since March 14, 2007. He was appointed Chief Financial Officer on July 28, 2012 and Secretary of the Company on July 23, 2013. Mr. Walchuk has over 24 years of experience as a stockbroker. He has devoted most of his professional career to domestic and international business transactions. In April, 2004, Mr. Walchuk was appointed Chief Executive Officer of a startup biotech company in Athens, Greece, a position he held until July, 2004. Mr. Walchuk then served as a consultant to various public companies. Mr. Walchuk is serving as the President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and a director of our company and is responsible for overseeing our business development.

Currently, Mr. Walchuk is also an officer and director of New America Energy Corp. and American Graphite Technologies Inc., both of which are reporting issuers in the United States currently quoted on the OTCBB.

We believe Mr. Walchuk is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, in addition to his business experiences described above.

Jenifer Walchuk

Ms. Walchuk has been a director of our company since July 31, 2011. From July 31, 2011 to July 28, 2012, Ms. Walchuk was the Chief Financial Officer. Ms. Walchuk is currently a self-employed administration consultant and has been since October 2012. From December 2010 to October 2012 as Office Administrator with a Calgary based architect firm. Prior to that Ms. Walchuk was enrolled in Mount Royal College in Calgary, Alberta taking Business Administration courses.

We believe Ms. Walchuk is qualified to serve on our board of directors because of her knowledge of our company’s history and current operations, in addition to her business experiences described above.

George S Young

George S. Young is currently the President and a director of Lion One Metals Limited. Mr. Young has over 35 years of experience in the mining industry. Prior to joining Lion One, Mr. Young was Vice President and Director of International Royalty Corp. (2003-2008), and was President of MAG Silver Corp. (2002-2005). Previous positions include acting as General Counsel and Acting General Manager of the Intermountain Power Agency in Utah (1984-1988) and General Counsel of Bond International Gold (1988-1990, and President and CEO of Oro Belle Resources Ltd (1996-1998). Mr. Young started his career as a metallurgist at Kennecott Copper Corp. in Utah. He received a B.S. in Metallurgical Engineering from the University of Utah in 1975 and a J.D. from the University of Utah, College of Law, in 1979. Mr. Young has also engaged in the private practice of law in Salt Lake City, Utah, and is a former Chair of the Utah Section of the Society of Mining Engineers and a member (inactive) of the State Bar Associations of Colorado, Utah, and Texas.

We believe Mr. Young is qualified to serve on our board of directors because of his business experiences described above.

Family Relationships

Jenifer Walchuk, director is the daughter of Rick Walchuk our President and director. There are no arrangements or understandings between our directors and/or executive officers and any other person pursuant to which that director/executive officer was selected.

Involvement in Certain Legal Proceedings

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or has a material interest adverse to our company.

Our directors and executive officers have not been involved in any of the following events during the past ten years:
1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Cease Trade Order

No director or executive officer of our company, or a shareholder holding a sufficient number of securities of our company to affect materially the control of our company is, or was within ten years before the date of this proxy statement/prospectus, a director or executive officer of any company, that while that person was acting in that capacity:

(i)	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

(ii)
was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days.

Bankruptcies

No director or executive officer of our company, or a shareholder holding a sufficient number of securities of our company to affect materially the control of our company:

•
is, or was within ten years before the date of this proxy statement/prospectus, a director or executive officer of any company, that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

•
has, within the 10 years before the date of this proxy statement/prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, officer or shareholder.

Penalties or Sanctions

No director or executive officer of our company or a shareholder holding a sufficient number of securities of our company to affect materially the control of our company, has been subject to:

•	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement with a securities regulatory authority; or

•	any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor in making an investment decision.

Corporate Governance

Director Independence and Board Meetings

We currently act with three directors, consisting of Rick Walchuk, Jenifer Walchuk and George Young. Our common stock is quoted on the OTCQB operated by the OTC Markets Group, which does not impose any director independence requirements. Under NASDAQ Marketplace Rule 5605(a)(2), a director is not considered to be independent if he or she is or was also an executive officer or employee of the company. Using this definition of independent director, we determined that George Young is an “independent director” as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). Rick Walchuk is the Chief Executive Officer, Chief Financial Officer and President of the Company and Jenifer Walchuk served as Chief Financial Officer until July 2012. As such, they are not independent.

Our board of directors held no formal meetings during the year ended July 31, 2012. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Alberta Business Corporations Act, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Directorships

Our directors are also directors of the following other reporting issuers (or the equivalent in another jurisdiction):

Name of Director of the Company	Names of Other Reporting Issuers
Rick Walchuk	New America Energy Corp. American Graphite Technologies Inc.
George S. Young	Lion One Minerals Ltd.

Nomination Process

Our board of directors is responsible for identifying individuals qualified to become new board members and recommending to the board new director nominees for the next annual meeting of shareholders. New nominees must have a track record in general business management, special expertise in an area of strategic interest to the Company, the ability to devote the required time, show support for the Company’s mission and strategic objectives, and a willingness to serve. If shareholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this proxy statement/prospectus.

Orientation and Continuing Education

The Board briefs all new directors with respect to the policies of the Board and other relevant corporate and business information. The Board does not provide any continuing education.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Compensation

The Board conducts reviews with regard to the compensation of the directors and Chief Executive Officer once a year. To make its recommendations on such compensation, the Board takes into account the types of compensation and the amounts paid to directors and officers of comparable publicly traded Canadian companies.

Assessments

The Board regularly monitors the adequacy of information given to directors, communications between the Board and management and the strategic direction and processes of the Board and its committees, if any.

Committees of the Board

We currently do not have nominating or compensation committees or committees performing similar functions nor do we have a written nominating or compensation committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors.

Audit Committee

We presently do not have an audit committee. Our board of directors performs the same functions as an audit committee. Due to our limited operations, we have determined it is not feasible at this time to have an audit committee. Our board of directors has determined that it does not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. We believe that the members of our board of directors are capable of analyzing evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated revenues to date.

The Audit Committee’s Charter

We do not presently have an audit committee charter.

Composition of the Audit Committee

Presently our Board members serve the function of the audit committee. We do not have any independent Board members at this time as defined by NI 58-101. Of our two Board members, Rick Walchuk and Jenifer Walchuk, both are financially literate. We do not have a financial expert.

Relevant Education and Experience

Our Board Members serve in the capacity of an audit committee. Each of our board members have prior industry experience that provides suitable understanding of the applicable accounting principles, the process of preparation of financial statements and procedures for financial reporting. In particular, Mr. Walchuk has over 24 years of experience as a stockbroker which would require analysis of financial statements and financial performance of corporate entities over a variety of industry segments. Mr. Walchuk has served as the CEO and CFO of various corporate entities during his career and has fulfilled obligations in those roles including oversight of financial statement preparation and review. Ms. Walchuk has been enrolled in a Business Administration program which has provided a cursory understanding of the process of preparation of financial statements for reporting purposes, as well as the various processes required to prepare such financial statements. Additionally, Ms. Walchuk has previously served as the Company’s CFO, during which time she became acquainted with internal controls and processes to ensure adequate oversight of financial reporting. During this time Ms. Walchuk was also required to familiarize herself with accounting principles applicable to the Company’s industry segment and review of financial statements as prepared by third party contractors. While none of our board members are considered financial experts, each member has sufficient knowledge to oversee the preparation of the issuer’s financial statements, ensure adequate application of accounting principles and to supervise the Company’s third party bookkeeping consultants.

Reliance on Certain Exemptions

Since the commencement of the Company’s most recent completed financial year and to the date of this proxy statement/prospectus, the Company has not relied on any of the exemptions detailed below:

(a)	the exemption in section 2.4 (De Minimis Non-audit Services),

(b)	the exemption in section 3.2 (Initial Public Offerings),

(c)	the exemption in section 3.4 (Events Outside Control of Member),

(d)	the exemption in section 3.5 (Death, Disability or Resignation of Audit Committee Member), or

(e)	an exemption from National Instrument 52-110 Audit Committees, in whole or in part, granted under Part 8 (Exemptions).

Reliance on the Exemption in Subsection 3.3(2) or Section 3.6

The Company has not relied on any of the exemptions in subsection 3.3(2) (Controlled Companies) or section 3.6 (Temporary Exemption for Limited and Exceptional Circumstances) at any time since the commencement of the Company’s most recently completed financial year and to the date of this proxy statement/prospectus.

Reliance on Section 3.8

Since the commencement of the Company’s most recently completed financial year, and to the date of this proxy statement/prospectus, the Company has not relied upon section 3.8 (Acquisition of Financial Literacy).

Audit Committee Oversight

Since the commencement of the Company’s most recently completed financial year, there was no recommendation of the audit committee to nominate or compensate an external auditor that was not adopted by the board of directors.

Pre -Approval Policies and Procedures

We have not adopted any specific policies for the engagement of non-audit services; however, our board of directors pre-approves all services provided by our principal accountant. All of the services and fees described under the heading "Audit Fees", "Audit Related Fees", "Tax Fees" and "All Other Fees" below were reviewed and approved by our board of directors before the respective services were rendered and none of such services were approved by our board of directors pursuant to paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X.

External Auditor Service Fees (By Category)

(a)           Audit Fees

We incurred audit fees for audits of our financial statements, billed by ABBM Group, Ltd LLP of $7,000 during the fiscal year ended July 31, 2012 and $ 15,638 during the fiscal year ended July 31, 2011. A fee of $5,000 was incurred for the re-audit of our financial statements for the period ended July 31, 2012 by BF Borgers CPA PC to comply with the policy of MI 51-105 in regard to a PCAOB qualified auditor for fiscal 2012.

(b)           Audit-Related Fees

There were no fees billed for assurance and related services by ABBM Group, Ltd LLP relating to the performance of the audit or review of our financial statements, which are not reported under the heading "Audit Fees", for the fiscal years ended July 31, 2012, and 2011.

There were no fees billed for assurance and related services by BF Borgers CPA PC relating to the performance of the audit or review of our financial statements, which are not reported under the heading "Audit Fees", for the fiscal year ended July 31, 2012.

(c)           Tax Fees

For the fiscal years ended July 31, 2012 and 2011 the aggregate fees billed for tax compliance, tax advice and tax planning by ABBM Group, Ltd LLP were Nil. For the fiscal year ended July 31, 2012 the aggregate fees billed for tax compliance, tax advice and tax planning by BF Borgers CPA PC were Nil.

(d)           All other Audit fees.

For the fiscal years ended July 31, 2012 and 2011 the aggregate fees billed by ABBM Group, Ltd LLP, as applicable, for products and services, other than the services set out above, were Nil. For the fiscal year ended July 31, 2012 the aggregate fees billed by BF Borgers CPA PC, as applicable, for products and services, other than the services set out above, were Nil.

We are relying on the exemption provided by section 6.1 of National Instrument 52-110 which provides that as we are a venture issuer, we are not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of National Instrument 52-110.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Because we are a foreign private issuer as defined in Rule 3b-4 promulgated under the Securities Exchange Act of 1934, we are not subject to Section 16(a) of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended July 31, 2013; and

(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended July 31, 2013, who we will collectively refer to as the Named Executive Officers, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:
SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Rick Walchuk President & Chief Executive Officer	2013 2012	60,000 60,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	60,000 60,000

Rick Walchuk

During the fiscal year ended July 31, 2013, we accrued management fees totaling $60,000 ($60,000 – 2012) to Rick Walchuk.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of July 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Rick Walchuk	5,000	Nil	Nil	$0.40	May 25, 2013**	Nil	N/A	Nil	N/A

**  The 5,000 stock options expired on May 25, 2013 and as of the date of this proxy statement/prospectus, Mr. Walchuk has a total of 1,250 stock awards which have vested but not yet been issued.

2013 Grants of Plan-Based Awards

We did not have any equity and non-equity awards granted pursuant to plans to the named executives for the fiscal year ended July 31, 2013.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our Class A common stock as awarded by our board of directors. We did not pay any compensation to our directors who are not Named Executive Officers during the fiscal year ended July 31, 2013.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Management Contracts

No person or company other than our directors or executive officers performs management functions of our company to any substantial degree.

Indebtedness of Directors and Executive Officers

None of our executive officers, directors, employees, and former executive officers, directors and employees is, or at any time since August 1, 2012 has been, indebted to our company, nor is, or at any time since August 1, 2012 has been, any such individual indebted to any other entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by our company.

           TRANSACTIONS WITH RELATED PERSONS

Other than as disclosed below, there has been no transaction, since August 1, 2010, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:
(i)	Any director or executive officer of our company;
(ii)	Any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
(iii)
Any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of Viosolar Inc. when it was a shell company; and

(iv)	Any immediate family member (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

On July 11, 2013, the Company settled a total of $552,406.08 in outstanding indebtedness through the issuance to two creditors of an aggregate of 27,620,304 Class A common shares at a price of $ 0.02 per share (the "Debt Settlement"). The entire amount of $552,406.08 represents indebtedness owed to two, directors and officers of the Company, being Rick Walchuk who settled the amount of $445,021.21 in debt for the issuance of 22,251,060 Class A common shares and Michael Soursos who settled the amount of $107,384.87 for this issuance of 5,369,244 shares of Class A common shares.

During fiscal year ended July 31, 2010 the Company accrued invoices for services totaling $10,882 (2009 - $34,798) from a Company for which Jacqueline Danforth, a former director acts as a consultant. The Company did not make any cash payments. The total amount of $77,415 is included on the Company’s balance sheet as Accounts payable – related party.

Compensation for Named Executive Officers and Directors

For information regarding compensation for our named executive officers and directors, see “Executive Compensation”.

           SECURITY OWNERSHIP

The following table sets forth, as of September 6, 2013, certain information known to us with respect to the beneficial ownership of our common stock by (i) each of our directors and nominees, (ii) each of our named executive officers, and (iii) all of our directors and executive officers as a group.  Except as set forth in the table below, there is no person known to us who beneficially owns more than 5% of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Rick Walchuk	22,310,284 Class A common shares held directly(2)	70.1%
Jenifer Walchuk	-0-	-0-
George Young	-0-	-0-
Michael Soursos	5,377,269 Class A common shares held directly(3)	16.91%
Directors and Executive Officers as a Group	22,310,284	70.1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Class A common stock subject to options currently exercisable, or exercisable within 60 days of September 6, 2013 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentage based on 31,803,689 shares of Class A common stock outstanding on September 6, 2013.

(2)	Mr. Walchuk holds a total of 22,309,034 shares and has the right to receive an additional 1,250 shares by way of a stock award that has not yet been issued as of September 6, 2013.
(3)	Mr. Soursos holds a total of 5,376,019 shares and has the right to receive an additional 1,250 shares by way of a stock award that has not yet been issued as of September 6, 2013.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

           DESCRIPTION OF CAPITAL STOCK

General

Our Articles of Incorporation authorize the issuance of an unlimited number of shares of Class “A”, voting common stock, Class “B”, voting common stock, Class “C”, non-voting common stock, Class “D”, non-voting common stock and five million (5,000,000) shares of Class “E”, non-voting preferred stock (“Preferred Stock”) with the rights, preferences, privileges and restrictions thereof to be determined by our board of directors.

Common Stock

As of the date of this proxy statement/prospectus, the only class of common stock issued is our Class A common stock of which there were 31,803,689 shares of our Class A common stock issued and outstanding that were held by 123 holders of record.

Holders of our Class A common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Class A common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Class A common stock voting for the election of directors can elect all of the directors. Holders of our Class A common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A quorum is reached with at least two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 25% of the issued shares entitled to be voted at the meeting. At least two thirds of votes cast, in person or by proxy, is required to approve certain fundamental corporate changes such as liquidation, amalgamation or an amendment to our articles of incorporation.

Holders of Class A common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Class A common stock. Holders of our Class A common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Class A common stock.

Preferred Stock

As of the date of this proxy statement/prospectus, there were no shares of preferred stock issued and outstanding. Our board of directors is authorized to issue preferred stock and to fix the consideration and preferences of the preferred stock.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

At the request of our company, effective March 27, 2013, ABBM Group, Ltd LLP, Certified Public Accountants, resigned as our independent registered public accounting firm. Effective April 9, 2013, BF Borgers CPA PC, Certified Public Accountant, was appointed as our independent registered public accounting firm. The appointment of BF Borgers CPA PC, Certified Public Accountant, was approved by our board of directors.

The report of ABBM Group, Ltd LLP, Certified Public Accountants, on our financial statements for the fiscal years ended July 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During the fiscal years ended July 31, 2012 and 2011 and in the subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with ABBM Group, Ltd LLP, Certified Public Accountants, on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of ABBM Group, Ltd LLP, Certified Public Accountants, would have caused ABBM Group, Ltd LLP, Certified Public Accountants, to make reference to the subject matter of the disagreement(s) in connection with its report.

During the fiscal years ended July 31, 2012 and 2011 and in the subsequent interim period through the date of resignation, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended July 31, 2012 and 2011 and in the subsequent interim period through the date of appointment, we have not consulted with BF Borgers CPA PC, Certified Public Accountant regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has BF Borgers CPA PC, Certified Public Accountant provided to us a written report or oral advice that BF Borgers CPA PC, Certified Public Accountant concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with BF Borgers CPA PC, Certified Public Accountant regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, or nominee for election as a director of our company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual and special meeting, other than elections to office.

           “HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials and annual reports, delivering a single copy of proxy statement or annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their address from their brokers and would like to request “householding” of their communications should contact their brokers.

           STOCKHOLDER PROPOSALS

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders must be received no later than . If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, which sets forth specific requirements and limitations applicable to nominations and proposals at annual meetings of stockholders.

All stockholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail, to Viosolar Inc., Kolokotroni 2A, 17563 Paleo Faliro, Athens, Greece, Attention: President.

With respect to business to be brought before our annual and special meeting of stockholders to be held on , 2013, we have received no notices from our shareholders that we were required to include in this proxy statement/prospectus.

           WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual reports on Form 20-F and file our interim financial statements and management discussion and analysis that we prepare as a reporting issuer under Canadian securities legislation with the Securities and Exchange Commission on Form 6-K. Subsequent to the consummation of the continuance, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the issuance of the shares of common stock of Viosolar Nevada in connection with the continuance. This proxy statement/prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

We undertake, on your written request, to provide without charge a copy of our annual report on Form 20-F/A for the year ended July 31, 2012, as filed with the Securities and Exchange Commission on May 8, 2013. Request should be made to our company at Viosolar Inc., Kolokotroni 2A, 17563 Paleo Faliro, Athens, Greece, Attention: President.

           OTHER MATTERS

Our board of directors does not intend to bring any other business before the annual and special meeting, and so far as is known to our board of directors, no matters are to be brought before the annual and special meeting except as specified in the notice of the annual and special meeting. If any other matters are properly brought before the annual and special meeting, it is the intention of the persons named on the proxy to vote the shares represented by the proxy on such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

By:

/s/ Rick Walchuk
Rick Walchuk
President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Director
_________, 2013

APPENDIX A

PLAN OF CONVERSION

OF

VIOSOLAR INC.

(An Alberta Corporation)

INTO

VIOSOLAR INC.

(A Nevada Corporation)

Viosolar Inc., an Alberta corporation, hereby adopts the following plan of conversion (this “Plan of Conversion”):

1.	The name of the constituent entity (the “Constituent Entity”) is: Viosolar Inc.

2.	The name of the resulting entity (the "Resulting Entity") is: Viosolar Inc.

3.	The jurisdiction of the law that governs the Constituent Entity is the Province of Alberta, Canada. The jurisdiction of the law that will govern the Resulting Entity is the State of Nevada, U.S.A.

4.
As soon as is practicable following approval of this Plan of Conversion by the shareholders of the Constituent Entity by a special resolution in accordance with Section 189 of the Alberta Business Corporations Act and all requisite corporate and regulatory action in respect of the Resulting Entity has been taken, the Constituent Entity will cause the conversion of the Constituent Entity into the Resulting Entity (the "Conversion") to be consummated by the filing of the Articles of Conversion in the office of the Nevada Secretary of State in such form as is required by, and signed in accordance with, the applicable provisions of Chapter 92A of the Nevada Revised Statutes and, if required, the filing of the Articles of Conversion with the Registrar of the Corporation, Alberta Registries. The effective date and time of filing the Articles of Conversion with the Nevada Secretary of State will be the effective time and date of the Conversion (the "Effective Time").

5.	As of the Effective Time:

(a)
The Constituent Entity shall be converted into the Resulting Entity which shall possess all rights, privileges, powers and franchises of a public nature and a private nature and shall be subject to all restrictions, disabilities and duties of the Constituent Entity;

(a)
The proposed articles of incorporation and bylaws of the Resulting Entity, substantially in the forms attached hereto as Schedule “A” and Schedule “B”, respectively, will replace the articles of incorporation and bylaws of the Constituent Entity, and the proposed articles of incorporation and bylaws of the Resulting Entity will continue in full force and effect until changed, altered or amended as provided in the Nevada Revised Statutes;

(c)
The title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by the Constituent Entity, and all debts due to the Constituent Entity on whatever account, as well as all other things in action or belonging to the Constituent Entity, shall in accordance with the Alberta Business Corporations Act and the Nevada Revised Statutes be vested in the Resulting Entity without reservation or impairment;

(c)
The Resulting Entity shall have all of the debts, liabilities and duties of the Constituent Entity, and all rights of creditors accruing and all liens placed upon any property of the Constituent Entity up to the Effective Time shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Entity shall attach to the Resulting Entity and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties;

(d)
Any proceeding pending against the Constituent Entity may be continued as if the Conversion had not occurred or the Resulting Entity may be substituted in the proceeding in place of the Constituent Entity;

(e)
Any surplus appearing on the books of the Constituent Entity shall be entered as surplus on the books of the Resulting Entity and all such surplus shall thereafter be dealt by the Resulting Entity in any lawful manner;

(f)
Each share of all classes of shares of the Constituent Entity, issued and outstanding immediately prior to the Effective Time will for all purposes be deemed to be one issued and outstanding, fully paid and non-assessable share of common stock of the Resulting Entity, with a par value of $0.001 per share, by virtue of the Conversion and without any action required on the part of the holders thereof. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Constituent Entity will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of common stock of the Resulting Entity; and

(g)
The directors and officers of the Constituent Entity in office at the Effective Time of the Conversion will become the directors and officers, respectively, of the Resulting Entity, each of such directors and officers to hold office, subject to the applicable provisions of the articles of incorporation and bylaws of the Resulting Entity and the Nevada Revised Statutes, until his or her successor is duly elected or appointed and qualified.

6.
The boards of directors of the Constituent Entity may amend this Plan of Conversion at any time before the Effective Time of Conversion, provided, however, that an amendment made subsequent to the approval of the Conversion by the shareholders of the Constituent Entity shall not (a) alter or change the manner or basis of exchanging a shareholder’s shares of the Constituent Entity for a shareholder’s shares, rights to purchase a shareholder’s shares, or other securities of the Resulting Entity, or for cash or other property in whole or in part or (b) alter or change any of the terms and conditions of this Plan of Conversion in a manner that adversely affects the shareholders of the Constituent Entity.

7.
At any time before the Effective Time of Conversion, this Plan of Conversion may be terminated and the Conversion contemplated hereby may be abandoned by the board of directors of the Constituent Entity, notwithstanding approval of this Plan of Conversion by the shareholders of the Constituent Entity.

8.	The Constituent Entity intends that this Plan of Conversion will constitute the complete plan of conversion referred to in Chapter 92A of the Nevada Revised Statutes.

VIOSOLAR INC.
an Alberta corporation

By:   /s/ Rick Walchuk
Name: Rick Walchuk
Title: President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Director

Date: September 10, 2013

SCHEDULE A

Articles of Incorporation

040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	Viosolar Inc.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ______ Name ☐ Noncommercial Registered Agent (name and address below) ***OR*** ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 300,000,000 Par value per share: $ 0.001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name Street Address / City / State / Zip Code 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name **X** **Incorporator Signature** Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* **X** **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 3-10-11

A-

Attachment
To
Articles of Incorporation
Of
Viosolar Inc.

3.  Authorized Stock (continued)

(a)
The total number of shares of all classes of stock which the Corporation shall have authority to issue is 300,000,000 shares, of which 200,000,000 shall be shares of common stock, par value $0.001 per share, and 100,000,000 shall be shares of preferred stock, par value $0.001 per share.

(b)
Holders of common stock shall have one vote for each share on each matter submitted to a vote of the stockholders of the Corporation. Except as otherwise provided by law, by these Articles of Incorporation or by resolution or resolutions of the board of directors providing for the issuance of any series of preferred stock, the holders of common stock shall have sole voting power. Subject to all rights of the preferred stock or any series thereof, the holders of common stock shall be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.  Upon any liquidation of the Corporation, and after holders of preferred stock of each series shall have been paid in full the amounts to which they respectively are entitled or a sum sufficient for such payment in full has been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of common stock, to the exclusion of holders of preferred stock.

(c)
Preferred stock may be issued from time to time in one or more series.  The board of directors is hereby expressly granted the authority to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issuance of each such series the voting powers, designations, preferences, limitations, restrictions and relative rights of such series, to the full extent now or hereafter permitted by law. No holders of any series of preferred stock shall be entitled to receive any dividends thereon other than those specifically provided for by these Articles of Incorporation or the resolution or resolutions of the board of directors providing for the issuance of such series of preferred stock. Upon any liquidation of the Corporation, whether voluntary or involuntary, the holders of preferred stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by these Articles of Incorporation or by the resolution or resolutions of the board of directors providing for the issuance of such series.

Additional Provisions

8.  Acquisition of Controlling Interest

The Corporation elects not to be governed by Nevada Revised Statutes (“NRS”) 78.378 to 78.3793, inclusive.

9.  Combinations with Interested Stockholders

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

10.  Liability

To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a)	acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)	the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Article 11 will not adversely affect any right or protection of a director or officer of the Corporation existing immediately prior to such amendment or repeal.

11.  Indemnification

(a)
Right to Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b)
Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Article 11, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c)
Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Article 11 are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, these Articles of Incorporation or otherwise.

(d)
Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

(e)
Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which the Indemnitee is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such Indemnitee to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the Indemnitee is not entitled to be indemnified for such expenses.

SCHEDULE B

Form of By Laws of Viosolar Inc., a Nevada corporation

Bylaws

Of

Viosolar Inc.

A Nevada Corporation

Article I

Stockholders

Section 1

Annual Meeting.    Annual meetings of the stockholders (the “Stockholders”) of Viosolar (the “Corporation”) shall be held on the day and at the time as may be set by the Board of Directors of the Corporation (the “Board of Directors”) from time to time, at which annual meeting the Stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2

Special Meetings.    Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of the Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose of the proposed meeting.

Section 3

Place of Meetings.    All meetings of the Stockholders shall be held at such place within or outside the State of Nevada as the Board of Directors shall determine or as the respective notices thereof shall specify.

Section 4

Quorum; Adjourned Meetings.    Stockholders holding at least ten percent (10%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.  The withdrawal of any Stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting. At any meeting of the Stockholders at which a quorum shall be present, the Stockholders holding a majority of the voting power, present in person or represented by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting or notice as expressly required by law.  If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the officer presiding thereat shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting or notice as expressly required by law, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 5

Voting.    Each Stockholder of record holding stock which is entitled to vote at a meeting shall be entitled at each meeting of the Stockholders to one vote for each share of stock standing in his, her or its name on the books of the Corporation.

When a quorum is present or represented at any meeting of the Stockholders, the vote of the Stockholders holding a majority of the voting power present in person or represented by proxy shall be sufficient to elect members of the Board of Directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 6

Proxies.    At any meeting of the Stockholders, any Stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing.  In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide.  No proxy or power of attorney to vote shall be used to vote at a meeting of the Stockholders unless it shall have been filed with the secretary of the meeting.  All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 7

Action - Without Meeting.    Any action which may be taken by the vote of the Stockholders at a meeting may be taken without a meeting if authorized by the written consent of the Stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Article II

Directors

Section 1

Management of Corporation.    The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things except such as are by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

Section 2

Number, Tenure, and Qualifications.    The number of directors which shall constitute the whole Board of Directors shall be at least one.  The number of directors may from time to time be increased or decreased by resolution of the Board of Directors to not less than one nor more than fifteen.  The Board of Directors shall be elected at the annual meeting of the Stockholders and except as provided in Section 2 of this Article, each director elected shall hold office until his or her successor is elected and qualified.  Directors need not be Stockholders.

Section 3

Vacancies.    Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the remaining Board of Directors, though not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the Stockholders.  The holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the members of the Board of Directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his or her absence, with any other officer.  Such removal shall be effective immediately, even if successors are not elected simultaneously.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the Stockholders fail at any annual or special meeting of the Stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the Stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

Section 4

Annual and Regular Meetings.    Regular meetings of the Board of Directors shall be held at any place within or outside the State of Nevada which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors.  In the absence of such designation, regular meetings shall be held at the head office of the Corporation.  Special meetings of the Board of Directors may be held either at a place so designated or at the head office.

Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 5

First Meeting.    The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of the Stockholders and at the place thereof.  No notice of such meeting shall be necessary to the Board of Directors in order to legally to constitute the meeting, provided a quorum be present.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 6

Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman or the President or by any Vice President or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail, facsimile transmission, electronic mail or by other form of written communication, charges prepaid, addressed to him or her at his or her address as it is shown upon the records or if such address is not readily ascertainable, at the place in which the meetings of the Board of Directors are regularly held.  In case such notice is mailed, it shall be deposited in the United States mail at least five (5) days prior to the time of the holding of the meeting.  In case such notice is hand delivered, faxed or emailed as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting.  Such mailing, faxing, emailing or delivery as above provided shall be due, legal and personal notice to such director.

Section 7

Business of Meetings.    The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though held at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8

Quorum, Adjourned Meetings.    A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.  Every act or decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.  Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board of Directors shall be as valid and effective in all respects as if passed by the Board of Directors in regular meeting.

A quorum of the Board of Directors may adjourn any meeting of the Board of Directors to meet again at a stated day and hour-provided, however, that in the absence of a quorum, a majority of the directors present at any meeting of the Board of Directors, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 9

Committees.    The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the members of the Board of Directors which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors.  The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 10

Action Without Meeting.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 11

Special Compensation.    The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Article III

Notices

Section 1

Notice of Meetings.    Notices of meetings of the Stockholders shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary or by such other person or persons as the Board of Directors shall designate.  Such notice shall state the purpose or purposes for which the meeting of the Stockholders is called and the time and the place, which may be within or without the State of Nevada, where it is to be held.  A copy of such notice shall be delivered personally to, sent by facsimile transmission or electronic mail or shall be mailed, postage prepaid, to each Stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting.  If mailed, it shall be directed to a Stockholder at his, her or its address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such Stockholder.  Personal delivery of any such notice to any officer of a Corporation or association, or to any member of a partnership shall constitute delivery of such notice to such Corporation, association or partnership.  In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2

Effect of Irregularly Called Meetings.    Whenever all parties entitled to vote at any meeting, whether of the Board of Directors or the Stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if they had been approved at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting, and such consent or approval of the Stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3

Waiver of Notice.    Whenever any notice is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article IV

Officers

Section 1

Election.    The Board of Directors shall appoint a President, a Secretary and a Treasurer and may from time to time appoint a Chairman of the Board of Directors, Vice Chairman of the Board of Directors, one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries, or such other officers as the Board of Directors may determine.  Any person may hold two or more offices.

Section 2

Chairman of the Board.    The Chairman of the Board of Directors may preside at meetings of the Stockholders and the Board of Directors, and may see that all orders and resolutions of the Board of Directors are carried into effect.

Section 3

Vice Chairman of the Board.    The Vice Chairman of the Board of Directors may, in the absence or disability of the Chairman of the Board of Directors, perform the duties and exercise the powers of the Chairman of the Board of Directors and may perform such other duties as the Board of Directors may from time to time prescribe.

Section 4

President.    The President may be the Chief Executive Officer of the Corporation and may have active management of the business of the Corporation.

Section 5

Vice President.    The Vice President may act under the direction of the President and in the absence or disability of the President may perform the duties and exercise the powers of the President.  The Vice President may perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.  The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents.  The duties and powers of the President may descend to the Vice Presidents in such specified order of seniority.

Section 6

Secretary.    The Secretary may act under the direction of the President.  Subject to the direction of the President, the Secretary may attend all meetings of the Board of Directors and all meetings of the Stockholders and record the proceedings.  The Secretary may perform like duties for the standing committees when required.  The Secretary may give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and may perform such other duties as may be prescribed by the President or the Board of Directors.

Section 7

Assistant Secretaries.    The Assistant Secretaries may act under the direction of the President.  In order of their seniority, unless otherwise determined by the President or the Board of Directors, they may, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.  They may perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 8

Treasurer.    The Treasurer may act under the direction of the President.  Subject to the direction of the President, the Treasurer may have custody of the corporate funds and securities and may keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and may deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer may disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and may render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer may give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 9

Assistant Treasurers.    The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, may, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.  They may perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 10

Compensation.    The salaries and compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 11

Removal; Resignation.    The officers of the Corporation shall hold office at the pleasure of the Board of Directors.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Article V

Capital Stock

Section 1

Certificates.    Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided by law.  Every holder of stock in the Corporation shall, upon written request to the transfer agent or registrar of the Corporation, be entitled to have a certificate signed by, or in the name of, the Corporation by the President and by the Treasurer or the Secretary, certifying the number of shares owned by him, her or it.

If a certificate is signed (1) by a transfer agent other than the Corporation or its employees or (2) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer.  The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 2

Transfer of Record Ownership.    Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 3

Surrendered, Lost or Destroyed Certificates.   The Board of Directors may direct a certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4

Record Date.    The Board of Directors may fix, in advance, a date as the record date for the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of the Stockholders or any adjournment thereof, or the Stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the Stockholders for the purpose of any other lawful action.  Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the Stockholders, nor more than sixty days prior to any other action requiring such determination of the Stockholders. A determination of Stockholders of record entitled to notice or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5

Registered Owner.    The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

Article VI

General Provisions

Section 1

Registered Office.    The registered office of the Corporation shall be in the State of Nevada.

The Corporation may also have offices at such other places both within and outside the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 2

Distributions.    Distributions upon capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors, pursuant to law.  Distributions may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

Section 3

Reserves.    Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 4

Checks; Notes.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5

Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6

Corporate Seal.    The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors.  If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Nevada".  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Article VII

Amendments

Section 1

Amendments by Board of Directors.    The Board of Directors, by a majority vote of the Board of Directors at any meeting may amend these Bylaws, including Bylaws adopted by the Stockholders, but the Stockholders may from time to time specify particular provisions of the Bylaws, which shall not be amended by the Board of Directors.

APPENDIX B

Section 191 of the Business Corporations Act (Alberta)

Shareholder’s right to dissent

191(1) Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

(b) amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

(b.1) amend its articles under section 173 to add or remove an express statement establishing the unlimited liability of shareholders as set out in section 15.2(1),

(c) amalgamate with another corporation, otherwise than under section 184 or 187,

(d) be continued under the laws of another jurisdiction under section 189, or

(e) sell, lease or exchange all or substantially all its property under section 190.

(2) A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3) In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a) at or before any meeting of shareholders at which the resolution is to be voted on, or

(b) if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder’s right to dissent.

(6) An application may be made to the Court after the adoption of a resolution referred to in subsection (1) or (2),

(a) by the corporation, or

(b) by a shareholder if the shareholder has sent an objection to the corporation under subsection (5),

to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section, or to fix the time at which a shareholder of an unlimited liability corporation who dissents under this section ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(7) If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay the shareholder an amount considered by the directors to be the fair value of the shares.

 (8) Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

(a) at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

(b) within 10 days after the corporation is served with a copy of the application, if a shareholder is the applicant.

(9) Every offer made under subsection (7) shall

(a) be made on the same terms, and

(b) contain or be accompanied with a statement showing how the fair value was determined.

(10) A dissenting shareholder may make an agreement with the corporation for the purchase of the shareholder’s shares by the corporation, in the amount of the corporation’s offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11) A dissenting shareholder

(a) is not required to give security for costs in respect of an application under subsection (6), and

(b) except in special circumstances must not be required to pay the costs of the application or appraisal.

(12) In connection with an application under subsection (6), the Court may give directions for

(a) joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

(b) the trial of issues and interlocutory matters, including pleadings and questioning under Part 5 of the Alberta Rules of Court,

(c) the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

(d) the deposit of the share certificates with the Court or with the corporation or its transfer agent,

(e) the appointment and payment of independent appraisers, and the procedures to be followed by them,

(f) the service of documents, and

(g) the burden of proof on the parties.

(13) On an application under subsection (6), the Court shall make an order

(a) fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,

(b) giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders,

(c) fixing the time within which the corporation must pay that amount to a shareholder, and

(d) fixing the time at which a dissenting shareholder of an unlimited liability corporation ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(14) On

(a) the action approved by the resolution from which the shareholder dissents becoming effective,

(b) the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder’s shares, whether by the acceptance of the corporation’s offer under subsection (7) or otherwise, or

(c) the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder’s shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15) Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

(16) Until one of the events mentioned in subsection (14) occurs,

(a) the shareholder may withdraw the shareholder’s dissent, or

(b) the corporation may rescind the resolution, and in either event proceedings under this section shall be discontinued.

(17) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

(18) If subsection (20) applies, the corporation shall, within 10 days after

(a) the pronouncement of an order under subsection (13), or

(b) the making of an agreement between the shareholder and the corporation as to the payment to be made for the shareholder’s shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(19) Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the shareholder’s notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder’s full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(20) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a) the corporation is or would after the payment be unable to pay its liabilities as they become due, or

(b) the realizable value of the corporation’s assets would by reason of the payment be less than the aggregate of its liabilities.

Form of Proxy

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
VIOSOLAR INC.

(the “Company”)

I/We being holder(s) of common shares of Viosolar Inc. hereby appoint: Rick Walchuk, the President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Director of the Company, or in the place of the foregoing,

George Young, a Director of the Company, or in the place of the foregoing,

 (print the name), as my/our proxyholder with full power of substitution and to vote in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and to vote at such proxyholder’s discretion with respect to any amendments or variations to matters referred to in the accompanying notice of the meeting as well as all other matters that may properly come before the meeting to be held at , on , 2013, at the hour of  a.m. (local time), and at any adjourned or postponed meeting, to the extent permitted by law.

Authorized Signature (s)

SIGN HERE: ______________________________________

PRINT NAME HERE: ______________________________

DATE SIGNED: ___________________________

1.	Continuance	For	Against
	To approve, as a special resolution, the continuance as described in the proxy statement/prospectus accompanying this proxy	[ ]	[ ]
2.	Election of Directors	For	Withhold
To elect the following individuals as directors of the Company
	Rick Walchuk	[ ]	[ ]
	George Young	[ ]	[ ]
3.	Appointment of Independent Registered Public Accounting Firm	For	Withhold
To appoint BF Borgers CPA PC, Certified Public Accountant, as the independent registered public accounting firm of the Company

The Board of Directors and Management recommend that shareholders vote “For” Items 1 through 3 above.

THIS PROXY MUST BE SIGNED AND DATED.

SEE IMPORTANT INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF FORM OF PROXY

1.	This proxy is solicited by and on behalf of the Management of the Company.

2.
You may appoint another person or company, who needs not be a shareholder, to attend the meeting on your behalf and vote your shares as your proxyholder by inserting the name of the person or company you wish to represent you at the meeting in the space provided on the reverse side for an alternate proxyholder.

3.
You must date this proxy and sign your name as it appears on your share certificates. When shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If you are voting on behalf of a corporation, partnership or another individual, you may be required to provide documentation evidencing your power to sign this proxy with the signing capacity stated.

4.	If this proxy is not dated in the space provided, it will be deemed to bear the date on which it is mailed by the Company.

5.
Your shares represented by this proxy will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, your shares will be voted accordingly; and if you have not specified how to vote on a particular matter, then your proxyholder can vote your shares as he or she sees appropriate. If you have appointed one of the management proxyholders named on the reverse side and you have not specified how to vote on a particular matter, the proxyholder(s) will vote your shares in the manner recommended by our board of directors on each item of business which you are entitled to vote on.

6.
This proxy confers discretion on the proxyholder with respect to any amendments or variations to matters identified in the accompanying notice of the meeting and other matters which may properly come before the meeting, to the extent permitted by law.

7.
In order to be voted, the completed proxy must be received by the Company’s transfer agent, Interwest Transfer Company Inc. by mail no later than  (Pacific time) on , 2013, or if the meeting is adjourned or postponed, no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned or postponed meeting.

Please complete, date, sign and return by mail your proxy to:

Interwest Transfer Company Inc.

1981 Murray Holladay Road, Suite 100

Salt Lake City, UT 84117

U.S.A.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Directors and Officers

The Alberta Business Corporations Act provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if (a) the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

Our bylaws provide that subject to the Alberta Business Corporations Act, we must indemnify a director or officer, a former director or officer, or a person who acts or acted at our company’s request as a director or officer of a body corporate of which our company is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of our company, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of our company. We must also indemnify such persons in such other circumstances as the Alberta Business Corporations Act permits or requires. In addition, subject to the Alberta Business Corporations Act, we may purchase and maintain insurance for the benefit of any person referred to above against any liability incurred by him in his capacity as a director or officer of our company or of any body corporate where he acts or acted in that capacity at our company’s request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Exhibits

Exhibit Number	Description
(2)	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.1*	Plan of Conversion (included as Appendix “A” to the proxy statement/prospectus)
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference to an exhibit to our registration statement on Form F-1 filed on February 16, 2005)
3.2	Articles of Amendment, amending the name of the registrant and the restrictions on share transfers (incorporated by reference to an exhibit to our report on Form 6-K filed on July 16, 2007)
3.3	Bylaws (incorporated by reference to an exhibit to our registration statement on Form F-1 filed on October 14, 2001)
(4)	Instruments Defining the Rights of Security Holders, including Indentures
4.1
Stock Option and Stock Award Plan approved and adopted by the Board of Directors and Stockholders June 21, 2007 (incorporated by reference to an exhibit to our annual report on Form 20-F filed on February 15, 2008)

4.2
Stock Option and Stock Award Plan approved and adopted by the Board of Directors and Stockholders September 23, 2009 (incorporated by reference to an exhibit to our report on Form 6-K filed on September 9, 2009)

(5)	Opinion regarding Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1	Consulting Agreement with International Securities Group, Ltd., dated August 6, 2004 (incorporated by reference to an exhibit to our registration statement on Form F-1 filed on February 26, 2005)
10.2	Office Sublease Agreement between Bruca Trading Limited and the Company (incorporated by reference to an exhibit to our annual report on Form 20-F filed on February 15, 2008)
10.3
Purchase and Sale Agreement between the Company and Energeiaki E.P.E., and Amended Articles of Incorporation of Energeiaki E.P.E., dated July 23, 2009 (incorporated by reference to an exhibit to our annual report on Form 20-F filed on March 17, 2010)

10.4	Memorandum of Understanding between the Company and Konstantntinos Papadias dated October 1, 2010 (incorporated by reference to an exhibit to our annual report on Form 20-F filed on March 17, 2010)
(23)	Consents of Experts and Counsel
23.1*	Consent of ABBM Group, Ltd LLP, Certified Public Accountants
23.2*	Consent of BF Borgers CPA PC Certified Public Accountant
23.3*	Consent of Clark Wilson LLP (included in Exhibit 5.1)
23.4*	Consent of Williams, Kastner & Gibbs PLLC
23.5*	Consent of Clark Wilson LLP
(101) April	Interactive Data File
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase
101.DEF**	XBRL Taxonomy Extension Definition Linkbase
101.LAB**	XBRL Taxonomy Extension Label Linkbase
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase
(101) July	Interactive Data File
101.INS***	XBRL Instance Document
101.SCH***	XBRL Taxonomy Extension Schema
101.CAL***	XBRL Taxonomy Extension Calculation Linkbase
101.DEF***	XBRL Taxonomy Extension Definition Linkbase
101.LAB***	XBRL Taxonomy Extension Label Linkbase
101.PRE***	XBRL Taxonomy Extension Presentation Linkbase
* Filed herewith
** Filed herewith Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability.
*** For the exhibits listed for July 31 2012 that they are incorporated by reference to our report on Form 20F/A filed on August 12, 2013.

Undertakings

The undersigned registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

5.      That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

6.      That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

7.      To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request; and

8.      To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Greece, on _____________________, 2013.

Date: _____________________, 2013	By: /s/ Rick Walchuk
Name: Rick Walchuk
Title: President and Chief Executive Officer  (principal executive officer) Chief Financial Officer (principal financial officer and principal accounting officer), President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	TITLE	DATE

/s/ Rick Walchuk	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	_____________________, 2013
Rick Walchuk

/s/ Jenifer Walchuk	Director	_____________________, 2013
Jenifer Walchuk

/s/ George S Young	Director	_____________________, 2013
George S Young